Exhibit 4.14

Dated 8 February 2013

PARAGON SHIPPING INC.
as Borrower

-and-

READING NAVIGATION CO.
DONNA MARINE CO. and
PROTEA INTERNATIONAL INC.
as Owners

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in the Schedule
as Lenders

-and-

COMMERZBANK AG
as Agent, as Arranger
and as Security Trustee

-and-

COMMERZBANK AG
as Swap Bank

AMENDING AND RESTATING AGREEMENT

relating to an amended and restated secured term loan
facility of (originally) up to US$57,000,000

Watson, Farley & Williams

Index

Clause		Page

1	Interpretation	3
2	Agreement of the Creditor Parties	3
3	Conditions Precedent	4
4	Representations and Warranties	5
5	Amendment and Restatement of Loan Agreement and other Finance Documents	6
6	Further Assurances	7
7	Fees and Expenses	7
8	Communications	8
9	Supplemental	8
10	Law and Jurisdiction	8
Schedule 1 Lenders		9
Execution Pages		10
Appendix 1 Part A Form of Amended and Restated Loan Agreement marked to indicate Amendments to the Loan Agreement		13
Part B form of Clean Version Amended and Restated Loan Agreement		14
Appendix 2 Form of Mortgage Addendum		15

THIS AGREEMENT is made on 8 February 2013

BETWEEN

(1)
PARAGON SHIPPING INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 (the "Borrower");

(2)
READING NAVIGATION CO, and PROTEA INTERNATIONAL INC., each a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia and DONNA MARINE CO., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 (together, the "Owners" and each an "Owner");

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in the Schedule as Lenders (the "Lenders");

(4)	COMMERZBANK AG, acting through its office at Domstraßle 18, 20095, Hamburg, Germany (the "Agent");

(5)	COMMERZBANK AG, acting through its office at Domstraße 18, 20095, Hamburg, Germany (the "Arranger");

(6)	COMMERZBANK AG, acting through its office at Domstraße 18, 20095, Hamburg, Germany (the "Security Trustee"); and

(7)	COMMERZBANK AG, acting through its office at Kaiserstrasse 16, 60621, Frankfurt am Main, Germany (the "Swap Bank").

BACKGROUND

(A)
By a loan agreement dated 12 August 2011 and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Arranger, (v) the Security Trustee, and (vi) the Swap Bank, the Lenders have made available to the Borrower a secured term loan facility of (originally) up to US$57,000,000.

(B)	On 18 August 2011 the Lenders advanced to the Borrower the total amount of $57,000,000 and as at the date of this Amending and Restating Agreement, the principal amount outstanding is $50,550,000.

(C)	The Borrower has requested that the Lenders:

(i)	give their consent to certain amendments to the minimum security cover requirements specified in clause 15.1 of the Loan Agreement;

(ii)
waive the application of the financial covenants set out in paragraphs (a) and (b) of clause 12.4 of the Loan Agreement and give their consent to certain amendments to the financial covenants set out in paragraphs (c) and (e) of clause 12.4 of the Loan Agreement;

(iii)
waive the application of clause 19.1(f) of the Loan Agreement in respect of any events of default in connection with the Financial Indebtedness of the Borrower (or any of its subsidiaries) created under any loan or any other credit facility agreements (as amended, supplemented or restated, the "Existing Facility Agreements") with any other bank and financial institution in respect of the Fleet Vessels and ships currently under construction executed by the Borrower (or any of its subsidiaries) prior to the date of this Agreement for a period of 30 days from the date of this Agreement;

(iv)
agree to waive the breaches of the financial covenants set out in clause 12.4 of the Loan Agreement and of the minimum security cover required to be maintained pursuant to clause 15.1 of the Loan Agreement on or prior to the Effective Date;

(v)
agree to the reduction of the Repayment Instalments falling due during the fourth financial quarter in 2012 (which, for the avoidance of doubt, has been repaid prior to the date of this Agreement) and the Financial Year ending on 31 December 2013 (the "Reduced Instalments") by an amount equal to $3,500,000 in aggregate (the "Deferred Amount") which amount shall be added to the Balloon Instalment and be repaid (at the Borrower's discretion) on or prior to the Final Repayment Date;

(vi)	consent to a reduction in the minimum liquidity to be maintained by the Group as required by clause 12.5 of the Loan Agreement;

(vii)
consent to the application of the Partial Cash Collateral Amount in or towards partial repayment of any Repayment Instalments falling due during the period commencing on 1 July 2014 and ending on 31 December 2015 subject to the terms and conditions set out in the Amended and Restated Loan Agreement; and

(viii)
consent to the application of an amount equal to $150,000 from the Partial Cash Collateral Amount towards the repayment of each Reduced Instalment subject to the Borrower first contributing an amount of $600,000 towards the same Reduced Instalment.

(D)	The Lenders' consent to the Borrower's requests referred to in Recital C above is subject to, inter alia, the following conditions:

(i)
no dividends shall be declared and/or distributed by the Borrower or make any form of investment (save for any investments funded through an equity contribution by the Borrower that does not have a negative effect on the Group's cash flow) up until 30 June 2014 without the Agent's prior written consent and following that date subject to the Borrower agreeing with the Agent the manner of prepayment of the Deferred Amount prior to the Final Repayment Date;

(ii)	the Margin being increased to 3 per cent. per annum during the period which the Deferred Amount remains outstanding;

(iii)	the Borrower paying to the Agent a non-refundable upfront fee in the amount and on the dates set out in Clause 7 of this Agreement;

(iv)	the repayment schedule applicable to the Loan being amended in the manner set out in the Amended and Restated Loan Agreement;

(v)	the provision of evidence in a form and substance satisfactory to the Agent of an equity contribution in the amount of at least $10,000,000;

(vi)
the provision of evidence acceptable to the Agent that each of the Existing Facility Agreements has been amended, supplemented or, as the case may be, restructured and any defaults under each such Existing Facility Agreement have been waived in a satisfactory manner within 30 days from the date of this Agreement; and

(vii)
the Borrower undertaking to ensure that if any of the terms, conditions and covenants contained in the Existing Facility Agreements (but excluding any amending, supplemental or restating agreement entered thereto after the date of this Agreement) are more favourable than those contained in the Amended and Restated Loan Agreement, it shall or, as the case may be, shall procure the execution of any such additional documents as may be required by the Agent so that the Lenders also receive the benefit of such favourable rights.

2

(E)
This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, at the request of the Security Parties to amend certain terms of the Loan Agreement as further set out in Clause 2.1 and to other consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

"Amended and Restated Loan Agreement" means the Loan Agreement as amended and restated by this Agreement in the form set out in Appendix 1;

"Effective Date" means the date on which the conditions precedent in Clause 3 are satisfied;

"Loan Agreement" means the loan agreement referred to in Recital (A); and

"Mortgage Addendum" means, in respect of each Mortgage, an addendum thereto to be executed by the relevant Owner in favour of the Security Trustee in the form set out in Appendix 2 and, in the plural, means all of them.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders

The Lenders agree, subject to and upon the terms and conditions of this Agreement, to:

(a)	change the loan to value ratio requirements set out in clause 15.1 of the Loan Agreement;

(b)	waive in their entirety or, as the case may be, adjust the financial covenants contained in clause 12.4 of the Loan Agreement;

(c)	amend the manner of repayment of the Loan;

(d)
waive the application of clause 19.1(f) of the Loan Agreement in respect of any events of default in connection with the Financial Indebtedness of the Borrower (or any of its subsidiaries) created under any Existing Facility Agreements for a period of 30 days from the date of this Agreement;

3

(e)
waive the breaches of the financial covenants set out in clause 12.4 of the Loan Agreement and of the minimum security cover required to be maintained pursuant to clause 15.1 of the Loan Agreement on or before the Effective Date;

(f)
the reduction of the Reduced Instalments by an amount equal to the Deferred Amount to be distributed equally between each such Reduced Instalment (including, for the avoidance of doubt, the Reduced Instalment payable during the fourth financial quarter in 2012);

(g)
the reduction of the minimum liquidity required to be maintained by the Borrower pursuant to clause 12.5 of the Loan Agreement and allow the Borrower to use the Partial Cash Collateral Amount (or any relevant part thereof) in or towards the repayment of the Repayment Instalments referred to in paragraphs (h) and (i) of this Clause 2.1;

(h)
consent to the application of the Partial Cash Collateral Amount (or any relevant part thereof) in or towards partial repayment of any Repayment Instalments falling due during the period commencing on 1 July 2014 and ending on 31 December 2015 subject to the terms and conditions set out in the Amended and Restated Loan Agreement;

(i)	consent to the application of an amount equal to $150,000 from the Partial Cash Collateral Amount towards the repayment of each Reduced Instalment; and

(j)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraphs (a) to (i) above.

2.2	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the amendments to the Loan Agreement referred to in Clause 2.1 and to all other consequential amendments to the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date

The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General

The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent.

The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the date of this Agreement or such later date as the Agent may agree with the Borrower and the other Security Parties:

(a)
documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 4, Part A to the Loan Agreement in relation to the Borrower and each Owner in connection with their execution of this Agreement and the Mortgage Addenda, updated with appropriate modifications to refer to this Supplemental Agreement;

(b)	an original of this Agreement duly executed by the parties to it and counter-signed by the Approved Manager;

4

(c)
documentary evidence that each Mortgage Addendum has been duly recorded against the Ship to which that Mortgage Addendum relates as a valid addendum to the Mortgage on that Ship according to the laws of the Republic of Liberia and, in the case of "PEARL SEAS", the Republic of Marshall Islands;

(d)	favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and Liberia and such other relevant jurisdictions as the Agent may require;

(e)	payment to the Agent of the first instalment of the fee set out in Clause 7;

(f)	evidence in a form and substance satisfactory to the Agent of an equity contribution in the amount of at least $10,000,000;

(g)	evidence that an amount of not less than $2,850,000 is standing to the credit of the Reserve Account;

(h)	documentary evidence that the agent for service of process named in clause 30 of the Loan Agreement has accepted its appointment on behalf of the Borrower under the Shares Security Deed; and

(i)	any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Agent may request by notice to the Borrower prior to the Effective Date.

3.3	Waiver of conditions precedent

If the Agent (with the authorisation of the Lenders) consents to the request of the Borrower before certain of the conditions referred to in paragraph 3 above are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 days after the date of this Agreement (or such longer period as the Agent (with the authorisation of the Lenders) may specify in writing).

3.4	Condition subsequent

The Borrower will send to the Agent as soon as possible, but in no event later than 30 days after the date of this Agreement, documentary evidence in form and substance acceptable to the Agent, that all Existing Facility Agreements have been restructured or, as the case may be, amended and supplemented and any defaults under each such Existing Facility Agreement have been waived in a satisfactory manner and with the approval of all banks and financial institutions which are parties to the Existing Facility Agreements. Failure by the Borrower to do so by such time will be an Event of Default under the Loan Agreement.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties

The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement (other than Clause 10.10), as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2	Repetition of Finance Document representations and warranties

The Borrower and each Owner represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and restated by this Agreement and updated with

5

appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement

With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Loan Agreement; and, as so amended and restated, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

5.2	Amendments to the Master Agreement

With effect on and from the Effective Date the Master Agreement shall be, and shall be deemed by this Agreement to be, amended so that the definition of, and references throughout to, the Loan Agreement and the Credit Support Documents (as defined in the Master Agreement) shall be construed as if the same referred to the Loan Agreement and those Credit Support Documents (as defined in the Master Agreement) as amended or supplemented by this Agreement, each Mortgage Addendum and, as so amended the Master Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended.

5.3	Amendments to the Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement and the Mortgages which are amended and supplemented by the Mortgage Addenda, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Master Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Master Agreement and those Finance Documents as amended and restated or supplemented by this Agreement;

(b)
the definitions of, and references throughout each of the Finance Documents to, a Mortgage or to the Mortgages shall be construed as if the same referred to such Mortgage or Mortgages as amended and supplemented by the relevant Mortgage Addendum; and

(c)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.4	Finance Documents to remain in full force and effect

The Finance Documents other than the Loan Agreement shall remain in full force and effect as amended by:

(a)	the amendments contained or referred to in Clause 5.3 and the Mortgage Addenda; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6

6	FURTHER ASSURANCES

6.1	Borrower's and each Security Party's obligation to execute further documents etc.

The Borrower and each Owner shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Security Trustee may, by notice to the Borrower or that Security Party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Agent intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and restated or supplemented by this Agreement, or by the Mortgage Addenda; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Security Trustee may specify the terms of any document to be executed by the Borrower or the relevant Owner under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action

At the same time as the Borrower or any Security Party delivers to the Security Trustee any document executed under Clause 6.1(a), the Borrower or any Security Party shall also deliver to the Security Trustee a certificate signed by the Secretary of the Borrower or that Owner which shall:

(a)	set out the text of a resolution of the Borrower's or that Owner's directors specifically authorising the execution of the document specified by the Security Trustee; and

(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower's or that Owner's articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1	Fees

7

7.2	The Borrower shall pay to the Agent a non-refundable up-front fee of $256,500 in four instalments as follows:

(a)	the amount of $102,600 has been paid on 11 January 2013 (being the date of acceptance of the Agent's commitment letter dated 14 December 2012); and

(b)	three equal instalments in the amount of $51,300 each shall be paid, respectively, on 29 March 2013, 30 June 2013 and 30 September 2013.

7.3	Expenses

The provisions of clause 20 (fees and expenses) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1	General

The provisions of clause 28 (notices) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts

This Agreement may be executed in any number of counterparts.

9.2	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

This Agreement has been duly executed and delivered as a deed on the date stated at the beginning of this Agreement.

8

SCHEDULE 1 LENDERS

Lender	Lending Office

COMMERZBANK AG	Domstraße 18
20095 Hamburg
Germany

9

EXECUTION PAGES

BORROWER	)
)
EXECUTED and DELIVERED as a DEED	)
by PARAGON SHIPPING INC.	)
acting by Robert Perri and Maria Stefanou	)	/s/ Robert Perri	/s/ Maria Stefanou
its duly authorised	)
attorney-in-fact in the presence of:	)
/s/ Erica Lacombe Erica Lacombe Watson, Farley & Williams 89 Akti Miaouli Piraeus 185 38 - Greece

OWNERS	)
)
EXECUTED and DELIVERED as a DEED	)
by READING NAVIGATION CO.	)
acting by Maria Stefanou	)	/s/ Maria Stefanou
its duly authorised	)
attorney-in-fact in the presence of: /s/ Erica Lacombe Erica Lacombe Watson, Farley & Williams 89 Akti Miaouli Piraeus 185 38 - Greece	)

EXECUTED and DELIVERED as a DEED	)
by DONNA MARINE CO.	)
acting by Maria Stefanou	)	/s/ Maria Stefanou
its duly authorised	)
attorney-in-fact in the presence of:	)
/s/ Erica Lacombe Erica Lacombe Watson, Farley & Williams 89 Akti Miaouli Piraeus 185 38 - Greece

EXECUTED and DELIVERED as a DEED	)
by PROTEA INTERNATIONAL INC.	)
acting by Maria Stefanou	)	/s/ Maria Stefanou
its duly authorised	)
attorney-in-fact in the presence of:	)
/s/ Erica Lacombe Erica Lacombe Watson, Farley & Williams 89 Akti Miaouli Piraeus 185 38 - Greece

LENDERS

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by Vassiliki Georgopoulous	)	/s/ Vassiliki Georgopoulous
its duly authorised	)
attorney-in-fact in the presence of:	)
/s/ Erica Lacombe Erica Lacombe Watson, Farley & Williams 89 Akti Miaouli Piraeus 185 38 - Greece

AGENT

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by Vassiliki Georgopoulous	)	/s/ Vassiliki Georgopoulous
its duly authorised	)
attorney-in-fact in the presence of: /s/ Erica Lacombe Erica Lacombe Watson, Farley & Williams 89 Akti Miaouli Piraeus 185 38 - Greece	)

10

ARRANGER

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by Vassiliki Georgopoulous	)	/s/ Vassiliki Georgopoulous
its duly authorised	)
attorney-in-fact in the presence of: /s/ Erica Lacombe Erica Lacombe Watson, Farley & Williams 89 Akti Miaouli Piraeus 185 38 - Greece	)

SECURITY TRUSTEE

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by Vassiliki Georgopoulous	)	/s/ Vassiliki Georgopoulous
its duly authorised	)
attorney-in-fact in the presence of:	)
/s/ Erica Lacombe Erica Lacombe Watson, Farley & Williams 89 Akti Miaouli Piraeus 185 38 - Greece

SWAP BANK

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by Vassiliki Georgopoulous	)	/s/ Vassiliki Georgopoulous
its duly authorized	)
attorney-in-fact in the presence of:	)
/s/ Erica Lacombe Erica Lacombe Watson, Farley & Williams 89 Akti Miaouli Piraeus 185 38 - Greece

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COUNTERSIGNED this 8th day of February 2013 by the following party which by its execution hereof, confirms and, acknowledges that it has read and understood the terms and conditions of this Agreement, that it agrees in all respects to the same and that the Finance Document or Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and the Master Agreement.

/s/ Maria Stefanou
Maria Stefanou
for and on behalf of
ALLSEAS MARINE S.A.

12

APPENDIX 1

PART A

FORM OF AMENDED AND RESTATED LOAN AGREEMENT MARKED TO INDICATE AMENDMENTS TO THE LOAN AGREEMENT

Amendments are indicated as follows:

1	additions are indicated by underlined text; and

2	deletions are shown by strike-through text.

13

Date 12 August 2011
as amended and restated by the Amending and Restating Agreement dated February 2013

PARAGON SHIPPING INC.
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

COMMERZBANK AG
as Agent, Arranger and as Security Trustee

- and -

COMMERZBANK AG
as Swap Bank

LOAN AGREEMENT

relating to a secured term loan facility of (originally).
up to US$57,000,000 to refinance existing indebtedness of
the Borrower secured on
m.vs. "DIAMOND SEAS", "PEARL SEAS"
and "SAPPHIRE SEAS"

Watson, Farley & Williams

Index

Clause		Page

1.	Interpretation	1
2	Facility	17
3	Position of the Lenders, the Swap Bank and the Majority Lenders	18
4	Drawdown	19
5	Interest	20
6	Interest Periods	22
7	Default Interest	23
8	Repayment and Prepayment	24
9	Conditions Precedent	28
10	Representations and warranties	29
11	General Undertakings	31
12	Corporate Undertakings	36
13	Insurance	40
14	Ship Covenants	45
15	Security Cover	50
16	Payments and Calculations	51
17	Application of Receipts	53
18	Application of Earnings	54
19	Events of Default	56
20	Fees and Expenses	61
21	Indemnities	62
22	No Set-Off or Tax Deduction	64
23	Illegality, etc	65
24	Increased Costs	66
25	Set-Off	67
26.	Transfers and changes in Lending Offices	68
27	Variations and Waivers	72
23	Notices	73
29	Supplemental	75
30	Law and Jurisdiction	75
Schedule 1 Lenders		77
Schedule 2 Details of Ships and Owners		78
Schedule 3 condition Precedent Documents		79
Schedule 4 Transfer Certificate		83
Schedule 5 Form of Compliance Certificate		86
Schedule 6 Mandatory Cost Formula		88
Schedule 7 Designation Notice		90
Execution pages		91

THIS LOAN AGREEMENT is originally made on 12 August 2011 as amended and restated by the Amending and Restating Agreement dated 8 February 2013

BETWEEN:

(1)
PARAGON SHIPPING INC. a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	COMMERZBANK AG acting through its office at Domstraße 18, 20095, Hamburg, Germany, as Agent;

(4)	COMMERZBANK AG acting through its office at Domstraße 18, 20095, Hamburg, Germany, as Arranger;

(5)	COMMERZBANK AG acting through its office at Domstraße 18, 20095, Hamburg, Germany, as Security Trustee;

(6)	COMMERZBANK AG acting through its office at Kaiserstrasse 16, 60621 Frankfurt am Main, Germany, as Swap Bank.

WHEREAS

(A)
The Lenders have ~~agreed to make~~ made available to the Borrower a secured term loan facility in an amount of up ~~to the lesser of (a)~~US$57,000,000 ~~and (b) 70 per cent. of the aggregate Initial Market Value of m.vs "DIAMOND SEAS", "PEARL SEAS" and "SAPPHIRE SEAS" (the "Ships")~~ for the purposes of refinancing the existing indebtedness of the Borrower secured on the Ships (as defined below).

(B)	The Swap Bank has agreed to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower's exposure under this Agreement to interest rate fluctuations.

(C)	The Lenders and the Swap Bank have agreed to share pari passu in the security to be granted to the Security Trustee pursuant to this Agreement.

(D)	By the Amending and Restating Agreement (as defined below) the Creditor Parties agreed to certain amendments to the Loan Agreement, the Master Agreement and the Finance Documents.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions~~.~~

~~1.1~~ Subject to Clause 1.5, in this Agreement:

"Account" means  each of the Earnings Accounts, the Retention Account and the Reserve Account and, in the plural, means all of them;

"Affected Lender" has the meaning given in Clause 5.7(c);

"Agency and Trust Deed" means the agency and trust deed ~~executed or to be~~ dated 12 August 2011 executed between the Borrower, the Lenders, the Agent, the Security Trustee, the Arranger and the Swap Bank in the Agreed Form;

"Agent" means Commerzbank AG and any of its successors including, without limitation, any successor appointed under clause 5 of the Agency and Trust Deed;

"Agreed Form" means, in relation to any document, that document in the form approved in writing by the Agent (acting on the instructions of the Lenders) or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document;

"Amending and Restating Agreement" means the amending and restating agreement dated  8 February 2013 and made between (i) the Borrower, (ii) the Owners, (iii) the Lenders, (iv)  the Agent, (v) the Arranger, (vi) the Security Trustees and (vii) the Swap Bank;

"Applicable Accounts" means, as at the date of calculation or, as the case may be, in respect of an accounting period, the annual audited consolidated accounts and financial statements of the Group or the quarterly unaudited accounts and financial statements of the Group, in each case, which the Borrower is obliged to deliver to the Agent pursuant to Clause 11.6;

"Approved Broker" means each of H. Clarkson & Company Limited of London, England, Barry Rogliano Salles S.A. of Paris, France, R.S. Platou Shipbrokers A.S. of Oslo, Norway, Arrow Sale & Purchase (UK) Ltd. of London, England, Simpson Spence & Young of London, England, Fearnley AS of Oslo, Norway ~~and~~, Galbraith's Limited of London, England, Breamar Seascope (London), Maersk Brokers K.S.;

"Approved Charter" means, in relation to ~~:~~ "PEARL SEAS", a time charterparty dated 16 November 2011 and made between Donna and the Approved Charterer (as amended and supplemented from time to time) pursuant to which  "PEARL SEAS" is time chartered by Donna to the Approved Charterer for a time period of at least 22 months at a gross daily charter hire rate of at lease $12,125 and on such other terms approved by the Agent prior to this Agreement;

~~(a)~~
~~"DIAMOND SEAS", a time charter party dated 12 March 2007 (as amended  and supplemented form time to time) and made between Reading and the relevant Approved Charterer for a time period of at least 2 years at a gross daily charter hire rate of at least $16,250 and on such other terms approved by the Agent prior to this Agreement;~~

~~"PEARL SEAS", a recap dated 23 June 2011 and made between Donna and the relevant Approved Charterer (and to be documented in a time charter to be entered into between Donna and the relevant Approved Charterer) (as amended and supplemented from time to time) pursuant to which (b) "PEARL SEAS" is time chartered by Donna to the relevant Approved Charterer for a time period of at least 4 months at a gross daily charter hire rate of at least $13,000 and on such other terms approved by the Agent prior to this Agreement; and~~

~~(c)~~
~~"SAPPHIRE SEAS," a time charter party dated 4 November 2009 (as amended and supplemented from time to time) and made between Protea and the relevant Approved Charter for a time period of at least 2 years at a gross daily charter hire rate of at least $13,700 and on such other terms approved by the Agent prior to this Agreement,~~

~~and, in the plural, means all of them;~~

"Approved Charter Assignment" means-, in relation to ~~an~~ the Approved Charter, a specific deed of assignment of the rights of the Owner of the relevant Ship in respect of that Approved Charter, in the Agreed Form;

"Approved Charterer" means, in relation to ~~:~~ "PEARL SEAS", Cargill International SA, a company incorporated in Geneva;

~~(a)~~	~~"DIAMOND SEAS", Bunge S.A., a company incorporated in Geneva, Switzerland;~~

~~(b)~~	~~"PEARL SEAS", Global Maritime Investments, Limited, a company incorporated in the Cayman Islands, and~~

~~(c)~~	~~"SAPPHIRE SEAS", STX Pan Ocean (UK) Co., Ltd., a company incorporated in London, England;~~

~~and, in the plural, means all of them;~~

"Approved Flag" means the flag of any country which is a member of the European Union, the Marshall Islands flag, the Liberian flag or such other flag as the Agent may, in its sole and absolute discretion, approve as the flag on which a Ship shall be registered;

"Approved Flag State" means any country which is a member of the European Union, the Marshall Islands, Liberia or any other country in which the Agent, may in its sole and absolute discretion, approve that a Ship be registered;

"Approved Manager" means, in relation to each Ship, Aliseas Marine S.A. a corporation organised and existing under the laws of the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia and maintaining a ship management office at 15 Karamanli Avenue, 166 73 Voula, Greece or any other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the technical and/or commercial manager of a Ship;

"Arranger" means Commerzbank AG acting through its office at Domstraße 18, 20095, Hamburg, Germany,

~~"Availability Period" means the period commencing on the date of this Agreement and ending on:~~

~~(a)~~	~~30 October 2011 or such later date as the Agent may, with the authorization of all the Lenders, agree with the Borrower; or~~

~~(b)~~	~~if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated;~~

"Balloon Instalment" has the meaning given to that term in Clause 8.1;

"Bodouroglou Family" means, together, each of the following:

(a)	Mr. Michael Bodouroglou;

(b)	all the lineal descendants in direct line of Mr. Michael Bodouroglou;

(c)	a husband or wife, or former husband or wife, or widower or widow of any of the above persons;

(d)	the estates, trusts or legal representatives of any of the above persons (whether controlled by any of them or being the beneficiaries of any of them); and

(e)
each company (other than a member of the Borrower's Group) legally or beneficially owned or (as the case may be) controlled by one or more of the persons or entities which would fall within paragraphs (a) to (e) of this definition, and each one of the above shall be referred to as "a member of the Bodouroglou Family";

"Borrower" means Paragon Shipping Inc., a corporation incorporated in the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960;

"Business Day" means a day on which banks are open in London, Athens, Hamburg and any other city in which a Lender is incorporated or maintains its lending office and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

"Charterparty Assignment" means, in relation to each Ship, an assignment of the rights of the Owner of that Ship under any charterparty or other contract of employment referred to in Clause 14.17 executed or to be executed by the relevant Owner in favour of the Security Trustee, in each case, in the Agreed Form and, in the plural, means all of them;

~~"Commitment" means, in relation to a Lender, the amount set opposite its name in the Schedule 1 or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total Commitments" means the aggregate of the Commitments of all the Lenders);~~

"Compliance Certificate" means a certificate in the form set out in Schedule 6 (or in any other form which the Agent approves or reasonably requires) to be provided at the times and in the manner set out in Clause 12.7;

"Compliance Date" means 31 March, 30 June, 30 September and 31 December in each calendar year (or such other dates as of which the Borrower prepares the consolidated financial statements which it is required to deliver pursuant to Clause 11.6);

"Contractual Currency" has the meaning given in Clause 21.5;

"Confirmation" and "Early Termination Date" in relation to any continuing Designated Transaction, have the meanings given in the Master Agreement;

"Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender;

"Creditor Party" means the Agent, the Arranger, the Security Trustee, the Swap Bank or any Lender, whether as at the date of this Agreement or at any later time;

"Debt" means the aggregate (without double counting) of secured or unsecured bank loans, finance lease obligations, bonds and any other financial obligations included as a liability on the balance sheet in terms of IFRS, but excluding the mark to market of swaps and other derivative instruments and excluding contingent liabilities as shown in the Applicable Accounts;

"Deed of Covenant" means a deed of covenant collateral to a mortgage on a Ship to be executed in favour of the Security Trustee by the Owner of the relevant Ship in the Agreed Form and, in the plural, means all of them;

"Deferred Amount" has the meaning given in Clause 8.15;

"Designated Transaction" means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrower pursuant to the Master Agreement with the Swap Bank which, at the time the Transaction is entered into, is also a Lender;

(b)
its purpose is the hedging of the Borrower's exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the final Repayment Date; and

(c)
it is designated by the Borrower, by delivery by the Borrower to the Agent of a notice of designation in the form set out in Schedule 8, as a Designated Transaction for the purposes of the Finance Documents;

~~"Dividend Payment Date" means in respect of each quarterly period during each Financial Year, a date (being a Business Pay) after the end of the relevant preceding financial quarter when the Borrower pays dividends to its shareholders;~~

"Dollars" and "$" means the lawful currency for the time being of the United States of America;

"Drawdown Date" means the date ~~requested by the Borrower for the Loan to be advanced, or (as the context requires) the date~~ on which the Loan ~~is~~ was actually advanced~~;~~ to the Borrower;

~~"Drawdown Notice" means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires);~~

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to the relevant Owner or the Security Trustee in the event of requisition of that Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances; and

(c)
if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

"Earnings Account" means, in relation to a Ship, an account in the name of the Owner of that Ship with the Agent designated "[name of Ship] - Earnings Account", or any other account (with that or another office of the Agent which is designated by the Agent as the Earnings Account for that Ship for the purposes of this Agreement and, in the plural, means all of them;

"Earnings Account Pledge" means, in relation to an Earnings Account, an agreement creating security in favour of the Security Trustee over that account in the Agreed Form and, in the plural, means all of them;

"EBITDA" means, as at the date of calculation or, as the case may be, for any accounting period, the consolidated net income of the Group for that accounting period:

(a)	plus, to the extent deducted in computing consolidated net income of the Group for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign taxes and tax distributions;

(ii)	Net Interest Expenses; and

(iii)	depreciation, depletion, amortisation of intangibles and other non-cash charges or non-cash losses (including, without limitation, non-cash transaction expenses and the amortisation of debt discounts) and any extraordinary losses not incurred in the ordinary course of business;

(b)
minus, to the extent added in computing consolidated net income of the Group for that accounting period, any non-cash income or non-cash gains and any extraordinary gains not incurred in the ordinary course of business;

all determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Group in the Applicable Accounts;

"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

"Environmental Incident" means, in relation to a Ship:

(a)	any release of Environmentally Sensitive Material from that Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship or the Owner thereof and/or any operator or manager is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where the Owner thereof and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

"Event of Default" means any of the events or circumstances described in Clause 19.1;

"Existing Facility Agreements" has the meaning given in Clause 11.21;

"Existing Indebtedness" means, at any date the outstanding Financial Indebtedness of the Borrower under a loan agreement dated 29 November 2007 and made between (i) the Borrower, (ii) the banks and financial institutions listed in schedule 1 thereto as lenders and

(iii) Commerzbank AG as swap bank, agent, arranger and security trustee in respect of a revolving credit facility of (originally) $250,000,000;

"Final Repayment Date" means ~~the date falling on the sixth anniversary of the drawdown date~~18 August 2017;

"Finance Documents" means:

(a)	this Agreement;

(b)	the Amending and Restating Agreement;

(c)	~~(b)~~the Agency and Trust Deed;

(d)	~~(c)~~the Guarantees;

(e)	~~(d)~~the Master Agreement Assignment;

(f)	~~(e)~~the Mortgages;

(g)	~~(f)~~the General Assignments;

(h)	~~(g)~~the Deeds of Covenant;

(i)	~~(h)~~the Shares Security Deeds;

(j)	~~(i)~~the Earnings Account Pledges;

(k)	~~(j)~~the Retention Account Pledge;

(l)	~~(k)~~the Reserve Account Pledge;

(m)	~~(l)~~the Approved Charter Assignments;

(n)	~~(m)~~any Charterparty Assignment;

(o)	~~(n)~~the Manager's Undertakings; and

(p)
~~(o)~~any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower, any Owner or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amounts payable to the Lenders and/or the Swap Bank under this Agreement or any of the documents referred to in this definition;

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

"Financial Year" means, in relation to the Group, each period of 1 year commencing on 1 January in respect of which its consolidated accounts are or ought to be prepared;

"Fleet Vessels" means, together, all of the vessels (including, but not limited to, the Ships) from time to time owned by members of the Group;

"GAAP" means generally accepted accounting principles in the United States of America, including IFRS;

"General Assignment" means, in relation to a Ship, a general assignment of the Earnings, the Insurances and any Requisition Compensation of that Ship dated 18 August 2011 in the Agreed Form and, in the plural, means all of them;

"Group" means the Borrower and its subsidiaries (whether direct or indirect and including, but not limited to, the Owners) from time to time during the Security Period and "member of the Group" shall be construed accordingly;

"Guarantee" means, in relation to each Owner, a guarantee ~~to be~~dated 18 August 2011 given by that Owner in favour of the Security Trustee guaranteeing the obligations of the Borrower under (inter alia) this Agreement, the Master Agreement and the other Finance Documents in the Agreed Form and, in the plural, means all of them;

"IACS" means the International Association of Classification Societies;

"IFRS" means international accounting standards within the meaning of the IAS Regulations 1606/2002 to the extent applicable to the relevant financial statements;

~~"Initial Market Value" means, in relation to each Ship, the market value thereof calculated in accordance with paragraph 5 of Schedule 4, Part B;~~

"Insurances" means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, her Earnings or otherwise in relation to the Ship; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

"Interest Period" means a period determined in accordance with Clause 6;

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code);

"IPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time;

"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code;

"Lender" means, subject to Clause 26.6, a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Borrower under Clause 26.14) or its transferee, successor or assignor;

"LIBOR" means, for Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on REUTERS BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this Agreement), "REUTERS BBA Page LIBOR 01" means the display designated as "REUTERS BBA Page LIBOR 01" on the Reuters Money News Services or such other page as may replace REUTERS BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on REUTERS BBA Page LLBOR 01, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Agent by each Reference Bank to be the rate per annum at which deposits in Dollars are offered to that Reference Bank by leading banks in the London Interbank Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it and, if any such rate is below zero, LIBOR shall be deemed to be zero;

"Liquid Assets" means, at any relevant time hereunder, the aggregate of:

(a)	cash in hand or held with banks or other financial institutions of the Borrower and/or any other member of the Group and restricted cash in Dollars or another currency freely convertible into Dollars;

(b)
the market value of transferable certificates of deposit in a freely convertible currency acceptable to the Lenders (being for the purposes of this Agreement, Dollars, Japanese Yen, Swiss Francs, Euros or Sterling) issued by a prime international bank; and

(c)
the market value of equity securities (if and to the extent that the Agent is satisfied that such equity securities are readily saleable for cash and that there is a ready market therefor) and investment grade debt securities which are publicly traded on a major stock exchange or investment market (valued at market value as at any applicable date of determination);

in each case owned by the Borrower or any other member of the Group where:

(i)	the market value of any asset specified in paragraph (b) and (c) shall be the bid price quoted for it on the relevant calculation date by the Agent; and

(ii)
the amount or value of any asset denominated in a currency other than Dollars shall be converted into Dollars using the Agent's spot rate for the purchase of Dollars with that currency on the relevant calculation date;

"Loan" means the principal amount for the time being outstanding under this Agreement;

"Major Casualty" means, in relation to each Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or, the equivalent in any other currency;

~~(a)~~	~~before the Loan has been advanced, Lenders whose Commitments total at least 66 2/3 per cent. of the Total Commitments; and~~

~~:~~

"Majority Lenders" means~~(b) after the Loan has been made,~~ Lenders whose Contributions total 66 2/3 per cent. of the Loan;

"Manager's Undertaking" means, in relation to a Ship, a letter of undertaking ~~executed or to be~~ dated 18 August 2011 executed by the Approved Manager in favour of the Security Trustee in the Agreed Form agreeing certain matters in relation to the management of that Ship and subordinating the rights of the Approved Manager against the Ship and the Owner thereof to the rights of the Creditor Parties under the Finance Documents and the Master Agreement and, in the plural, means all of them;

"Management Agreement" means, in relation to a Ship, an agreement ~~made or to be~~ made between the Owner of that Ship and the Approved Manager in respect of the commercial and technical management of the Ship and, in the plural, means all of them;

"Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 7;

"Margin" means~~2.35 per cent. per annum;~~:

(a)	at any time during the Deferred Amount remains outstanding, 3.00 per cent. per annum; and

(b)	at all other times, 2.35 per cent per annum;

"Market Value" means, in relation to each Ship and each Fleet Vessel, the market value thereof calculated in accordance with Clause 15.3;

"Market Value Adjusted Net Worth" means Paid-Up Capital plus General Reserves plus Retained Earnings adjusted to reflect the difference between the book values of the Fleet Vessels and the Market Values of all Fleet Vessels at any relevant time;

"Master Agreement" means the master agreement (on the 1992 or, as the case may be, 2002 ISDA (Multicurrency - Crossborder) form) in the Agreed Form made between the Borrower and the Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement;

"Master Agreement Assignment" means, the assignment of the Master Agreement in the Agreed Form;

"Maximum Net Debt" means, in respect of any relevant period, the Debt as reduced by the amount of the cash and cash equivalents as shown in the latest Applicable Accounts;

"Mortgage" means, in relation to a Ship, the first preferred or, as the case may be, priority ship mortgage on the Ship dated 18 August 2011 under the relevant Approved Flag State executed by the Owner of that Ship in favour of the Security Trustee, each in the Agreed Form and, in the plural, means all of them;

"Mortgage Addendum" means, in respect of each Mortgage, an addendum thereto executed or to be executed by the relevant Owner in favour of the Security Trustee each in the Agreed Form and, in the plural, means all of them;

"Negotiation Period" has the meaning given in Clause 5.10;

"Net Interest Expenses" means, in respect of any relevant period, the aggregate of all interest, commitment and other fees, commissions, discounts and other costs, charges or expenses accruing due from all the members the Group during that accounting period less interest income received, determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Group in the Applicable Accounts;

"Notifying Lender" has the meaning given in Clause 23.1 or Clause 24.1 as the context requires;

"Owner" means, in relation to:

(a)	"DIAMOND SEAS", Reading Navigation Co., a corporation incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia~~;~~,

(b)
"PEARL SEAS", Donna Marine Co., a corporation incorporated in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960; and

(c)	"SAPPHIRE SEAS", Protea International Inc., a corporation incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia each being a corporation which is a direct or indirect wholly-owned subsidiary of the Borrower and, in the plural, means all of them;

"Paid-Up Capital", "General Reserves" and "Retained Earnings" have the meanings ascribed to them in the Applicable Accounts;

"Payment Currency" has the meaning given in Clause 21.5;

"Permitted Security Interests" means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid crew's wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Owner in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.13(f);

(f)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the relevant Owner is prosecuting or defending such action in good faith by appropriate steps; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment other than taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

"Pertinent Jurisdiction", in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company's central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

"Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, would constitute an Event of Default;

"Quotation Date" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

"Reference Banks" means, subject to Clause 26.16, the branch of Commerzbank AG at Domstraβe 18, 20095, Hamburg, Germany and the London branch of any other bank or financial institution selected by the Agent;

"Relevant Percentage" has the meaning given to that term in Clause 15.1;

"Relevant Person" has the meaning given to that term in Clause 19.9;

"Repayment Instalment" has the meaning given to that term in Clause 8.1;

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss";

"Reserve Account" means an account in the name of the Borrower with the Agent in Hamburg designated "Paragon Shipping Inc. - Reserve Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Reserve Account for the purposes of this Agreement;

"Reserve Account Pledge" means a pledge agreement creating security in favour of the Security Trustee in respect of the Reserve Account in the Agreed Form;

"Retention Account " means an account in the name of the Borrower with the Agent in Hamburg designated "Paragon Shipping Inc. - Retention Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Retention Account for the purposes of this Agreement;

"Retention Account Pledge" means a pledge agreement creating security in favour of the Security Trustee in respect of the Retention Account in the Agreed Form;

"Secured Liabilities" means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or by virtue of the Finance Documents or the Master Agreement or any judgment relating to the Finance Documents or the Master Agreement; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

"Security Interest" means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the rights of the plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar step taken; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

"Security Party" means each Owner, the Approved Manager and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the final paragraph of the definition of "Finance Documents";

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower, the Security Parties and the Lenders that:

(a)	all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents or the Master Agreement have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or the Master Agreement;

(c)
neither the Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 below or any other provision of this Agreement, another Finance Document or the Master Agreement; and

(d)
the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document or the Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or the Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document or the Master Agreement;

"Security Trustee" means Commerzbank AG and any of its successors including, without limitation, any successor appointed under clause 5 of the Agency and Trust Deed;

"Shares Security Deed" means, in relation to an Owner, a deed creating security over the share capital of that Owner dated 18 August 2011 in the Agreed Form and, in the plural, means all of them;

"Ships" means, together, the ships referred to in Schedule 2 and, in the singular, means any of them;

"Six Months' Debt Service" means, at any date of determination, the amount of principal and interest in respect of the Financial Indebtedness of the Group payable during the consecutive 6-month period immediately following the date of determination and, for the purposes of this definition, interest for such 6-month period shall be applicable interest rate for such Financial Indebtedness;

"SMC" means a safety management certificate issued in respect of a Ship in accordance with Rule 13 of the ISM Code;

"Swap Bank" means Commerzbank AG acting through its office at Kaiserstrasse 16, 60621, Frankfurt am Main, Germany;

"Swap Exposure" means, as at any relevant date, the amount certified by the Swap Bank to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrower to the Swap Bank under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and the Swap Bank;

"Total Assets" means, as at the relevant date, the aggregate value of all current assets, fixed assets, and other assets and restricted cash of the Group (valued in accordance with GAAP);

~~"Total Liabilities" means, as at the date of calculation, the aggregate Financial Indebtedness of the Group (but excluding the Borrower's exposure to any derivative transactions of up to US$10,000,000);~~

"Total Loss" means, in relation to each Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority;

(c)	any condemnation of the Ship by any tribunal;

(d)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless she is within 90 days redelivered to the full control the relevant Owner;

"Total Loss Date" means:

(a)	in the case of an actual loss of a Ship, the date on which it occurred or, if that is unknown, the date falling 10 days after when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of a Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Owner, with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

"Transfer Certificate" has the meaning given in Clause 26.2;

"Transaction" has the meaning given in the Master Agreement; and

"Trust Property" has the meaning given in clause 3.1 of the Agency and Trust Deed.

1.2	Construction of certain terms~~.~~

In this Agreement:

"approved" means, for the purposes of Clause 13, approved in writing by the Agent;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any partnership, joint venture and unincorporated association;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

"document" includes a deed; also a letter, fax or telex;

"excess risks" means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of her insured value being less than the value at which that Ship is assessed for the purpose of such claims;

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

"law" includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"months" shall be construed in accordance with Clause 1.3;

"obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower and/or the Owner owning the Ship is obliged to effect, under Clause 13 below or any other provision of this Agreement or another Finance Document;

"parent company" has the meaning given in Clause 1.4;

"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in this clause 6 of the International Time Clauses (1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/1983) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

"regulation" includes any regulation, rule, official directive, request or guideline (either having the force of law or compliance with which is reasonable in the ordinary course of business of the party concerned) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

"subsidiary" has the meaning given in Clause 1.4;

"successor" includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person's rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls)(1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3	Meaning of "month"~~.~~

A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4	Meaning of "subsidiary"~~.~~

A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attached to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of 5; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P~~;~~,

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation~~.~~

(a)	In this Agreement:

(i)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(ii)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise; and

(iii)	words denoting the singular number shall include the plural and vice versa.

(b)	Clauses 1.1 to 1.4 and paragraph (a) of this Clause 1.5 apply unless the contrary intention appears.

(c)
References in Clause 1.1 to a document being in the form of a particular Appendix or Schedule include references to that form with any modifications to that form which the Agent (with the authorisation of the Majority Lenders in the case of substantial modifications) approves or reasonably requires.

(d)	The clause headings shall not affect the interpretation of this Agreement.

2	FACILITY

2.1
Amount and purpose of facility~~.  Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrower a secured term loan facility in an amount- not exceeding the lesser of (i) $57,000,000 and (ii) 70 per cent. of the aggregate initial Market Value of the-Ships for the purpose of refinancing the Existing Indebtedness secured on the Ships.~~

Subject to the provision of this Agreement, the Lenders have made available to the Borrower a secured term loan facility of US$57,000,000 for the purpose of refinancing the Existing Indebtedness secured on the Ships.

2.2
Lenders' participations in Loan~~.  Subject to the other provisions of this Agreement, each Lender shall participate in the Loan in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.~~

Subject to the other provisions of this Agreement, each Lender participates in the Loan in the proportion set out in Schedule 1 of this Agreement.

~~2.3~~	~~Purpose of the Loan. The Borrower undertakes with each Creditor Party to use the Loan only for the purpose stated in the preamble to this Agreement and Clause 2.1.~~

3	POSITION OF THE LENDERS, THE SWAP BANK AND THE MAJORITY LENDERS

3.1	Interests of Lenders and Swap Bank several

~~3.1Interests of Lenders and Swap Bank several.~~  The rights of the Lenders and the Swap Bank under this Agreement and the Master Agreement are several; accordingly (a) each Lender shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement; and (b) the Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under the Master Agreement without joining the Agent, the Security Trustee or any other Lender or the Swap Bank as additional parties in the proceedings.

3.2	Proceedings by individual Lender or Swap Bank~~.~~

However, without the prior consent of the Majority Lenders, neither a Lender nor a Swap Bank may bring proceedings in respect of:

(a)	any other liability or obligation of the Borrower or a Security Party under or connected with a Finance Document or the Master Agreement; or

(b)	any misrepresentation or breach of warranty by the Borrower or a Security Party in or connected with a Finance Document or the Master Agreement.

3.3	Obligations several

~~3.3Obligations several.~~ The obligations of the Lenders under this Agreement and of the Swap Bank under the Master Agreement are several; and a failure of a Lender to perform its obligations under this Agreement or of the Swap Bank to perform its obligations under the Master Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor

(b)	the Borrower, any Security Party or any other Creditor Party being discharged (in whole or in part) from its obligations under any Finance Document or under the Master Agreement~~;~~,

and in no circumstances shall a Lender have any responsibility for a failure of another Lender or the Swap Bank to perform its obligations under this Agreement and the Master Agreement.

3.4	Parties bound by certain actions of Majority Lenders~~.~~

Every Lender, the Swap Bank, the Borrower and each Security Party shall be bound by:

(a)	any determination made, or action taken, by the Majority Lenders under any provision of a Finance Document;

(b)	any instruction or authorisation given by the Majority Lenders to the Agent or the Security Trustee under or in connection with any Finance Document;

(c)	any action taken (or in good faith purportedly taken) by the Agent or the Security Trustee in accordance with such an instruction or authorisation.

3.5	Reliance on action of Agent~~.~~

However, the Borrower and each Security Party:

(a)
shall be entitled to assume that the Majority Lenders have duly given any instruction or authorisation which, under any provision of a Finance Document, is required in relation to any action which the Agent has taken or is about to take; and

(b)	shall not be entitled to require any evidence that such an instruction or authorisation has been given.

3.6	Construction

~~3.6Construction.~~  In Clauses 3.4 and 3.5 references to action taken include (without limitation) the granting of any waiver or consent, an approval of any document and an agreement to any matter.

4	DRAWDOWN

~~4.1~~
~~Request for Loan.  Subject to the following conditions, the Borrower may request the Loan to be advanced by ensuring that the Agent receives a completed Drawdown Notice not later than 11:00 a.m. (Hamburg time) 2 Business Days prior to the intended Drawdown Date.~~

~~4.2~~	~~Availability. The conditions referred to in Clause 4.1 are that:~~

4.1	Request for Loan

The Creditor Parties and the Borrower acknowledge that on 18 August 2011, the Lenders advanced to the Borrower the total amount of $57,000,000 which was used to refinance Existing Indebtedness secured on the Ships.

~~(a)~~	~~a Drawdown Date has to be a Business Day during the Availability Period;~~

~~(b)~~	~~the amount of the Loan shall not exceed the lesser of (i) $57,000,000 and (ii) 70 per cent. of the aggregate initial Market Value of the Ships;~~

~~(c)~~	~~the aggregate principal amount of the Loan shall not exceed the Total Commitments.~~

~~4.3~~	~~Notification to Lenders of receipt of Drawdown Notice. The Agent shall promptly notify the Lenders that it has received the Drawdown Notice and shall inform each Lender of:~~

~~(a)~~	~~the amount of the Loan and the Drawdown Date;~~

~~(b)~~	~~the amount of that Lender's participation in the Loan; and~~

~~(c)~~	~~the duration of the first Interest Period.~~

~~4.4~~
~~Drawdown Notice Irrevocable.  The Drawdown Notice must be signed by a director of the Borrower; and once served, the Drawdown notice cannot be revoked without the prior written consent of the Agent, acting on the authority of the Majority Lenders.~~

~~4.5~~
~~Lenders to make available Contributions.  Subject to the provisions of this Agreement, each Lender shall, on and with value on the Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender on the Drawdown Date under Clause 2.2.~~

~~4.6~~
~~Disbursement of Loan.  Subject to the provisions of this Agreement, the Agent shall on the Drawdown Date pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrower shall be made;~~

~~(a)~~	~~to the account which the Borrower specifies in the Drawdown Notice; and~~

~~(b)~~	~~in the like funds as the Agent received the payments from the Lenders.~~

~~4.7~~
~~Disbursement of Loan.  The Borrower acknowledges and agrees that the Loan shall be applied in fully repaying the Existing Indebtedness and hereby irrevocably and unconditionally authorise the Agent to make such application.  Upon the application of the Loan in the manner aforesaid, the Borrower shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's Contribution.~~

5	INTEREST

5.1	Payment of normal interest~~.~~

Subject to the provisions of this Agreement, interest on the Loan and each part thereof in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

5.2	Normal rate of interest~~.~~

Subject to the provisions of this Agreement, the rate of interest on the Loan and each part thereof in respect of an Interest Period shall be the aggregate of (i) the Margin, (ii) the Mandatory Cost (if any) and (iii) LIBOR for that Interest Period.

5.3	Payment of accrued interest~~.~~

In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest~~.~~

The Agent shall notify the Borrower and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period,

as soon as reasonably practicable after each is determined.

5.5	Obligation of Reference Banks to quote~~.~~

A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6	Absence of quotations by Reference Banks~~.~~

If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if 2 or more of the Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7	Market disruption~~.~~

The following provisions of this Clause 5 apply if:

(a)
no rate is quoted in REUTERS BBA Page LIBOR 01 and the Reference Banks (or, if there is only one Reference Bank at the relevant time, that Reference Bank) do not or, as the case may be, does not, before 1.00 p.m. (Hamburg time) on the Quotation Date for an Interest Period, provide quotations to the Agent in order to fix LIBOR; or

(b)
at least 1 Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than 50 per cent. of the Loan ~~(or, if the Loan has not been made, Commitments amounting to more than 50 per cent. of the Total Commitments)~~ notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Dollar Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)
at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the "Affected Lender") that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8	Notification of market disruption~~.~~

The Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

~~5.9~~	~~Suspension of drawdown. If the Agent's notice under Clause 5.8 is served before the Loan is made:~~

~~(a)~~	~~in a case falling within Clauses 5.7(a) or (b), the Lenders' obligations to make the Loan;~~

~~(b)~~	~~in a case falling within Clause 5.7(c), the Affected Lender's obligation to participate in the Loan;~~

~~shall be suspended while the circumstances referred to in the Agent's notice continue.~~

5.9	Negotiation of alternative rate of interest

~~5.10Negotiation of alternative rate of interest.~~  If the Agent's notice under Clause 5.8 is served after the Loan is made, the Borrower, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 5.8 (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution plus the Mandatory Cost (if any) during the Interest Period concerned.

5.10	~~5.11~~Application of agreed alternative rate of interest~~.~~

Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.11	Alternative rate of interest in absence of agreement

~~5.12Alternative rate of interest in absence of agreement.~~  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution to the Loan plus the Margin and the Mandatory Cost (if any); and the procedure provided for by this Clause ~~5.12~~ 5.11 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.12	Notice of prepayment~~.  If the Borrower does not agree with an interest rate set by the Agent under Clause 5.12~~

~~5.13~~If the Borrower does not agree with an interest rate set by the Agent under Clause 5.11, the Borrower may give the Agent not less than 15 Business Days' notice of its intention to prepay the Loan at the end of the interest period set by the Agent.

5.13	Prepayment

~~(a) 5.14Prepayment; termination of Commitments.~~  A notice under Clause ~~5.13~~ 5.12 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower's notice of intended prepayment~~;~~  and ~~:on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and~~on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the Loan or, as the case may be, the Affected Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

5.14	~~5.15~~Application of prepayment~~.~~

The provisions of Clause 8 shall apply in relation to the prepayment.

6	INTEREST PERIODS

~~6.1~~	~~Commencement of Interest Periods. The first Interest Period shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.~~

6.1	~~6.2~~Duration of normal Interest Periods~~.~~

Each Interest Period shall be:

(a)	3, 6, 9 or 12 months as notified by the Borrower to the Agent not later than 11.00 a.m. (Hamburg time) 3 Business Days before the commencement of the Interest Period; or;

(b)	3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a) above; or

(c)	such other period as the Agent may, with the Majority Lenders' authority, agree with the Borrower.

6.2	~~6.3~~Duration of Interest Periods for Repayment instalments~~.~~

In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.3	~~6.4~~Non-availability of matching deposits for Interest Period selected~~.~~

If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 6 months, any Lender notifies the Agent by 11.00 a.m. (Hamburg time) on the second Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

7	DEFAULT INTEREST

7.1	Payment of default interest on overdue amounts~~.~~

The Borrower shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2	Default rate of interest~~.~~

Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at paragraphs (a) and (b) of Clause 7.3; or

(b)	in the case of any other overdue amount, the rate set out at paragraph (b) of Clause 7.3.

7.3	Calculation of default rate of interest~~.~~

The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b)	the aggregate of the Mandatory Cost (if any) and the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)
if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent (after consultation with the Reference Banks) by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time reasonably determine.

7.4	Notification of interest periods and default rates~~.~~

The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent's notification.

7.5	Payment of accrued default interest~~.~~

Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest~~.~~

Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7	Application to Master Agreement~~.~~

For the avoidance of doubt, this Clause 7 does not apply to any amount payable under the Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of the Master Agreement shall apply.

8.	REPAYMENT AND PREPAYMENT

8.1	Amount of repayment instalments~~. The Borrower shall repay the Loan by 24~~

~~8.1~~Save as otherwise repaid or prepaid, the Borrower shall repay the Loan by 19 consecutive quarterly instalments (each a "Repayment Instalment" and together the "Repayment Instalments") as follows:

(a)	in the case of the first to the ~~fourth~~ sixth (inclusive) Repayment Instalments, in the amount of $~~1,425,000,000~~ 750,000 each;

(b)	in the case of the ~~fifth to the twelfth (inclusive)~~ seventh Repayment ~~InstalmentsI~~nstalment, in the amount of $1,250,000 ~~each~~;

(c)	in the case of the ~~thirteenth~~ eighth to the ~~twenty-fourth~~ nineteenth (inclusive) Repayment Instalments, in the amount of $1,425,000 each; and

(d)	a balloon instalment in the amount of $~~24,200,000~~ 27,700,000 (as the ~~case~~ same may be adjusted pursuant to ~~the proviso of this~~ Clause ~~8.1~~8.15, the "Balloon Instalment")~~,~~

In respect of the first to the fourth (inclusive) Repayment Instalments the Borrower shall be entitled to apply an amount equal to $150,000 from the funds (or any part thereof) standing to the credit of the Reserve Account towards the repayment of each such Repayment Instalment Provided that the Borrower has first contributed from its own resources an amount of $600,000 towards the prepayment of the same Repayment Instalment.

~~Provided that if:~~

~~(i)~~
~~the Borrower shall use its best endeavours to increase the amount of the Repayment Instalments referred to in Clause 8.1(b) to $1,425,000 each (with the Balloon instalment being reduced by an amount in aggregate equal to the amount by which each Repayment Instalment actually repaid exceeds the amount of $1,250,000) if the Owners are able to increase the aggregate Earnings of the Ships~~

~~(either through the extension of the Approved Charter in relation to "DIAMOND SEAS" for a period of at least 11 months or otherwise); and~~

8.2	Repayment Dates

~~8.2~~

~~(ii)~~	~~the amount drawdown in respect of the Loan is less than $57,000,000, the Repayment instalments and the Balloon Instalment shall be reduced pro rata.~~

~~Repayment Dates.~~  The first Repayment Instalment shall be repaid on ~~the date falling 3 months after the Drawdown Date~~19 February 2013, each subsequent Repayment Instalment shall be repaid at three-monthly intervals thereafter and the last Repayment Instalment, together with the Balloon Instalment, shall be repaid on ~~the date falling on the sixth anniversary of the Drawdown Date~~18 August 2017.

8.3	Final Repayment Date~~.~~

On the Final Repayment Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all principal and other sums then accrued or owing under any Finance Document.

8.4	Voluntary prepayment~~.~~

Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period.

8.5	Conditions for voluntary prepayment~~.~~

The conditions referred to in Clause 8.4 are that:

(a)	any partial prepayment to be applied against the Loan shall be $~~1,425,000~~ 1,000,000 or a higher multiple thereof;

(b)
the Agent has received from the Borrower at least 15 days' prior written notice specifying the amount to be repaid and the date on which the prepayment is to be made (such date shall be the last day of an Interest Period);

(c)
the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with; and

(d)	the Borrower has complied with Clause ~~8.15~~8.12 on or prior to the date of prepayment.

8.6	Effect of notice of prepayment~~.~~

A prepayment notice may not be withdrawn or amended without the consent of the Agent, (not to be unreasonably withheld) given with the authority of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.7	Notification of notice of prepayment~~.~~

The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 8.5(c).

~~8.8~~	~~Voluntary Commitment reductions. Subject to the following conditions, the Total Commitments may be permanently reduced, cancelled or terminated by the Borrower:~~

~~8.9~~	~~Conditions for voluntary Commitment reduction. The conditions referred to in Clause 8.8 are that:~~

~~(a)~~	~~any partial reduction, cancellation or termination of the Total Commitments shall be for an amount of $1,425,000 or a higher integral multiple thereof;~~

~~(b)~~
~~the Agent has received from the Borrower at least 15 Business Days prior written notice specifying the amount of the Total Commitments to be reduced, cancelled or terminated and the date on which such reduction, cancellation or termination is to apply;~~

~~(c)~~
~~a notice served under paragraph (b) may not be given after expiry of the Availability Period and may not be withdrawn or amended without the consent of the Agent given with the authority of the Majority Lenders; and~~

~~(d)~~	~~the Borrower has complied with Clause 8.15 on or prior to the date of the voluntary Commitment reduction.~~

~~8.10~~
~~Notification of notice of Commitment reduction.  The Agent shall notify the Lenders promptly upon receiving a notice under Clause 8.9(b), and shall notify each Lender of the amount by which its Commitment shall be reduced pursuant thereto.~~

8.8	Mandatory prepayment

~~8.11Mandatory prepayment.~~  The Borrower shall be obliged to prepay the Relevant Amount of the Loan:

(a)	if a Ship is sold, on the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)
if a Ship becomes a Total Loss, on the earlier of the date falling 150 days after the relevant Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

In this Clause ~~8.11~~8.8:

"Applicable Amount" " means the Loan multiplied by a fraction whose:

(i)	numerator is the Market Value of the Ship being sold or which has become a Total Loss on the date on which such sale is completed or, as the case may be, the date on which the Total Loss occurred; and

(ii)	denominator is the aggregate Market Value of the Ships subject to a Mortgage on the date on which the relevant Ship is sold or becomes a Total Loss; and

"Relevant Amount" means the greater of (i) the Applicable Amount and (ii) an amount which after the application of the prepayment to be made pursuant to this Clause ~~8.11~~8.8, results in the security cover ratio under Clause 15.1 being the greater of (A) the Relevant Percentage and (B) the percentage which applied immediately prior to the applicable event described in paragraph (a) or (b) of this Clause ~~8.11~~8.8.

8.9	~~8.12~~Amounts payable on prepayment

A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 below or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 21.1(b) but without premium or penalty.

8.10	~~8.13~~Application of partial prepayment~~or cancellation. Each partial prepayment made pursuant to:~~

Each partial prepayment made pursuant to:

(a)	Clause ~~8.11~~ 8.8 shall be applied, at the Borrower's option, either pro rata against the Repayment Instalments and the Balloon Instalment or against the Balloon Instalment only; ~~and~~

(b)	Clause 8.4 shall be applied, at the Borrower's option, either in the manner referred to in paragraph (a) or in prepayment of the Relevant Repayment Instalments (or any of them)~~.~~; and

(c)	Clause 8.15 shall be applied against the Balloon Instalment only.

In this Clause ~~8.13-~~8.10  "Relevant Repayment Instalments" means not more than four consecutive Repayment Instalments payable by the Borrower following the making of the voluntary prepayment by the Borrower pursuant to Clause 8.4.

8.11	No re-borrowing~~.~~

~~8.14~~No amount prepaid in respect of the Loan may be re-borrowed.

~~(a)~~	~~prepays the Loan or any part of it (other than pursuant to Clause 8.11) on or prior to the date falling on the fifth anniversary of the Drawdown Date; or~~

~~(b)cancels the Total Commitments or any part of them pursuant to Clause 8.8 on or prior to the last day of the Availability Period,~~

8.12
Prepayment Fee.  If the Borrower ~~:~~prepays the Loan or any part of it (other than pursuant to Clause 8.8) on or  prior to 18 August 2015, it shall pay to the Agent (for distribution to the Lenders pro rata to their Contributions) on any Fee Payment Date the applicable Prepayment~~/Cancellation~~ Fee.

In this Clause 8.12:

"Fee Payment Date" means the date on which the Borrower makes a prepayment of the Loan (or any part of it) ~~or voluntarily cancels the Total Commitments (or any part of them)~~ in accordance with the terms of this Agreement; and

"Prepayment~~/Cancellation~~ Fee" means, in relation to:

(a)	the prepayment of the Loan, if the Fee Payment Date occurs:

~~(i)~~	~~during the period commencing on the Drawdown Date and ending on the date falling 364 days thereafter, in an amount equal to 2 per cent. of the amount of the Loan prepaid (the "Prepayment Amount");~~

(i)
~~(ii)~~during the period commencing on the first anniversary of the Drawdown Date and ending on the date falling 364 days thereafter, an amount equal to 1.3 per cent. of the ~~amount of~~-Loan prepaid (the "Prepayment Amount~~;~~");

(ii)
~~(iii)~~during the period commencing on the second anniversary of the Drawdown Date and ending on the date falling 364 days thereafter, an amount equal to 1 per cent. of the ~~amount of the~~ Prepayment Amount; and

(iii)	during the period commencing on the third anniversary of the Drawdown Date and ending on the date falling 364 days thereafter, an amount equal to 0.75 per cent. of the Prepayment Amount~~; and~~,

~~(b)~~	~~any voluntary cancellation of the Total Commitments, an amount equal to 2 per cent. of the amount of the Total Commitments being voluntarily cancelled.~~

Provided that the Prepayment Fee shall not be payable in the case the Agent receives Security Interest over assets acceptable to it (both as regarding their characteristics, age and value) in substitution of the Security Interests it is being asked to release on the Prepayment~~/Cancellation~~  Date.

8.13	Unwinding of Designated Transactions

~~8.16Unwinding of Designated Transactions.~~  On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions to the extent necessary to ensure that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.1.

8.14	Prepayment of Swap Benefit

~~8.17Prepayment of Swap Benefit.~~  If a Designated Transaction is terminated in circumstances where the Swap Bank would be obliged to pay an amount to the Borrower under the Master Agreement, the Borrower hereby agrees that such payment shall be paid to the Agent to be applied by the Agent in accordance with Clause 17 and authorises the Swap Bank to pay such amount to the Agent for such purpose; following such payment the Swap Bank is discharged from any liability or obligations under that Designated Transaction.

8.15	Prepayment of the Deferred Amount

At any time throughout the Security Period, the Borrower may, by giving a written notice to the Agent, make a partial prepayment in the amount of $3,500,000 (the "Deferred Amount"), in portions of $500,000 or higher integral multiple thereof, against the Loan with such prepayment being applied in accordance with Clause 8.10.

9	CONDITIONS PRECEDENT

9.1	Documents, fees and no default~~.~~

Each Lender's obligation to contribute to the Loan is subject to the following conditions precedent:

(a)	that, on or before the date of this Agreement, the Agent receives the documents described in Part A of Schedule 4 in a form and substance satisfactory to the Agent;

(b)	that, on the Drawdown Date but prior to the advance of the Loan, the Agent receives the documents described in Part B of Schedule 4 in a form and substance satisfactory to the Agent

(c)
that, on or before the service of the Drawdown Notice, the Agent receives all facility fees referred to in Clause 20.1 which are payable at that time (including, without limitation, any accrued commitment fee) and has received payment of the expenses referred to in Clause 20.2;

(d)	that both at the date of the Drawdown Notice and at the Drawdown Date:

(i)	no Event of Default has occurred and is continuing or would result from the borrowing of the Loan;

(ii)
the representations and warranties in Clause 10 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 5.9 has occurred and is continuing.

(e)
that, if the ratio set out in Clause 15.1 were applied immediately following the making of the Loan, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(f)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Master Agreement and the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrower prior to the Drawdown Date.

9.2	Waiver of conditions precedent~~,~~

If the Majority Lenders, at their discretion, permit the Loan be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

10	REPRESENTATIONS AND WARRANTIES

10.1	General~~.~~

~~10.1~~The Borrower represents and warrants to each Creditor Party as follows.

10.2	Status

~~10.2 Status.~~  The Borrower is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

10.3	Share capital and ownership~~. The Borrower has an authorised share capital divided into 780,000,000 registered shares of $0.001 each, 59,862,897 of which shares have been issued and fully paid.~~

The has an authorised share capital of 780,000,000 registered shares with a par value of $0.001 per share (consisting of 750,000,000 shares of Class A common stock, 5,000,000 shares of Class B common stock and 25,000,000 shares of preferred stock).  As of the date of this Agreement, the Borrower has issued 11,001,403 shares of Class A common stock, all of which are fully paid and non-assessable.

10.4	Corporate power~~.~~

The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute the Finance Documents to which the Borrower is a party and the Master Agreement; and

(b)
to borrow under this Agreement, enter into Designated Transactions under the Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which the Borrower is a party and the Master Agreement.

10.5	Consents in force~~.~~

All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6	Legal validity; effective Security Interests~~.~~

The Finance Documents to which the Borrower is a party and the Master Agreement, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate subject to any relevant insolvency laws affecting creditors' rights generally.

10.7	No third party Security interests~~.~~

Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document:

(a)	the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8	No conflicts

~~10.8No conflicts.~~  The execution by the Borrower of each Finance Document to which it is a party and the Master Agreement, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document to which it is a party and the Master Agreement will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Borrower; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

10.9	No withholding taxes~~.~~

All payments which the Borrower is liable to make under the Finance Documents and the Master Agreement may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.10	No default~~.~~

~~10.10~~No Event of Default has occurred and is continuing.

10.11	Information

~~10.11Information.~~  All information which has been provided in writing by or on behalf of the Borrower or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts.

10.12	No litigation~~.~~

~~10.12~~Nolegal or administrative action involving the Borrower has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken.

10.13	Compliance with certain undertakings~~.~~

At the date of this Agreement, the Borrower is in compliance with Clauses 11.2, 11.4, 11.9 and 11.12.

10.14	Taxes paid~~.~~

The Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower or its business.

10.15	ISM Code and ISPS Code Compliance~~.~~

All requirements of the ISM Code and the 1SPS Code as they relate to the Borrower, the Owners, the Approved Manager and the Ships have been complied with.

10.16	No money laundering

~~10.16No money laundering.~~  Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Master Agreement and the Finance Documents, and the transactions and other arrangements effected or contemplated by the Master Agreement and the Finance Documents to which the Borrower is a party, the Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council).

11	GENERAL UNDERTAKINGS

11.1	General

~~11.1General.~~  The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

11.2	Title; negative pledge and pari passu ranking~~.~~

The Borrower will:

(a)
own (directly or indirectly) the entire beneficial interest in each Owner free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents;

(b)
not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future (including, but not limited to the Borrower's rights against the Swap Bank under the Master Agreement or all or any part of the Borrower's interest in any amount payable to the Borrower by the Swap Bank under the Master Agreement); and

(c)
procure that its liabilities under the Master Agreement and the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law.

11.3	No disposal of assets~~.~~

The Borrower will not transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

11.4	Restriction on other liabilities or obligations to be incurred~~.~~

The Borrower will procure that none of the Owners will, incur, any liability or obligation except liabilities and obligations:

(a)	under the Finance Documents to which each is a party; and

(b)	incurred in the normal course of its business of operating its Ship.

11.5	Information provided to be accurate~~.~~

All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.6	Provision of financial statements~~.~~

The Borrower will send to the Agent:

(a)
as soon as possible, but in no event later than 180 days after the end of each Financial Year (commencing with the Financial Year ended 31 December ~~2010~~2012), the annual audited consolidated Financial Statements of the Group for that Financial Year;

(b)
as soon as possible, but in no event later than 90 days after the end of each quarterly period in each Financial Year of the Borrower ending on 31 March, 30 June, 30 September and 31 December (commencing with the financial quarter ended on ~~30 June 2011~~ 31 December 2012), the quarterly unaudited consolidated accounts of the Group for the most recent financial quarter certified as to their correctness by the chief financial officer of the Borrower; and

(c)
promptly after each request by the Agent, such further financial information about the Borrower, the Group, the Ships, the other Fleet Vessels and the Owners (including, but not limited to, charter arrangements, Financial Indebtedness and operating expenses) as the Agent may require.

11.7	Form of financial statements~~.~~

All accounts (audited and unaudited) delivered under Clause 11.6 will:

(a)	be prepared in accordance with all applicable laws and GAAP consistently applied;

(b)
in the case of the annual audited financial statements of the Group, be audited by an internationally renowned auditing firm and such financial statements shall not include any material qualifications;

(c)	give a true and fair view of the state of affairs of the Group at the date of those accounts and of its profit for the period to which those accounts relate; and

(d)	fully disclose or provide for all significant liabilities of the Group.~~.~~

11.8	Shareholder and creditor notices~~.~~

The Borrower will send the Agent, at the same time as they are despatched, copies of all communications which are despatched to all of the Borrower's shareholders or creditors or any class of them.

11.9	Consents

~~11.9Consents.~~  The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)	for the Borrower to perform its obligations under any Finance Document to which it is a party or the Master Agreement;

(b)	for the validity or enforceability of any Finance Document to which it is a party or the Master Agreement;

(c)	for each Owner to continue to own and operate the Ship owned by it,

and the Borrower will comply (or procure compliance) with the terms of all such consents.

11.10	Maintenance of Security Interests~~.~~

The Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11	Notification of litigation

~~11.11Notification of litigation.~~  The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party, the Approved Manager, any Ship or the Earnings or the Insurances of any Ship as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.12	Principal place of business~~.~~

The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated in Clause 28.2(a); and the Borrower will not establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than the Marshall Islands.

11.13	Confirmation of no default~~.~~

The Borrower will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of the Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Agent may serve requests under this Clause 11.13 from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan ~~or (if the Loan has not been advanced) Commitments exceeding 10 per cent of the Total Commitments;~~ and this Clause 11.13 does not affect the Borrower's obligations under Clause 11.14.

11.14	Notification of default~~.~~

The Borrower will notify the Agent as soon as the Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred~~;~~

and will thereafter keep the Agent fully up-to-date with all developments.

11.15	Provision of further information~~.~~

The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)	to the Borrower, any Owner, any Ship, the Approved Manager or any other Security Party, the Insurances or the Earnings; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document which may be requested by the Agent, the Security Trustee or any Lender at any time.

11.16	Provision of copies and translation of documents~~.~~

The Borrower will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrower will provide a certified English translation prepared by a translator approved by the Agent.

11.17	Ownership

~~11.17Ownership.~~  The Borrower shall ensure that (a) it shall remain the direct or indirect owner of the whole of the issued share capital of each Owner and (b) there shall be no change in the legal and beneficial ownership of the shares in each Owner.

11.18	General and administrative costs

~~11.18General and administrative costs.~~  The Borrower shall ensure that the payment of all the general and administrative costs of the Borrower and the Owners in connection with the ownership and operation of the Ships (including, without limitation, the payment of the management fees pursuant to the Management Agreements) shall be fully subordinated to the payment obligations of the Borrower and the Owners under this Agreement, the Master Agreement and the other Finance Documents throughout the Security Period.

11.19	No amendment to Master Agreement; Transactions~~.~~

The Borrower will not:

(a)	agree to any amendment or supplement to, or waive or fail to enforce, the Master Agreement or any of its provisions; or

(b)	enter into any Transaction pursuant to the Master Agreement except Designated Transactions.

11.20	"Know your customer" checks~~.~~

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Borrower or any Security Party after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Master Agreement and the Finance Documents.

11.21	Other Facilities; terms, conditions and covenants

The Borrower shall provide the Agent with details of terms, conditions and covenants contained in other loan and credit facility agreements (as amended and supplemented thereto, the "Existing Facility Agreements") entered into between the Borrower (or any of its subsidiaries) and other banks and financial institutions (including, without limitation, HSH Nordbank AG and Nordea Bank Finland plc.) prior to the date of the Amending and Restating Agreement in respect of any Fleet Vessels and ships currently under construction as soon as reasonably practicable.  To the extent that any such Existing Facility Agreements (but excluding any amending, restating or supplemental agreements entered by the relevant parties after the date of the Amending and Restating Agreement) contains terms, conditions or covenants which are in the opinion of the Agent (with the authorisation of the Majority Lenders) more favourable than those contained in this Agreement the other Finance Documents and the Master Agreement, the Borrower undertakes or, as the case may be, shall procure that it, any Security Party or any of its subsidiaries enter into any such additional documents as shall be required by the Agent so that the Lenders also receive the benefit of such favourable rights as appropriate.

11.22	Compliance

The Borrower undertakes to conduct its business in compliance with all applicable anti-corruption laws and has instituted and maintains policies and procedures designed to promote and achieve compliance with such laws.

12	CORPORATE UNDERTAKINGS

12.1	General

~~12.1General.~~  The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

12.2	Maintenance of status~~.~~

The Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Marshall Islands.

12.3	Negative undertakings~~.~~

The Borrower will not:

(a)	change the nature of its business; or

(b)

(i)	declare or pay any dividend or effect any other form of distribution; or

(ii)
make any form of investment (other than ~~in the ordinary course of its business and relating to any Fleet Vessels as at the date of which Agreement or any members of the Group in existence at the date of this Agreement),~~ an investment funded through an equity contribution by the Borrower which does not have a negative effect on the Group's cash flow, during the period commencing on the date of the Amending and Restating Agreement and ending on 30 June 2014 and subject to the Borrower agreeing with the Agent in the manner of prepayment of the Deferred Amount referred to in Clause 8.15 prior to the Final Repayment Date;

~~unless at the relevant time (i) no Event of Default is in existence or will occur as a result of the payment of a dividend or the making of any other form of distribution or the making of any form of investment and (ii) the Borrower is in compliance with the minimum liquidity requirements referred to in Clauses 12.4(d), 12.5 and 12.6; or~~

(c)	effect any form of redemption, purchase or return of share capital; or

(d)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in the Borrower's share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected; or

(e)
enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length Provided that this shall not prevent or restrict the Borrower from on lending the Loan to the Owners or granting credit or financial assistance to its wholly owned direct or indirect subsidiaries; or

(f)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital; or

(g)
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks or enter into any transaction in a derivative other than Designated Transactions; or

(h)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

12.4	Financial Covenants~~.~~

The Borrower shall ensure that at all times:

(a)	the ratio of EBITDA to Net Interest Expenses shall not be less than ~~2.5:1;~~;

~~(b)~~	~~the ratio of Total Liabilities to EBITDA shall not exceed:~~

(i)	from ~~the date of this Agreement~~ 1 January 2015 (inclusive) until 31 December ~~2012~~2015 (inclusive), ~~6.5:1~~2.5:1; ~~and~~and

(ii)	~~at all other~~ from 1 January 2016 (inclusive) and at all times thereafter, ~~5.5:1~~3.0:1;

(b)	~~(c)~~the Market Value Adjusted Net Worth of the Group shall not be less than:

(i)	from ~~the date of this Agreement until~~ 31 December 2012 (inclusive) until 30 June 2014 (inclusive), $~~125,000,000~~75,000,000; and

(ii)	at all other times thereafter, $~~150,000,000~~100,000,000;

(c)	~~(d)~~there is available to the Borrower and all the other members of the Group in Liquid Assets an amount of not less than:

(i)	at any time when the Borrower is not paying dividends or making any other form of distribution, $650,000 per Fleet Vessel; and

(ii)
at any time when the Borrower decides to pay dividends or make any other form of distribution (and immediately following the payment of the dividends and the making of the distribution), an amount equal to Six Months' Debt Service; and

(d)	the Maximum Net Debt expressed as a percentage of Total Assets shall not exceed~~:~~ 80 per cent.

~~(i)~~	~~from the date of this Agreement until 31 December 2012 (inclusive), 75 per cent.; and~~

~~(ii)~~	~~at all other times thereafter, 70 per cent.~~

12.5	Minimum Liquidity for Loan~~.~~

~~12.5~~The Borrower shall maintain throughout the Security Period in freely available cash deposit in the Reserve Account an amount (the "Cash Collateral Amount") of not less than the aggregate of (1) $1,500,000 (the "Partial Cash Collateral Amount") and (ii) $500,000 per Ship subject to a Mortgage~~.~~,

Provided that:

(i)
the Borrower may apply from the Partial Cash Collateral Amount an amount of $150,000 in repayment of each Repayment Instalment payable during the fourth financial quarter in 2012 and the Financial Year ending on 31 December 2013  (subject to the proviso in Clause 8.1) and following such applications the Partial Cash Collateral Amount may be reduced to an amount of not less than $750,000; and

(ii)	by no later than 1 July 2014 and, subject to Clause 12.6, at all times thereafter, the Partial Cash Collateral Amount may be reduced to an amount of not less than $1,500,000.

12.6	Partial Cash Collateral Amount

During the period commencing on 1 July 2014 (inclusive) and ending on 31 December 2015 (inclusive) the Partial Cash Collateral Amount (or any relevant part thereof) may be applied by the Borrower in or towards partial repayment of any Repayment Instalments falling due during that period upon the Borrower's written request subject to the following terms and conditions:

(a)	no Event of Default has occurred at the date of the Borrower's said request or on the repayment date on which the relevant Repayment Instalment is due and payable;

(b)
the Borrower's written request shall be accompanied by 3-monthly statements of account which demonstrate, to the satisfaction of the Lenders hat the a re ate Earnings of the Ships and the other Fleet Vessels during the 3-month period to which those statements relate was insufficient to cover the aggregate of the operating expenses of the Ships and the payments of  principal and interest payable by the Borrower pursuant to this Agreement and  the other Finance Documents and pursuant to other loan facility agreements which are secured on the other Fleet Vessels;

(c)
the Agent shall have given its prior written consent to such application (which shall be given if the Lender is satisfied that the statements of amounts referred to in paragraph (b) above demonstrate the Borrowers' inability to repay the whole of the relevant Repayment Instalment due);

(d)
the amount which the Borrower may apply towards a Repayment Instalment by using the Partial Cash Collateral Amount (or any part thereof) shall not exceed the amount of $375,000 (the "Repayment Contribution Amount"); and

(e)	any cash flow shortfall in respect of any Repayment Instalment which exceeds the Repayment Contribution Amount shall be funded through an equity contribution by the Borrower.

12.7	Compliance Check

~~12.7~~

~~12.6~~
~~Release of the Partial Cash Collateral Amount.  The Partial Cash Collateral Amount (or therelevant part thereof) may be released to the Borrower upon its written request, if after the Drawdown Date, in respect of any 12 month period, the Agent determines (with the authorisation of the Majority Lenders) on the basis of the Applicable Accounts provided by the Borrower under Clause 11.6 that the aggregate daily Earnings of the Ships for such period is at least equal to:~~

~~(a)~~	~~the aggregate operating expenditure necessarily incurred during such period by the Owners in operating, insuring, dry docking, maintaining, repairing and generally trading the Ship; and~~

~~(b)~~	~~any sums paid by the Borrower in respect of principal on, and interest in respect of, the Loan pursuant to this Agreement which are attributable to that period,~~

~~Provided that if during any subsequent following 12 month period the aggregate daily Earnings of the Ships are less than the aggregate of the amounts in respect of that period referred to in paragraphs (a) and (b) of this Clause 12.6, the Borrower undertakes to deposit in the Reserve Account an amount required to ensure compliance with the minimum liquidity requirements pursuant to Clause 12.5.~~

~~Compliance Check.~~ Compliance with the undertakings contained in Clause 12.4 shall be determined in each Financial Year:

(a)
at the time the Agent receives the audited consolidated accounts of the Group and the unaudited consolidated accounts of the Group (pursuant to Clauses 11.6(a) and 11.6(b) respectively), by reference to the unaudited consolidated accounts in the case of the first three financial quarters in each Financial Year and for the fourth financial quarter in each Financial Year, initially by reference to the unaudited consolidated accounts for the relevant fourth quarter and, once available, by reference to the audited consolidated accounts for that Financial Year of the Group; and

(b)	at any other time as the Agent may reasonably request by reference to such evidence as the Lenders may require to determine and calculate the financial covenants referred to in Clause 12.4.

At the same time as it delivers the consolidated accounts referred to in this Clause 12.7, the Borrower shall deliver to the Agent a Compliance Certificate demonstrating its compliance (or not, as the case may be) with the provisions of Clause 12.4 signed by the chief financial officer of the Borrower.

12.8	Change in accounting expressions and policies

~~12.8Change in accounting expressions and policies.~~  lf, by reason of change in format or GAAP (including IFRS) or other relevant accounting policies, the expressions appearing in any accounts and financial statements referred to in Clause 11.6 alter from those in the accounts and financial statements for the Borrower for the year ended 31 December 2010, the relevant definitions contained in Clause 1.1 and the provisions of Clause 12.4 shall be deemed modified in such manner as the Agent, acting with the authorisation of the Majority Lenders, shall require to take account of such different expressions but otherwise to maintain in all respects the substance of those provisions.

12.9	Subordination of rights of Borrower~~.~~

All rights which the Borrower at any time has (whether in respect of the Loan or any other transaction) against any Owner or its assets shall be fully subordinated to the rights of the Creditor Parties under the Finance Documents; and in particular, the Borrower shall not during the Security Period:

(a)	claim, or in a bankruptcy of any Owner or prove for any amount payable to the Borrower by an Owner, whether in respect of the Loan or any other transaction;

(b)	take or enforce any Security Interest for any such amount; or

(c)	claim to set-off any such amount against any amount payable by the Borrower to any Owner.

13	INSURANCE

13.1	General

~~13.1General.~~  The Borrower also undertakes with each Creditor Party to procure that each Owner will comply with the following provisions of this Clause 13 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (in the case of Clause 13.3, such provision not to be unreasonably withheld).

13.2	Maintenance of obligatory insurances~~.~~

The Borrower shall procure that each Owner keep the Ship owned by it insured at the expense of that Owner against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks (including protection and indemnity war risks);

(c)	in the case of protection and indemnity war risks, in an amount equal to the amount for which the war risks under the hull policies are effected;

(d)	protection and indemnity risks including protection and indemnity war risks cover in excess of the amount for war risks (hull) and including cover for oil pollution liability risks; and

(e)
any other risks against which the Majority Lenders consider, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Majority Lenders be reasonable for the relevant Owner to insure and which are specified by the Security Trustee by notice to the relevant Owner.

13.3	Terms of obligatory insurances~~.~~

The Borrower shall procure that each Owner shall effect such insurances:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) an amount, which when aggregated with the insured value of the other Ships at the relevant time subject to a Mortgage, is equal to 120 per cent. of the aggregate of the Loan and the Swap Exposure and (ii) the Market Value of the Ship owned by it; and

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry (with the international group of protection and indemnity clubs) and the international marine insurance market (currently $1,000,000,000);

(d)	in relation to protection and indemnity risks, in respect of the full value and tonnage of the Ship owned by it;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4	Further protections for the Creditor Parties~~.~~

In addition to the terms set out in Clause 13.3, the Borrower shall procure that the obligatory insurances shall:

(a)	name the Security Trustee as sole loss payee with such directions for payment as the Security Trustee may specify;

(b)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(c)
provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Security Trustee in respect of any rights or interests (secured or not) held by or available to the Security Trustee in respect of the Secured Liabilities, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than the relevant Owner or any Creditor Party) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee;

(e)	provide that the Security Trustee may make proof of loss if the relevant Owner fails to do so; and

(f)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Security Trustee, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Security Trustee for 30 days (or 7 days in the case of war risks) after receipt by the Security Trustee of prior written notice from the insurers of such cancellation, change or lapse.

13.5	Renewal of obligatory insurances~~.~~

The Borrower shall procure that each Owner shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Owner proposes to renew that insurance and of the proposed terms of renewal; and

(ii)	in case of any substantial change in insurance cover, obtain the Security Trustee's approval to the matters referred to in paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew the insurance in accordance with the Security Trustee's approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6	Copies of policies; letters of undertaking~~.~~

The Borrower shall procure that each Owner shall ensure that all approved brokers provide the Security Trustee with copies of all policies relating to the obligatory insurances which they effect or renew and of a letter or letters of undertaking (in the event of fleet cover, together with waivers for liens for unpaid premiums of other vessels not mortgaged to the Security Trustee) in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Owner or its Agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions;

(e)
they will notify the Security Trustee if any person other than the Owner is named as assured or co-assured in any of the obligatory insurances and shall procure that, upon the written request of the Security Trustee, such additional assured or co-assured executes in favour of the Security an assignment (in such form as the Lenders may approve or require) of its interest in the obligatory insurances; and

(f)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by the relevant Owner under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies or, any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Security Trustee.

If any of the obligatory insurances referred to in Clause 13.6 form part of a fleet cover, the Borrower will procure that any letter of undertaking referred to in this Clause is amended to provide that the relevant brokers shall undertake to the Security Trustee that they shall neither set-off against any claims in respect of a Ship any premiums due in respect of other vessels under such fleet cover of any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances.

13.7	Copies of certificates of entry~~.~~

The Borrower shall procure that each Owner shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by that Owner is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee; and

(c)
where required to be issued under the terms of insurance/indemnity provided by the Borrower's protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by that Owner in accordance with the requirements of such protection and indemnity association; and

(d)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority.

13.8	Deposit of original policies~~.~~

The Borrower shall procure that each Owner shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9	Payment of premiums~~.~~

The Borrower shall procure that each Owner shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees

~~13.10Guarantees.~~   The Borrower shall procure that each Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11	Restrictions on employment~~.~~

The Borrower shall procure that no Owner employ the Ship owned by it, nor permit her to be employed, outside the cover provided by any obligatory insurances.

13.12	Compliance with terms of insurances~~.~~

The Borrower shall procure that no Owner shall do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

(a)
each Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.7(c) above) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)
no Owner shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved by the underwriters of the obligatory insurances;

(c)
each Owner shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
no Owner shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.13	Alteration to terms of insurances~~.~~

The Borrower shall procure that no Owner shall either make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance without the prior written consent of the Security Trustee.

13.14	Settlement of claims

~~13.14Settlement of claims.~~  The Borrower shall procure that no Owner shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.15	Provision of copies of communications~~.~~

Upon the occurrence of an Event of Default the Borrower shall procure that each Owner shall provide the Security Trustee, at the time of each such communication, copies of all written communications between that Owner and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Owner's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Owner and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.16	Provision of information~~.~~

In addition, the Borrower shall procure that each Owner shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13.17 below or dealing with or considering any matters relating to any such insurances and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.

13.17	Mortgagee's interest and additional peril insurances

~~13.17Mortgagee's interest and additional peril insurances.~~  The Security Trustee shall be entitled from time to time to effect, maintain and renew all or any of the following insurances in an amounts not exceeding the 110 per cent. of the aggregate of (i) the Loan and (ii) any Swap Exposure, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate a mortgagee's interest insurance and a mortgage's interest additional perils (pollution) insurance, each in an amount, when aggregated with the amount for which all other (in each case adopting the wording of the Agent) Ships subject to a Mortgage at that time are insured pursuant to this Clause 13.17, equal to 110 per cent. of the aggregate of (i) the Loan and (ii) any Swap Exposure, and the Borrower shall, upon demand, fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13.18	Review of insurance requirements

~~13.18Review of insurance requirements.~~  The Majority Lenders shall be entitled to review the requirements of this Clause 13 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Majority Lenders, significant and capable of affecting the Owners or the Ships and their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Owners may be subject), and may appoint insurance consultants in relation to this review at the cost of the Borrower.

13.19	Modification of insurance requirements~~.~~

The Security Trustee shall notify the Borrower of any proposed modification under Clause 13.18 to the requirements of this Clause 13 which the Majority Lenders consider appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 13 and shall bind the Borrower accordingly.

13.20	Compliance with mortgagee's instructions~~.~~

The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require any Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Security Trustee until the Owner of that Ship implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 13.19.

14	SHIP COVENANTS

14.1	General

~~14.1General.~~  The Borrower also undertakes with each Creditor Party to procure that each Owner shall comply with the following provisions of this Clause 14 at all times during the Security Period except as the Agent, with the authority of the Majority Lenders, may otherwise permit.

14.2	Ship's name and registration~~.~~

The Borrower shall procure that each Owner shall keep the Ship owned by it registered in its ownership under an Approved Flag; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of any Ship.

14.3	Repair and classification~~.~~

The Borrower shall procure that each Owner shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain the highest class with a first-class classification society which is a member of IACS acceptable to the Agent free of overdue recommendations and conditions of such classification society; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the relevant Approved Flag State or to vessels trading to any jurisdiction to which the Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4	Classification society undertaking~~.~~

The Borrower shall procure that each Owner shall instruct the classification society referred to in Clause 14.3 (and procure that the classification society undertakes with the Security Trustee):

(a)
to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records and any other related records held by the classification society in relation to the Ship owned by that Owner;

(b)
to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Owner and its Ship at the offices of the classification society and to take copies of them;

(c)	to notify the Security Trustee immediately in writing if the classification society:

(i)	receives notification from the Owner or any person that the Ship's classification society is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship's class under the rules or terms and conditions of the Owner's or the Ship's membership of the classification society;

(d)	following receipt of a written request from the Security Trustee:

(i)
to confirm that the Owner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)
if the Owner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society.

14.5	Modification

~~14.5Modification.~~  The Borrower shall procure that no Owner shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on her which would or might materially (in the sole opinion of the Agent) alter the structure, type or performance characteristics of the Ship or materially reduce her value.

14.6	Removal of parts

~~14.6Removal of parts.~~  The Borrower shall procure that no Owner shall remove any material part of the Ship owned by it, or any item of equipment installed on, the Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the Ship the property of the Owner and subject to the security constituted by the Mortgage and if applicable, the Deed of Covenant, relative to the Ship Provided that the Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

14.7	Surveys

~~14.7Surveys.~~  The Borrower shall procure that each Owner shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Majority Lenders, provide the Security Trustee (at the expense of the Borrower) with copies of all survey reports.

14.8	Inspection

~~14.8Inspection.~~  The Borrower shall procure that each Owner shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect her condition (or to satisfy themselves about proposed or executed repairs if the aggregate costs and expenses of such proposed or executed repairs exceeds the aggregate amount of $500,000) and shall afford all proper facilities for such inspections Provided that so long as no Event of Default has occurred and is continuing at the relevant time and a Ship is found to be in a satisfactory condition (in the opinion of the Security Trustee) the Borrower shall be obliged to pay the fees and expenses of one inspection of that Ship in any calendar year.

14.9	Prevention of and release from arrest~~.~~

The Borrower shall procure that each Owner shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, her Earnings or her Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship, her Earnings or her Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship, her Earnings or her Insurances and, forthwith upon receiving notice of the arrest of the Ship, or of her detention in exercise or purported exercise of any lien or claim, the relevant Owner shall forthwith procure her release by providing bail or otherwise as the circumstances may require.

14.10	Compliance with laws etc.

The Borrower shall procure that each Owner and the Approved Manager shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by the relevant Owner, its ownership, operation and management or to the business of that Owner;

(b)	not employ the Ship nor allow her employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the prior written consent of the Majority Lenders has been given and the Owner has (at its expense) effected any special, additional or modified insurance cover which the Majority Lenders may require.

14.11	Provision of information~~.~~

The Borrower shall procure that each Owner shall promptly provide the Security Trustee with any information which the Majority Lenders request regarding:

(a)	the Ship owned by it, her employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)	any towages and salvages;

(e)	its compliance or the compliance of the Ship owned by it with the ISM Code and the ISPS Code,

and, upon the Security Trustee's request, provide copies of any current charter relating to the Ship and of any current charter guarantee, and copies of the Borrower's, each Owner's or the Approved Manager's Document of Compliance.

14.12	Notification of certain events~~.~~

The Borrower shall procure that each Owner shall immediately notify the Security Trustee by letter of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or her Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship;

(f)	any Environmental Claim made against that Owner or in connection with the Ship owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against the Owner, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with and the Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of the Owner's, the Approved Manager's or any other person's response to any of those events or matters.

14.13	Restrictions on chartering, appointment of managers etc.

The Borrower shall procure that no Owner shall:

(a)	change the terms on which the Ship is employed or the identity of the person by whom the Ship is employed;

(b)	enter into any charter in relation to the Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(c)	charter the Ship otherwise than on bona fide arm's length terms at the time when the Ship is fixed;

(d)	appoint a manager of the Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(e)	de-activate or lay up the Ship; or

(f)
put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise.

14.14	Notice of Mortgage

~~14.11Notice of Mortgage.~~ The Borrower shall procure that each Owner shall keep the Mortgage applicable to the Ship owned by it registered against that Ship as a valid first priority or first preferred mortgage, carry on board that Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by the relevant Owner to the Security Trustee.

14.15	Sharing of Earnings~~.~~

The Borrower shall procure that no Owner shall:

(a)	enter into any agreement or arrangement for the sharing of any Earnings;

(b)
enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of that Owner to any Earnings; or

(c)	enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

14.16	ISPS Code

~~14.16ISPS Code.~~  The Borrower shall comply with, or ensure compliance by the Owner of, the ISPS Code and in particular, without limitation, shall:

(a)	procure that each Ship and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for that Ship an ISSC; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

14.17	Charterparty Assignment

~~14.17Charterparty Assignment.~~  If any Owner enters into any bareboat charter or any time charterparty or other contract of employment for a term which exceeds or is capable of exceeding 12 months in respect of its Ship that Owner shall, at the request of the Agent, execute, or, as the case may be, procure the execution in favour of the Security Trustee of a Charterparty Assignment in respect of that charter or other contract of employment, and shall deliver to the Agent such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Schedule 4, Part A as the Agent may require.

15	SECURITY COVER

15.1	Minimum required security cover~~.~~

Clause 15.2 applies if the Agent notifies the Borrower that:

(a)	the aggregate of the Market Values of the Ships; plus

(b)	the net realisable value of any additional security previously provided under this ~~Clause15~~Clause 15,

is below the Relevant Percentage of the aggregate of the Loan and any Swap Exposure Provided that during the period commencing on the date of the Amending and Restating Agreement and ending on 30 June 2014 (inclusive) any amounts standing to the credit of the Accounts shall be deducted from such aggregate.

In this Clause 15.1, "Relevant Percentage" means:

(i)	from 1 January 2012 (inclusive) until 31 March 2014 (inclusive), 65 per cent.:

(ii)	~~(i)from the date of this Agreement~~from 1 April 2014 (inclusive) until 30 June ~~2012~~2014(inclusive), ~~125~~85 per cent.;

(iii)	~~(ii)~~from 1 July ~~2012~~2014 (inclusive) until 31 ~~December 2012~~March 2015 (inclusive), ~~135~~110 per cent.; ~~and~~

(iv)	from 1 April 2015 (inclusive) until 31 December 2015 (inclusive), 118 per cent; and

(v)	~~(iii)~~at all other times thereafter, ~~140~~120 per cent.

15.2	Provision of additional security; prepayment

~~15.2Provision of additional security; prepayment.~~  If the Agent serves a notice on the Borrower under Clause 15.1, the Borrower shall prepay such part at least of the Loan as will eliminate the shortfall on or before the date falling 20 Business Days after the date on which the Agent's notice is served under Clause 15.1 (the "Date of Prepayment") unless at least 1 Business Day before the Date of Prepayment the Borrower have provided, or ensured that a third party has provided, additional security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require.

15.3	Valuation of Ship~~. The Market Value of a Ship (or any other Fleet Vessel), at any date is that shown by one valuation to be prepared~~:

The Market Value of a Ship (or any other Fleet Vessel) at any date is that shown by one valuation to be prepared:

(a)	as at a date not more than 30 days previously;

(b)	by an Approved Broker appointed by the Agent;

(c)	with or without physical inspection of the Ship (as the Agent may require); and

(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment.

15.4	Value of additional security~~.~~

The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.

15 5	Valuations binding

~~15.5Valuations binding.~~  Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6	Provision of information

~~15.6Provision of information.~~  The Borrower shall promptly provide the Agent and any Approved Broker or expert acting under Clause 15.3 or 15.4 with any information which the Agent or the Approved Broker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7	Payment of valuation expenses

~~15.7Payment of valuation expenses.~~  Without prejudice to the generality of the Borrower's obligations under Clauses 20.2, 20.3 and 21.3, the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause Provided that so long as no Event of Default has occurred at the relevant time the Borrower shall be obligated to pay the fees and expenses of one valuation in each quarter in any Financial Year.

15.8	Release of valuation security

~~15.8Release of valuation security.~~  If the amounts calculated under Clause 15.1 shall at time exceed the minimum required security cover under Clause 15.1, and the Borrower or a third party shall previously have provided further security, the Agent, after receiving a notice from the Borrower to do so will, subject to being indemnified to its satisfaction against the cost of doing so, release any such further security specified by the Borrower to the extent that the min8imum required security cover would be maintained and that no Event of Default is in existence or will result following such release.

15.9	Application of prepayment~~.~~

Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.

16	PAYMENTS AND CALCULATIONS

16.1	Currency and method of payments~~.~~

All payments to be made (for the avoidance of the doubt, all payments made under or pursuant to the Master Agreement shall be made to the Swap Bank direct or, as the case may be, in accordance with the relevant provisions in the Master Agreement, the relevant Designated Transaction and Confirmations):

(a)	by the Lenders to the Agent; or

(b)	by the Borrower to the Agent, the Security Trustee or any Lender

under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(i)	by not later than 11.00 a.m. (New York City time) on the due date;

(ii)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(iii)
to the account designated "Paragon financing account" at Commerzbank AG, Hamburg Branch (Account No.: 620346700USD, SWIFT Code: COBADEFF208 via correspondent bank Commerzbank AG, New York COBAUS3XX), under reference "Paragon Shipping inc.- US$57 million facility) or to such other account with such other bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties; and

(iv)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

16.2	Payment on non-Business Day~~.~~

If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3	Basis for calculation of periodic payments~~.~~

All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4	Distribution of payments to Creditor Parties~~.~~

Subject to Clauses 16.5, 16.6 and 16.7:

(a)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

16.5	Permitted deductions by Agent

~~16.5Permitted deductions by Agent.~~ Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

16.6	Agent only obliged to pay when monies received~~.~~

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

16.7	Refund to Agent of monies not received~~.~~

If and to the extent that the Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or the Lender concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8	Agent may assume receipt~~.~~

Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9	Creditor Party accounts~~.~~

Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Master Agreement, the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.10	Agent's memorandum account

~~16.10Agent's memorandum account.~~  The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Security Party under the Master Agreement and the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.11	Accounts prima facie evidence~~.~~

If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall, absent manifest error, be prima facie evidence that that amount is owing to that Creditor Party.

17	APPLICATION OF RECEIPTS

17.1	Normal order of application~~.~~

Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents and the Master Agreement in the following order and proportions:

(i)	first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrower under Clauses 20, 21 and 22 of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document or in the Master Agreement);

(ii)
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents and the Master Agreement (and, for this purpose, the expression "interest" shall include any net amount which the Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of the Master Agreement but shall have failed to pay or deliver to the relevant Swap Bank at the time of application or distribution under this Clause 17); and

(iii)
thirdly, in or towards repayment pro rata of the Loan and the Swap Exposure of the Swap Bank (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or the Master Agreement but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a); and

(c)	THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

17.2	Variation of order of application~~.~~

The Agent may, with the authorisation of all Lenders and the Swap Bank by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3	Notice of variation of order of application~~.~~

The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4	Appropriation rights overridden~~.~~

This Clause 17 and any notice which the Agent gives under Clause 17.3 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

18	APPLICATION OF EARNINGS

18.1	Payment of Earnings and Swap Payments~~.~~

The Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (subject only to the provisions of the relevant General Assignments), all the Earnings of each Ship are paid to the Earnings Account for that Ship.

18.2	Monthly retentions

~~18.2Monthly retentions.~~  The Borrower undertakes with each Creditor Party to ensure that, in each calendar month of the Security Period commencing on the date falling 1 month after the Drawdown Date and on the same day in each subsequent month, there is transferred to the Retention Account out of the aggregate Earnings received in the Earnings Accounts during the preceding calendar month:

(a)	one-third of the amount of the Repayment Instalment falling due under Clause 8.1 on the next Repayment Date; and

(b)	the relevant fraction of the aggregate amount of interest on the Loan which is payable on the next due date for payment of interest under this Agreement~~,~~.

The "relevant fraction" in relation to paragraph (b), is a fraction of which the numerator is 1 and the denominator the number of months comprised in the then current Interest Period applicable to the Loan (or, if the current Interest Period ends after the next date for payment of interest under this Agreement, the number of months from the later of the commencement of the current Interest Period or the last due date for payment of interest to the next date for payment of interest under this Agreement.

18.3	Shortfall in Earnings

~~18.3Shortfall in Earnings.~~  If the aggregate Earnings received are insufficient in any month for the required amount to be transferred to the Retention Account under Clause 18.2, the Borrower shall make up the amount of the insufficiency on demand from the Agent; but, without thereby prejudicing the Agent's right to make such demand at any time, the Agent may, if so authorised by the Majority Lenders, permit the Borrower to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 18.2 from the Earnings received in the next or subsequent months.

18.4	Application of retentions~~.~~

Until an Event of Default occurs, the Agent shall on each due date for the payment of interest under this Agreement distribute to the Lenders in accordance with Clause 16.4 so much of the then balance on the Retention Account as equals:

(a)	any Repayment Instalment due in accordance with Clause 8.1 on that interest payment date; and

(b)	the amount of interest payable on that interest payment date in discharge of the Borrower's liability for that Repayment Instalment or that interest.

18.5	Interest accrued on Retention Account~~.~~

Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Retention Account.

18.6	Release of accrued interest

~~18.6Release of accrued interest.~~  Interest accruing under Clause 18.5 shall be released to the Borrower on each interest payment date unless an Event of Default or a Potential Event of Default has occurred or the then credit balance on the Retention Account is less than what would have been the balance had the full amount required by Clause 18.2 (and Clause 18.3, if applicable) been transferred in that and each previous month.

18.7	Location of accounts~~.~~

The Borrower shall promptly:

(a)	comply, and ensure that the Owners comply, with any requirement of the Agent as to the location or re-location of any Earnings Account or the Retention Account;

(b)
execute, and ensure that the Owners execute, any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts (or any of them) and the Retention Account.

18.8	Debits for expenses etc.

The Agent shall be authorised by the Borrower (but not obliged) from time to time to debit the Earnings Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.

18.9	Borrower' obligations unaffected~~.~~

The provisions of this Clause 18 do not affect:

(a)	the liability of the Borrower to make payments of principal and interest on the due dates; or

(b)	any other liability or obligation of the Borrower or any Security Party under any Finance Document.

19	EVENTS OF DEFAULT

19.1	Events of Default~~.~~

An Event of Default occurs if:

(a)	the Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of Clause 9.2, 11.2, 11.3, 11.4, 11.6, 11.7, 12.2, 12.3, 12.4, 12.5, 12.6, 13.2, 15.1, 18.1 ~~or~~, 18.2 or 3.4 of the Amending and Restating Agreement; or

(c)
any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b) above) if, in the opinion of the Majority Lenders, such default is capable of remedy, and such default continues unremedied 10 days after written notice from the Agent requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in the Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c) above); or

(e)
any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in the Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes unable to pay its debts as they fall due; or

(ii)
any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress, in respect of a sum of, or sums aggregating, $100,000 or more or the equivalent in another currency; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)
any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)
a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)
any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)	in a country other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or

(h)
the Borrower or any Security Party ceases or suspends carrying on or changes the nature of its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)
for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any consent necessary to enable any Owner to own, operate or charter a Ship or to enable the Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)
without the prior written consent of the Majority Lenders, a change has occurred or probably has occurred after the date of this Agreement in the legal ownership of any of the shares in any Owner or in the ultimate control of the voting rights attaching to any of those shares; or

(l)
any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)
either (i) the Bodouroglou Family ceases to own at least 10 per cent, either directly or indirectly of the share capital of the Borrower or (ii) any person unaffiliated to the Bodouroglou Family (in the opinion of the Majority Lenders) acquires more than 49 per cent. of the share capital of the Borrower, without the prior written consent of the Agent (with the authorisation of the Majority Lenders); or

(n)
either (i) Mr. Michael Bodouroglou ceases to be the Chairman and CEO of the Borrower or (ii) there is a material change in the composition of the board of directors or significant change in the executive management of the Borrower, without the prior written consent of the Agent (with the authorisation of the Majority Lenders); or

(o)	the security constituted by a Finance Document is in any way imperilled or in jeopardy;

(p)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of any Security Party; or

(ii)	any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person in the light of which the Majority Lenders consider that there is a significant risk that the Borrower or any Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents and the Master Agreement as they fall due; or

(q)	any of the following occurs in relation to the Master Agreement:

(i)	notice of an Early Termination Date is given by the Agent under Section 6(a) of the Master Agreement; or

(ii)	a person entitled to do so gives notice of Early Termination Date under Section (b) of the Master Agreement; or

(iii)	an Event of Default (as defined in Section 14 of the Master Agreement) occurs and is continuing ; or

(iv)
the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent, acting with the authorisation of the Majority Lenders.

19.2	Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default, which is continuing:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

~~(i)~~	~~serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or~~

(i)
~~(ii)~~serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(ii)
~~(iii)~~take any other action which, as a result of the Event of Default or any notice served under paragraph (I) or (ii) above, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)
the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii) above, the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

~~19.3~~
~~Termination of Commitments.  On the service of a notice under paragraph (a)(i) of Clause 19.2, the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.~~

19.3	Acceleration of Loan

~~19.4Acceleration of Loan.~~  On the service of a notice under paragraph (a)(ii) of Clause 19.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.4	~~19.5~~Multiple notices; action without notice~~.~~

The Agent may serve notices under paragraphs (a) (i) and (ii) of Clause 19.2 simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in that Clause if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.5	~~19.6~~Notification of Creditor Parties and Security Parties~~.~~

The Agent shall send to each Lender, the Swap Bank, the Security Trustee and each Security Party a copy of the text of any notice which the Agent serves on the Borrower under Clause 19.2; but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy of the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.

19.6	~~19.7~~Creditor Parties' rights unimpaired~~.~~

Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or the Swap Bank under a Finance Document, the Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.7	~~19.8~~Exclusion of Creditor Party liability~~.~~

No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

19.8	Relevant Persons

~~19.9Relevant Persons.~~  In this Clause 19 "a Relevant Person" means the Borrower, a Security Party and any other member of the Group; but excluding any company which is dormant and the value of whose gross assets is $50,000 or less.

19.9	Interpretation

~~19.10Interpretation.~~  In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) "petition" includes an application.

19.10	Position of the Swap Bank

~~19.11Position of the Swap Bank.~~  Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of the Swap Bank except to the extent that the Swap Bank is also a Lender.

20	FEES AND EXPENSES

20.1	Facility ~~and commitment~~ fees~~. The Borrower shall pay to the Agent:~~

~~(b)~~

~~(a)~~
~~a commitment fee for distribution among the Lenders pro rata to their Commitments at the rate of 0.75 per cent. per annum on the amount of the Total Commitments less than the amount of the Loan for the period from (and including) the date of this Agreement up to and including the earlier of (i) the Drawdown Date and (ii) the last day of the Availability Period, such fee to be paid quarterly in arrears and on the last day of such period; and~~

~~on the date of this Agreement~~ The Borrower shall pay to the Agent a non-refundable up-front fee ~~of $370,500 (being an amount equal to 0.65 per cent. of the maximum amount of the Loan)~~in the amount and the manner set out in the Amending and Restating Agreement.

20.2	Costs of negotiation, preparation etc.

The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document (including, without limitation, any legal fees (which shall include, for the avoidance of doubt, the fees incurred by the Agent with respect to the legal opinions referred to in Schedule 4) or out of pocket expenses and printing expenses).

20.3	Costs of variations, amendments, enforcement etc.

The Borrower shall pay to the Agent, on the Agent's demand, the amount of all expenses (including, without limitation, any legal fees or expenses) incurred by a Lender in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Majority Lenders or the Lender concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuations of any security provided or offered under Clause 15 or any other matter relating to such security;

(d)
such circumstances where the Agent, in its absolute opinion, considers that there has been a material change to the insurances in respect of a Ship, the review of the insurances of that Ship pursuant to Clause 13.18;

(e)
any step taken by the Lender concerned or the Swap Bank concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (e) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4	Documentary taxes

~~20.4Documentary taxes.~~  The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax.

20.5	Certification of amounts

~~20.5Certification of amounts.~~  A notice which is signed by two officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES

21.1	Indemnities regarding borrowing and repayment of Loan~~.~~

The Borrower shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all expenses, liabilities and losses which are incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19;

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2	Breakage costs~~.~~

Without limiting its generality, Clause 21.1 covers any liability, expense or loss, including a loss of a prospective profit, incurred by a Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

21.3	Miscellaneous indemnities

~~21.3Miscellaneous indemnities.~~  The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind ("liability items") which may be made or brought against, or incurred by, the relevant Creditor Party, in any country, in relation to:

(a)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document;

(b)
any other event, matter or question which occurs or arises at any time during the Security Period and which has any connection with, or any bearing on, any Finance Document, any payment or other transaction relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by a Finance Document~~;~~.

other than liability items which are shown to have been caused by the gross negligence or the wilful misconduct of the relevant Creditor Party's own officers or employees~~;~~,

21.4	Extension of indemnities; environmental indemnity~~.~~

Without prejudice to its generality, Clause 21.3 covers:

(a)	any matter which would be covered by Clause 21.3 if any of the references in that Clause to a Lender were a reference to the Agent or (as the case may be) to the Security Trustee; and

(b)	any liability items which arise, or are asserted, under or in connection with any law relating to safety at sea, pollution, the protection of the environment, the ISM Code or the ISPS Code.

21.5	Currency indemnity

~~21.5Currently indemnity.~~  If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)	making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment~~;~~,

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.5, the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (Hamburg time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.5 creates a separate liability of the Borrower which is distinct from its other liabilities under the Master Agreement and the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.6	Certification of amounts

~~21.6Certification of amounts.~~  A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.7	Sums deemed due to a Lender~~.~~

For the purposes of this Clause 21, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

21.8	Application to Master Agreement~~.~~

For the avoidance of doubt, Clause 21.5 does not apply in respect of sums due from the Borrower to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of the Master Agreement shall apply.

22	NO SET-OFF OR TAX DEDUCTION

22.1	No deductions~~.~~

All amounts due from the Borrower under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

22.2	Grossing-up for taxes~~.~~

If the Borrower is required by law to make a tax deduction from any payment:

(a)	the Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)	the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3	Evidence of payment of taxes~~.~~

Within 1 month after making any tax deduction, the Borrower concerned shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

22.4	Exclusion of tax on overall net income~~.~~

In this Clause 22 "tax deduction" means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party's overall net income.

22.5	Application to the Master Agreement~~.~~

For the avoidance of doubt, Clause 22 does not apply in respect of sums due from the Borrower to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply or to any payment netting or close-out netting arrangement agreed in the Master Agreement.

23	ILLEGALITY, ETC

23.1	Illegality

~~23.1Il1egatity.~~  This Clause 23 applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2	Notification of illegality~~.~~

The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3	Prepayment

~~23.3Prepayment; termination of Commitment.~~  On the Agent notifying the Borrower under Clause 23.2~~, the Notifying Lender's Commitment shall terminate; and thereupon or, if later,~~ on the date specified in the Notifying Lender's notice under Clause 23.1 as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender's Contribution in accordance with Clause 8.

23.4	Mitigation

~~23.4Mitigation.~~  If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement, the Master Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24	INCREASED COSTS

24.1	Increased costs~~.~~

This Clause 24 applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying Lender considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or regulation or an alteration after the date of this Agreement in the manner in which a law or regulation is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Notifying Lender's overall net income); or

(b)
complying with regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement,

Notifying Lender (or a parent company of it) has incurred or will incur an "increased cost".

24.2	Meaning of "increased cost"~~,~~

In this Clause 24, "increased cost" means, in relation to a Notifying Lender:

(a)
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its ~~Commitment or~~ Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums; or

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement,

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22 or an item arising directly out of the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004, in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its affiliates.

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its liabilities and assets) on such basis as it considers appropriate.

24.3	Notification to Borrower of claim for increased costs~~.~~

The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

24.4	Payment of increased costs

~~24.4Payment of increased costs.~~  The Borrower shall pay to the Agent, at the end of any Interest Period during which the Agent makes demand, for the account of the Notifying Lender, the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5	Notice of prepayment

~~24.5Notice of prepayment.~~  If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.3, the Borrower may give the Agent not less than 14 days' notice of its intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

24.6	Prepayment

~~(a)24.6Prepayment; termination of Commitment.~~  A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower's notice of intended prepayment~~;~~  and ~~:on the date on which the Agent serves that notice, the Commitment of the Notfiying Lender shall be cancelled; and~~on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost (if any).

24.7	Application of prepayment~~.~~

Clause 8 shall apply in relation to the prepayment.

25	SET-OFF

25.1	Application of credit balances~~.~~

Each Creditor Party may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents and the Master Agreement; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2	Existing rights unaffected~~.~~

No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3	Sums deemed due to a Lender

~~25.3Sums deemed due to a Lender.~~  For the purposes of this Clause 25, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

26	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1	Transfer by Borrower~~.~~

The Borrower may not, without the prior written consent of the Agent, such consent not to be unreasonably withheld, given on the instructions of all the Lenders:

(a)	transfer any of its rights or obligations under any Finance Document; or

(b)	enter into any merger, de-merger or other reorganisation, or carry out any other act, as a result of which any of its rights or liabilities would vest in, or pass to, another person.

26.2	Transfer by a Lender~~. Subject to Clause 26.5, a Lender (the "Transferor Lender") may at any time, cause:~~

 ~~(a)~~	~~its rights in respect of all or part of its Contribution; or~~

~~(b)~~	~~its obligations in respect of all or part of its Commitment; or~~

~~(c)~~	~~a combination of (a) and (b)~~

Subject to Clause 26.5, a Lender (the "Transferor  Lender") may at any time, cause its rights in respect of all or part of its Contribution to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 4 with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Deed.

A transfer pursuant to this Clause 26.2 shall:

(i)	require the prior written consent of the Agent; and

(ii)	be effected without the consent of the Borrower but with prior discussions with the Borrower in respect of the Transferee Lender.

26.3	Transfer Certificate, delivery and notification~~.~~

As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security Trustee and each of the Lenders;

(b)	on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above.

26.4	Effective Date of Transfer Certificate~~.~~

~~26.4~~A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 26.3 on or before that date.

26.5	No transfer without Transfer Certificate~~.~~

~~26.5~~No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6	Lender re-organisation; waiver of Transfer Certificate~~.~~

However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the successor shall automatically and without any further act being necessary become a Lender with the same ~~Commitment~~ Contribution as were held by the predecessor Lender.

26.7	Effect of Transfer Certificate~~.~~

A Transfer Certificate takes effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender;

~~(b)~~	~~the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;~~

(b)
~~(c)~~the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender (or the part thereof specified in the Transfer Certificate) ~~and a Commitment of an amount specified in the Transfer Certificate~~;

(c)
~~(d)~~the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(d)
~~(e)~~any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed;

(e)
~~(f)~~the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.5 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(f)
~~(g)~~in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8	Maintenance of register of Lenders

~~26.8Maintenance of register of Lenders.~~  During the Security Period the Agent shall maintain a register in which it shall record the name~~, Commitment~~, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 5 Business Days prior notice.

26.9	Reliance on register of Lenders

~~26.9Reliance on register of Lenders.~~  The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10	Authorisation of Agent to sign Transfer Certificates~~.~~

The Borrower, the Security Trustee, each Lender and the Swap Bank irrevocably authorises the Agent to sign Transfer Certificates on its behalf.

26.11	Registration fee~~.~~

In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $2,000 from the Transferor Lender or (at the Agent's option) the Transferee Lender.

26.12	Sub-participation; subrogation assignment~~.~~

A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13	Disclosure of information~~.~~

A Lender may disclose to a potential Transferee Lender or sub-participant any information which the Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

26.14	Change of lending office~~.~~

A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26.15	Notification

~~26.15Notification.~~  On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16	Replacement of Reference Bank

~~26.16Replacement of Reference Bank.~~  If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5.5 then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank's appointment shall cease to be effective.

26.17	Security over Lenders' rights

~~26.17Security over Lenders' rights.~~ In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from the Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by the Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27	VARIATIONS AND WAIVERS

27.1	Variations, waivers etc. by Majority Lenders~~.~~

Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2	Variations, waivers etc. requiring agreement of all Lenders~~.~~

However, as regards the following, Clause 27.1 applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender and the Swap Bank":

(a)	a reduction in the Margin or in the definition of LIBOR;

(b)	a change to the date for, or the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	a change to any Lender's ~~Commitment~~Contribution;

(d)	an extension of the Availability Period;

(e)	a change to the definition of "Majority Lenders" or "Finance Documents";

(f)	a change to the preamble or to Clause 2, 3, 4, 5.1, 8.1, 8.2, 17, 18, 19 or 30;

(g)	a change to this Clause 27;

(h)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(i)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.

27.3	Exclusion of other or implied variations

~~27.3Exlusion of other or implied variations.~~  Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement, another Finance Document or the Master Agreement; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or a Security Party of an obligation under the Master Agreement, a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document, the Master Agreement or by the general law~~;~~,

and there shall not be implied into any Finance Document or the Master Agreement any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28	NOTICES

28.1	General

~~28.1General.~~  Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by registered letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications ~~.~~

A notice shall be sent:

(a)	to the Borrower:	Paragon Shipping Inc. 15 Karamanli Street 166 73 Voula Greece Fax No: +(30) 210 891 4600 Attn: the Chief Financial Officer

(b)	to a Lender:	At the address opposite its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate; and

(c)	the Agent and the Security Trustee:	Commerzbank AG ~~Global Shipping~~NCA DSB Domstraβe 18 20095 Hamburg Germany Fax No: +(49) 40 37 699 649 Attn: Claas Ringleben/Carlo Glaeser

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders and the Security Parties.

28.3	Effective date of notices ~~.~~

Subject to Clauses 28.4 and 28.5:

(a)	a notice which is delivered personally shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)
a notice which is delivered by registered letter shall be deemed to be served, and shall take effect, 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at the relevant address; and

(c)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4	Service outside business hours ~~.~~

However, if under Clause 28.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5	Illegible notices

~~28.5Illegible notices.~~  Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6	Valid notices

~~28.6Valid notices.~~  A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7	English language ~~.~~

Any notice under or in connection with a Finance Document shall be in English.

28.8	Meaning of "notice" ~~.~~

In this Clause "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

28.9	Electronic communication

(a)
Any communication to be made between the Agent or the Security Trustee and a Lender or the Swap Bank under or in connection with the Master Agreement and the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Trustee and the relevant Lender or the Swap Bank:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agent and a Lender or the Security Trustee or the Swap Bank will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or the Swap Bank to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose.

29	SUPPLEMENTAL

29.1	Rights cumulative, non-exclusive ~~.~~

The rights and remedies which the Finance Documents or the Master Agreement give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document or the Master Agreement explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

29.2	Severability of provisions

~~29.2Severability of provisions.~~  If any provision of a Finance Document or the Master Agreement is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document and the Master Agreement or of the provisions of any other Finance Document and the Master Agreement.

29.3	Third party rights ~~.~~

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

29.4	Counterparts ~~.~~

~~29.4~~A Finance Document may be executed in any number of counterparts.

30	LAW AND JURISDICTION

30.1	English law

~~30.1English law.~~  This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

30.2	Exclusive English jurisdiction ~~.~~

Subject to Clause 30.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

30.3	Choice of forum for the exclusive benefit of the Creditor Parties~~.~~

Clause 30.2 is for the exclusive benefit of the Creditor Parties, which reserves the rights:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.

30.4	Process Agent

~~30.4Process Agent.~~   The Borrower irrevocably appoints HTD Services Limited at their office for the time being, presently at Irongate House, Duke's Place, London EC3A 7HX, England, to act as its process agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

30.5	Creditor Party rights unaffected ~~.~~

Nothing in this Clause 30 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

30.6	Meaning of "proceedings" and "Dispute" ~~.~~

In this Clause 30, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

SCHEDULE 1

LENDERS~~AND COMMITMENTS~~

Lender	Lending Office	~~Commitment~~ Contribution (US Dollars)

Commerzbank AG	Domstraβe 18 20095 Hamburg Germany	57,000,000

SCHEDULE 2

DETAILS OF SHIPS AND OWNERS

1	Name of Ship:	"PEARL SEAS"
	Flag:	Marshall Islands
	IMO Number:	393260
	Official Number:	2965
	Dwt:	74,473
	Class Society and notation:	RINA (C; Bulk Carrier ESP; AUT-UMS)
	Year built:	2006
	Owner:	Donna Marine Co.
2	Name of Ship:	"SAPPHIRE SEAS"
	Flag:	Liberia
	IMO Number:	9301146
	Official Number:	13497
	Dwt:	53,702
	Class Society and notation:	Germanischer Lloyd Hull 100 A5 ESP IW C1D11 Bulk Carrier, Machinery MC AUT
	Year built:	2005
	Owner:	Protea Interational Inc.

3	Name of Ship:	"DIAMOND SEAS"
	Flag:	Liberia
	IMO Number:	9244219
	Official Number:	13494
	Dwt:	74,274
	Class Society and notation:	Lloyd's Register 100A1 bulk carrier, strengthened for heavy cargoes, holds 2,4,6 may be empty, ESN ESP, LI LMC UMS
	Year built:	2001
	Owner:	Reading Navigation Co.

SCHEDULE 3 ~~SCHEDULE 4~~

~~SCHEDULE 3~~

~~DRAWDOWN NOTICE~~

~~To:~~	~~Commerzbank AG~~

~~Domstraβe 18~~

~~20095 Hamburg~~

~~Germany~~

~~Attention: Loans Administration~~	~~[~~	~~] 2011~~

~~DRAWDOWN NOTICE~~

~~1~~
~~We refer to the loan agreement (the "Loan Agreement") dated [●] 2011 and made between ourselves as Borrower, the Lenders referred to therein yourselves as Agent, Arranger, Swap Bank and as Security Trustee in connection with a loan facility of up to US$57,000,000.  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.~~

~~2.~~	~~We request to borrow the Loan as follows:~~

~~(a)~~	~~Amount of Loan: $57,000,000;~~

~~(b)~~	~~Drawdown Date: [~~	~~] August 2011;~~

~~(c)~~	~~Duration of the first Interest Period shall be [~~	~~] months;~~

~~(d)~~	~~Payment instructions: account of [~~	~~] and numbered [~~	~~] with [~~	~~] of [~~	~~].~~

~~3~~	~~We represent and warrant that:~~

~~(a)~~	~~the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;~~

~~(b)~~	~~no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.~~

~~4~~	~~This notice cannot be revoked without the prior consent of the Majority Lenders.~~

~~5~~	~~We authorise you to deduct all accrued commitment fee and the up front fee referred to in Clause 20.1 from the amount of the Loan.~~

~~[Name of Signatory]~~

~~__________________________~~

~~for and on behalf of~~

SCHEDULE 4 ~~PARAGON SHIPPING INC.~~CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a).

1	A duly executed original of each of:

(a)	this Agreement;

(b)	the Agency and Trust Deed;

(c)	the Master Agreement;

(d)	the Guarantees;

(e)	the Master Agreement Assignment;

(f)	the Shares Security Deeds;

(g)	the Earnings Accounts Pledges;

(h)	the Retention Account Pledge; and

(I)	the Reserve Account Pledge.

2	Copies of the certificate of incorporation and constitutional documents of the Borrower and each Security Party.

3
Copies of resolutions of the shareholders and directors of the Borrower and of each Owner authorising the execution of each of the Finance Documents and the Master Agreement to which the Borrower or that Owner is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement.

4	The original of any power of attorney under which any Finance Document and the Master Agreement are executed on behalf of the Borrower and an Owner.

5	Copies of all consents which the Borrower and any Owner requires to enter into, or make any payment under, any Finance Document or the Master Agreement.

6	The originals of any mandates or other documents required in connection with the opening or operation of each Earnings Account, the Retention Account and the Reserve Account.

7	Evidence satisfactory to the Agent that each Owner is a direct or indirect wholly-owned subsidiary of the Borrower.

8	All documentation required by each Creditor Party in relation to the Borrower and any Security Party pursuant to that Creditor Party's "know your customer" requirements.

9	Documentary evidence that the Agent for service of process named in Clause 30 has accepted its appointment.

10	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and Liberia, and such other relevant jurisdictions as the Agent may require.

11	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART B

The following are the documents referred to in Clause 9.1(b).

1	~~12~~A duly executed original of each of the Mortgages, the General Assignments and the Approved Charter Assignments (and of each document to be delivered by each of them).

2	~~13~~Evidence that an amount of not less than $3,000,000 is standing to the credit of the Reserve Account.

3	~~14~~Documentary evidence that:

(a)	each Ship is definitively and permanently registered in the name of its Owner under the applicable Approved Flag;

(b)	each Ship is in the absolute and unencumbered ownership of its Owner save as contemplated by the Finance Documents to which that Owner is a party;

(c)
each Ship maintains the highest available class with such first-class classification society which is a member of IACS as the Agent may approve free of all overdue recommendations and conditions of such classification society;

(d)
each Mortgage relative to a Ship has been duly registered against that Ship as a valid first preferred or, as the case may be, priority statutory mortgage in accordance with the laws of applicable Approved Flag State; and

(e)	each Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of such insurances have been complied with.

4	~~15~~Documents establishing that each Ship will, as from the Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)	the Manager's Undertaking in relation to each Ship; and

(b)
copies of the Approved Manager's Document of Compliance and each Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.

5
~~16~~Two valuations (at the cost of the Borrower) of each Ship addressed to the Agent, stated to be for the purpose of this Agreement and dated not earlier than 15 days before the Drawdown Date, each from an Approved Broker.

6
~~17~~A compliance certificate (in the form set out in Schedule 6) demonstrating the compliance by the Borrower (or not, as the case may be) with the provisions of Clause 12.4 (such compliance to be determined by reference to the unaudited quarterly consolidated accounts of the Group for the 3-month ended 30 June 2011) signed by the chief financial officer of the Borrower.

7	~~18~~Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and Liberia and such other relevant jurisdictions as the Agent may require.

8	~~19~~A favourable opinion (at the cost of the Borrower) from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances of the Ships as the Agent may require.

9	~~20~~If the Agent so requires, each of the documents specified in paragraphs 2, 3 and 5 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower,

SCHEDULE 5 ~~SCHEDULE 5~~

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:           Commerzbank AG for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee and each Lender, as defined in the Loan Agreement referred to below.
[                            ]

1
This Certificate relates to a Loan Agreement (as amended and restated by an Amending and Restating Agreement dated 8 February 2013, the "Loan Agreement") dated [!] 2011 and made between (1) Paragon Shipping Inc. as borrower (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) Commerzbank AG as Agent, (4) Commerzbank AG as Arranger (5) Commerzbank AG as Security Trustee and (6) Commerzbank AG as Swap Bank in respect of a term loan facility of up to US$57,000,000.

2	In this Certificate:

"the Relevant Parties" means the Agent, the Borrower, each Security Party, the Security Trustee, the Swap Bank and each Lender;

"the Transferor" means [full name] of [lending office];

"the Transferee" means [full name] of [lending office].

Terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate.

3	The effective date of this Certificate is ………….201 Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4
The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [      ] per cent. of the Contribution outstanding to the Transferor (or its predecessors in title) which is set out below:

4	Contribution	Amount transferred

5
By virtue of this Transfer Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[     ]] [from [   ] per cent. of its Commitment, which percentage represents $[         ]] and the Transferee acquires a Commitment of $[      ].

6
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party:

(i)	that the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)	that this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above;

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

9	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each other Finance Document;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, the Swap Bank or any Lender in the event that:

(i)	the Finance Documents prove to be invalid or ineffective,

(ii)	the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under the Finance Documents;

(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or any Security Party under the Finance Documents;

(c)
agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, the Swap Bank or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)
warrants to the Transferor and each Relevant Party (i) that it has full capacity to enter into this transaction and has taken all corporate action and obtained all official consents which it needs to take or obtain in connection with this transaction; and (ii) that this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10
The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.

11
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 above as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]
By:	By:
Date:	Date:

Agent

Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party
COMMERZBANK AG
By:

Date:
Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person

(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person

(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

Note: This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or

Transferee's jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 6 ~~SCHEDULE 6~~

FORM OF COMPLIANCE CERTIFICATE

To:          Commerzbank AG
Domstraße 18
20095 Hamburg
Germany

[!] 200[!]
Dear Sirs,

We refer to a loan agreement dated ~~[] 2011 (~~12 August 2011 (as amended and restated by the Amending and Restating agreement dated 8 February 2013, the "Loan Agreement") made between (amongst others) yourselves and ourselves in relation to a secured term loan facility of ~~up to~~ $57,000,000.

Words and expressions defined in the Loan Agreement shall have the same meaning when used in this compliance certificate.

We enclose with this certificate a copy of the [audited]/[unaudited] consolidated accounts for the Group for the [Financial Year] [3-month period] ended [!]. The accounts (i) have been prepared in accordance with all applicable laws and GAAP all consistently applied, (ii) give a true and fair view of the state of affairs of the Group at the date of the accounts and of its profit for the period to which the accounts relate and (iii) fully disclose or provide for all significant liabilities of the Group.

We also enclose copies of the valuations of all the Fleet Vessels which were used in calculating the Market Value Adjusted total Assets of the Group as at [!].

The Borrower represents that no Event of Default or Potential Event of Default has occurred as at the date of this certificate [except for the following matter or event [set out all material details of matter or event]]. In addition as of [!], the Borrower confirms compliance with the financial covenants set out in Clause 12.4 of the Loan Agreement for the 3 months ending as of the date to which the enclosed accounts are prepared.

We now certify that, as at [!]:

~~(a)~~	~~the ratio of EBITDA to Not Interest Expenses is [!];~~

~~(b)~~	~~the ratio of Total Liabilities to EBITDA is [!];~~

(a)	~~(c)~~the Market Value Adjusted Net Worth of the Group is [!]; and

(b)	~~(d)~~Liquid Assets available to the Group are $ [!] in aggregate of which, an aggregate amount of $ [!] is standing to the credit of the Reserve Account; ~~and~~

(c)	~~(e)~~the ratio of Maximum Net Debt to Total Assets is [!]~~.~~; and

(d)	FINANCIAL COVENANT (TBC).

This certificate and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

_______________________

[!]
Chief Financial Officer of
Paragon Shipping Inc.

SCHEDULE 7 ~~SCHEDULE 7~~

MANDATORY COST FORMULA

1
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the Loan) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in the Loan) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01
300	per cent. per annum

Where:

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Lenders to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	"Special Deposits" has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)
"Participating Member State" means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

(e)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6	If requested by the Agent, each Lender lending from a lending office in the United Kingdom shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Lender.

7
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8
The rates of charge of each Lender lending from a lending office in the United Kingdom for the purpose of calculating E shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 6 and 7 above.

11
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties

SCHEDULE 8 ~~SCHEDULE 8~~

DESIGNATION NOTICE

To:          Commerzbank AG
Domstrage 18
20095 Hamburg
Germany

    [!]

Dear Sirs

Loan Agreement dated [!] August 2011 (as amended and restated by an Amending and Restating Agreement dated 8 February 2013) made between (inter alia) (i) ourselves as Borrower, (ii) the Lenders and (iii) yourselves as Agent, Arranger, Swap Bank and Security Trustee (the "Loan Agreement")

We refer to:

1	the Loan Agreement;

2	the Master Agreement dated [!] made between ourselves and [!]; and

3	a Confirmation delivered pursuant to the said Master Agreement dated [!] and addressed by [!] to us.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully,

……………………………….
for and on behalf of
PARAGON SHIPPING INC.

EXECUTION PAGES

BORROWER

SIGNED by	)
for and on behalf of	)
PARAGON SHIPPING INC.	)

LENDERS

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

SWAP BANK

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

AGENT

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

SECURITY TRUSTEE

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

ARRANGER

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

Witness to all the	)
Above signatures	)
Name:
Address:

PART B

FORM OF CLEAN VERSION AMENDED AND RESTATED LOAN AGREEMENT

Date 12 August 2011
as amended and restated by the Amending and Restating Agreement dated 8 February 2013

PARAGON SHIPPING INC.
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

COMMERZBANK AG
as Agent, Arranger and as Security Trustee

- and -

COMMERZBANK AG
as Swap Bank

LOAN AGREEMENT

relating to a secured term loan facility of (originally)
up to US$57,000,000 to refinance existing indebtedness of
the Borrower secured on
m.vs. "DIAMOND SEAS", "PEARL SEAS"
and "SAPPHIRE SEAS"

Watson, Farley & Williams

Index
Clause                                                                                Page

1	Interpretation	1
2	Facility	16
3	Position of the Lenders, the Swap Bank and the Majority Lenders	16
4	Drawdown	17
5	Interest	17
6	Interest Periods	19
7	Default Interest	20
8	Repayment and Prepayment	21
9	Conditions Precedent	24
10	Representations and warranties	25
11	General Undertakings	27
12	Corporate Undertakings	32
13	Insurance	35
14	Ship Covenants	41
15	Security Cover	45
16	Payments and Calculations	47
17	Application of Receipts	49
18	Application of Earnings	50
19	Events of Default	51
20	Fees and Expenses	56
21	Indemnities	57
22	No Set-Off or Tax Deduction	59
23	Illegality, etc	60
24	Increased Costs	61
25	Set-Off	62
26	Transfers and changes in Lending Offices	63
27	Variations and Waivers	66
28	Notices	67
29	Supplemental	69
30	Law and Jurisdiction	70
Schedule 1 Lenders		72
Schedule 2 Details of Ships and Owners		73
Schedule 3 condition Precedent Documents		74
Schedule 4 Transfer Certificate		77
Schedule 5 Form of Compliance Certificate		80
Schedule 6 Mandatory Cost Formula		82
Schedule 7 Designation Notice		84
Execution pages		85

THIS LOAN AGREEMENT is originally made on 12 August 2011 as amended and restated by the Amending and Restating Agreement dated 8 February 2013

BETWEEN:

(1)
PARAGON SHIPPING INC. a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	COMMERZBANK AG acting through its office at Domstraße 18, 20095, Hamburg, Germany, as Agent;

(4)	COMMERZBANK AG acting through its office at Dornstraße 18, 20095, Hamburg, Germany, as Arranger;

(5)	COMMERZBANK AG acting through its office at Domstraße 18, 20095, Hamburg, Germany, as Security Trustee;

(6)	COMMERZBANK AG acting through its office at Kaiserstrasse 16, 60621 Frankfurt am Main, Germany, as Swap Bank.

WHEREAS

(A)
The Lenders have made available to the Borrower a secured term loan facility in an amount of US$57,000,000 for the purpose of refinancing the existing indebtedness of the Borrower secured on the Ships (as defined below).

(B)	The Swap Bank has agreed to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower's exposure under this Agreement to interest rate fluctuations.

(C)	The Lenders and the Swap Bank have agreed to share pari passu in the security to be granted to the Security Trustee pursuant to this Agreement.

(D)	By the Amending and Restating Agreement (as defined below), the Creditor Parties agreed to certain amendments to the Loan Agreement, the Master Agreement and the Finance Documents.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions

Subject to Clause 1.5, in this Agreement:

"Account" means each of the Earnings Accounts, the Retention Account and the Reserve Account and, in the plural, means all of them;

"Affected Lender" has the meaning given in Clause 5.7(c);

"Agency and Trust Deed" means the agency and trust deed dated 12 August 2011 executed between the Borrower, the Lenders, the Agent, the Security Trustee, the Arranger and the Swap Bank in the Agreed Form;

"Agent" means Commerzbank AG and any of its successors including, without limitation, any successor appointed under clause 5 of the Agency and Trust Deed;

"Agreed Form" means, in relation to any document, that document in the form approved in writing by the Agent (acting on the instructions of the Lenders) or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document;

"Amending and Restating Agreement" means the amending and restating agreement dated 8 February 2013 and made between (i) the Borrower, (ii) the Owners, (iii) the Lenders, (iv) the Agent, (v) the Arranger, (vi) the Security Trustees and (vii) the Swap Bank;

"Applicable Accounts" means, as at the date of calculation or, as the case may be, in respect of an accounting period, the annual audited consolidated accounts and financial statements of the Group or the quarterly unaudited accounts and financial statements of the Group, in each case, which the Borrower is obliged to deliver to the Agent pursuant to Clause 11.6;

"Approved Broker" means each of H. Clarkson & Company Limited of London, England, Barry Rogliano Salles S.A. of Paris, France, R.S. Platou Shipbrokers A.S. of Oslo, Norway, Arrow Sale & Purchase (UK) Ltd. of London, England, Simpson Spence & Young of London, England, Fearnley AS of Oslo, Norway, Galbraith's Limited of London, England, Breamar Seascope (London), Maersk Brokers K.S.;

"Approved Charter" means, in relation to "PEARL SEAS", a time charterparty dated 16 November 2011 and made between Donna and the Approved Charterer (as amended and supplemented from time to time) pursuant to which "PEARL SEAS" is time chartered by Donna to the Approved Charterer for a time period of at least 22 months at a gross daily charter hire rate of at least $12,125 and on such other terms approved by the Agent prior to this Agreement;

"Approved Charter Assignment" means, in relation to the Approved Charter, a specific deed of assignment of the rights of the Owner of the relevant Ship in respect of that Approved Charter, in the Agreed Form;

"Approved Charterer" means, in relation to "PEARL SEAS", Cargill International SA, a company incorporated in Geneva;

"Approved Flag" means the flag of any country which is a member of the European Union, the Marshall Islands flag, the Liberian flag or such other flag as the Agent may, in its sole and absolute discretion, approve as the flag on which a Ship shall be registered;

"Approved Flag State" means any country which is a member of the European Union, the Marshall Islands, Liberia or any other country in which the Agent, may in its sole and absolute discretion, approve that a Ship be registered;

"Approved Manager" means, in relation to each Ship, Allseas Marine S.A. a corporation organised and existing under the laws of the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia and maintaining a ship management office at 15 Karamanli Avenue, 166 73 Voula, Greece or any other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the technical and/or commercial manager of a Ship;

"Arranger" means Commerzbank AG acting through its office at DomstraSe 18, 20095, Hamburg, Germany,

"Balloon Instalment" has the meaning given to that term in Clause 8.1;

"Bodouroglou Family" means, together, each of the following:

2

(a)	Mr. Michael Bodouroglou;

(b)	all the lineal descendants in direct line of Mr. Michael Bodouroglou;

(c)	a husband or wife, or former husband or wife, or widower or widow of any of the above persons;

(d)	the estates, trusts or legal representatives of any of the above persons (whether controlled by any of them or being the beneficiaries of any of them); and

(e)
each company (other than a member of the Borrower's Group) legally or beneficially owned or (as the case may be) controlled by one or more of the persons or entities which would fall within paragraphs (a) to (e) of this definition, and each one of the above shall be referred to as "a member of the Bodouroglou Family";

"Borrower" means Paragon Shipping Inc., a corporation incorporated in the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960;

"Business Day" means a day on which banks are open in London, Athens, Hamburg and any other city in which a Lender is incorporated or maintains its lending office and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

"Charterparty Assignment" means, in relation to each Ship, an assignment of the rights of the Owner of that Ship under any charterparty or other contract of employment referred to in Clause 14.17 executed or to be executed by the relevant Owner in favour of the Security Trustee, in each case, in the Agreed Form and, in the plural, means all of them;

"Compliance Certificate" means a certificate in the form set out in Schedule 6 (or in any other form which the Agent approves or reasonably requires) to be provided at the times and in the manner set out in Clause 12.7;

"Compliance Date" means 31 March, 30 June, 30 September and 31 December in each calendar year (or such other dates as of which the Borrower prepares the consolidated financial statements which it is required to deliver pursuant to Clause 11.6);

"Contractual Currency" has the meaning given in Clause 21.5;

"Confirmation" and "Early Termination Date" in relation to any continuing Designated Transaction, have the meanings given in the Master Agreement;

"Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender;

"Creditor Party" means the Agent, the Arranger, the Security Trustee, the Swap Bank or any Lender, whether as at the date of this Agreement or at any later time;

"Debt" means the aggregate (without double counting) of secured or unsecured bank loans, finance lease obligations, bonds and any other financial obligations included as a liability on the balance sheet in terms of IFRS, but excluding the mark to market of swaps and other derivative instruments and excluding contingent liabilities as shown in the Applicable Accounts;

"Deed of Covenant" means a deed of covenant collateral to a mortgage on a Ship to be executed in favour of the Security Trustee by the Owner of the relevant Ship in the Agreed Form and, in the plural, means all of them;

3

"Deferred Amount" has the meaning given in Clause 8.15;

"Designated Transaction" means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrower pursuant to the Master Agreement with the Swap Bank which, at the time the Transaction is entered into, is also a Lender;

(b)
its purpose is the hedging of the Borrower's exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the final Repayment Date; and

(c)
it is designated by the Borrower, by delivery by the Borrower to the Agent of a notice of designation in the form set out in Schedule 8, as a Designated Transaction for the purposes of the Finance Documents;

"Dollars" and "$" means the lawful currency for the time being of the United States of America;

"Drawdown Date" means the date on which the Loan was actually advanced to the Borrower;

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to the relevant Owner or the Security Trustee in the event of requisition of that Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances; and

(c)
if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

"Earnings Account" means, in relation to a Ship, an account in the name of the Owner of that Ship with the Agent designated "[name of Ship] - Earnings Account", or any other account (with that or another office of the Agent which is designated by the Agent as the Earnings Account for that Ship for the purposes of this Agreement and, in the plural, means all of them;

"Earnings Account Pledge" means, in relation to an Earnings Account, an agreement creating security in favour of the Security Trustee over that account in the Agreed Form and, in the plural, means all of them;

"EBITDA" means, as at the date of calculation or, as the case may be, for any accounting period, the consolidated net income of the Group for that accounting period:

(a)	plus, to the extent deducted in computing consolidated net income of the Group for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign taxes and tax distributions;

(ii)	Net Interest Expenses; and

4

(iii)
depreciation, depletion, amortisation of intangibles and other non-cash charges or non-cash losses (including, without limitation, non-cash transaction expenses and the amortisation of debt discounts) and any extraordinary losses not incurred in the ordinary course of business;

(b)
minus, to the extent added in computing consolidated net income of the Group for that accounting period, any non-cash income or non-cash gains and any extraordinary gains not incurred in the ordinary course of business;

all determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Group in the Applicable Accounts;

"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental incident,

and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

"Environmental Incident" means, in relation to a Ship:

(a)	any release of Environmentally Sensitive Material from that Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship or the Owner thereof and/or any operator or manager is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where the Owner thereof and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

"Event of Default" means any of the events or circumstances described in Clause 19.1;

"Existing Facility Agreements" has the meaning given in Clause 11.21;

"Existing Indebtedness" means, at any date the outstanding Financial Indebtedness of the Borrower under a loan agreement dated 29 November 2007 and made between (i) the

5

Borrower, (ii) the banks and financial institutions listed in schedule 1 thereto as lenders and (iii) Commerzbank AG as swap bank, agent, arranger and security trustee in respect of a revolving credit facility of (originally) $250,000,000;

"Final Repayment Date" means 18 August 2017;

"Finance Documents" means:

(a)	this Agreement;

(b)	the Amending and Restating Agreement;

(c)	the Agency and Trust Deed;

(d)	the Guarantees;

(e)	the Master Agreement Assignment;

(f)	the Mortgages;

(g)	the General Assignments;

(h)	the Deeds of Covenant;

(i)	the Shares Security Deeds;

(j)	the Earnings Account Pledges;

(k)	the Retention Account Pledge;

(i)	the Reserve Account Pledge;

(m)	the Approved Charter Assignments;

(n)	any Charterparty Assignment;

(o)	the Manager's Undertakings; and

(p)
any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower, any Owner or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Bank under this Agreement or any of the documents referred to in this definition;

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

6

(e)
under any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

"Financial Year" means, in relation to the Group, each period of 1 year commencing on 1 January in respect of which its consolidated accounts are or ought to be prepared;

"Fleet Vessels" means, together, all of the vessels (including, but not limited to, the Ships) from time to time owned by members of the Group;

"GAAP" means generally accepted accounting principles in the United States of America, including IFRS;

"General Assignment" means, in relation to a Ship, a general assignment of the Earnings, the Insurances and any Requisition Compensation of that Ship dated 18 August 2011 in the Agreed Form and, in the plural, means all of them;

"Group" means the Borrower and its subsidiaries (whether direct or indirect and including, but not limited to, the Owners) from time to time during the Security Period and "member of the Group" shall be construed accordingly;

"Guarantee" means, in relation to each Owner, a guarantee dated 18 August 2011 given by that Owner in favour of the Security Trustee guaranteeing the obligations of the Borrower under (inter alia) this Agreement, the Master Agreement and the other Finance Documents in the Agreed Form and, in the plural, means all of them;

"IACS" means the International Association of Classification Societies;

"IFRS" means international accounting standards within the meaning of the IAS Regulations 1606/2002 to the extent applicable to the relevant financial statements;

"Insurances" means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, her Earnings or otherwise in relation to the Ship; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

"Interest Period" means a period determined in accordance with Clause 6;

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code);

"ISPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time;

7

"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code;

"Lender" means, subject to Clause 26.6, a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Borrower under Clause 26.14) or its transferee, successor or assignor;

"LIBOR" means, for Interest Period;

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on REUTERS BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this Agreement), "REUTERS BBA Page LIBOR 01" means the display designated as "REUTERS BBA Page LIBOR 01" on the Reuters Money News Services or such other page as may replace REUTERS BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on REUTERS BBA Page LIBOR 01, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Agent by each Reference Bank to be the rate per annum at which deposits in Dollars are offered to that Reference Bank by leading banks in the London Interbank Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it and, if any such rate is below zero, LIBOR shall be deemed to be zero;

"Liquid Assets" means, at any relevant time hereunder, the aggregate of:

(a)	cash in hand or held with banks or other financial institutions of the Borrower and/or any other member of the Group and restricted cash in Dollars or another currency freely convertible into Dollars;

(b)
the market value of transferable certificates of deposit in a freely convertible currency acceptable to the Lenders (being for the purposes of this Agreement, Dollars, Japanese Yen, Swiss Francs, Euros or Sterling) issued by a prime international bank; and

(c)
the market value of equity securities (if and to the extent that the Agent is satisfied that such equity securities are readily saleable for cash and that there is a ready market therefor) and investment grade debt securities which are publicly traded on a major stock exchange or investment market (valued at market value as at any applicable date of determination);

in each case owned by the Borrower or any other member of the Group where:

(i)	the market value of any asset specified in paragraph (b) and (c) shall be the bid price quoted for it on the relevant calculation date by the Agent; and

(ii)
the amount or value of any asset denominated in a currency other than Dollars shall be converted into Dollars using the Agent's spot rate for the purchase of Dollars with that currency on the relevant calculation date;

"Loan" means the principal amount for the time being outstanding under this Agreement;

8

"Major Casualty" means, in relation to each Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or, the equivalent in any other currency;

"Majority Lenders" means Lenders whose Contributions total 66 2/3 per cent. of the Loan;

"Manager's Undertaking" means, in relation to a Ship, a letter of undertaking dated 18 August 2011 executed by the Approved Manager in favour of the Security Trustee in the Agreed Form agreeing certain matters in relation to the management of that Ship and subordinating the rights of the Approved Manager against the Ship and the Owner thereof to the rights of the Creditor Parties under the Finance Documents and the Master Agreement and, in the plural, means all of them;

"Management Agreement" means, in relation to a Ship, an agreement made between the Owner of that Ship and the Approved Manager in respect of the commercial and technical management of the Ship and, in the plural, means all of them;

"Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 7;

"Margin" means:

(a)	at any time during the Deferred Amount remains outstanding, 3.00 per cent, per annum; and

(b)	at all other times, 2.35 per cent per annum;

"Market Value" means, in relation to each Ship and each Fleet Vessel, the market value thereof calculated in accordance with Clause 15.3;

"Market Value Adjusted Net Worth" means Paid-Up Capital plus General Reserves plus Retained Earnings adjusted to reflect the difference between the book values of the Fleet Vessels and the Market Values of all Fleet Vessels at any relevant time;

"Master Agreement" means the master agreement (on the 1992 or, as the case may be, 2002 ISDA (Multicurrency - Crossborder} form) in the Agreed Form made between the Borrower and the Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement;

"Master Agreement Assignment" means, the assignment of the Master Agreement in the Agreed Form;

"Maximum Net Debt" means, in respect of any relevant period, the Debt as reduced by the amount of the cash and cash equivalents as shown in the latest Applicable Accounts;

"Mortgage" means, in relation to a Ship, the first preferred or, as the case may be, priority ship mortgage on the Ship dated 18 August 2011 under the relevant Approved Flag State executed by the Owner of that Ship in favour of the Security Trustee, each in the Agreed Form and, in the plural, means all of them;

"Mortgage Addendum" means, in respect of each Mortgage, an addendum thereto executed or to be executed by the relevant Owner in favour of the Security Trustee each in the Agreed Form and, in the plural, means all of them;

"Negotiation Period" has the meaning given in Clause 5.10;

"Net Interest Expenses" means, in respect of any relevant period, the aggregate of all interest, commitment and other fees, commissions, discounts and other costs, charges or

9

expenses accruing due from all the members the Group during that accounting period less interest income received, determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Group in the Applicable Accounts;

"Notifying Lender" has the meaning given in Clause 23.1 or Clause 24.1 as the context requires;

"Owner" means, in relation to:

(a)	"DIAMOND SEAS", Reading Navigation Co., a corporation incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia,

(b)
"PEARL SEAS", Donna Marine Co., a corporation incorporated in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960; and

(c)	"SAPPHIRE SEAS", Protea International Inc., a corporation incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia,

each being a corporation which is a direct or indirect wholly-owned subsidiary of the Borrower and, in the plural, means all of them;

"Paid-Up Capital", "General Reserves" and "Retained Earnings" have the meanings ascribed to them in the Applicable Accounts;

"Payment Currency" has the meaning given in Clause 21.5;

"Permitted Security Interests" means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid crew's wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Owner in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.13(f);

(f)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the relevant Owner is prosecuting or defending such action in good faith by appropriate steps; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment other than taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

"Pertinent Jurisdiction", in relation to a company, means:

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(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company's central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

"Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, would constitute an Event of Default;

"Quotation Date" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

"Reference Banks" means, subject to Clause 26.16, the branch of Commerzbank AG at Domstraße 18, 20095, Hamburg, Germany and the London branch of any other bank or financial institution selected by the Agent;

"Relevant Percentage" has the meaning given to that term in Clause 15.1;

"Relevant Person" has the meaning given to that term in Clause 19.9;

"Repayment Instalment" has the meaning given to that term in Clause 8.1;

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss";

"Reserve Account" means an account in the name of the Borrower with the Agent in Hamburg designated "Paragon Shipping Inc. - Reserve Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Reserve Account for the purposes of this Agreement;

"Reserve Account Pledge" means a pledge agreement creating security in favour of the Security Trustee in respect of the Reserve Account in the Agreed Form;

"Retention Account " means an account in the name of the Borrower with the Agent in Hamburg designated "Paragon Shipping Inc. - Retention Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Retention Account for the purposes of this Agreement;

"Retention Account Pledge" means a pledge agreement creating security in favour of the Security Trustee in respect of the Retention Account in the Agreed Form;

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"Secured Liabilities" means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or by virtue of the Finance Documents or the Master Agreement or any judgment relating to the Finance Documents or the Master Agreement; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

"Security Interest" means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the rights of the plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar step taken; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

"Security Party" means each Owner, the Approved Manager and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the final paragraph of the definition of "Finance Documents";

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower, the Security Parties and the Lenders that:

(a)	all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents or the Master Agreement have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or the Master Agreement;

(c)
neither the Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 below or any other provision of this Agreement, another Finance Document or the Master Agreement; and

(d)
the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document or the Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or the Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document or the Master Agreement;

"Security Trustee" means Commerzbank AG and any of its successors including, without limitation, any successor appointed under clause 5 of the Agency and Trust Deed;

"Shares Security Deed" means, in relation to an Owner, a deed creating security over the share capital of that Owner dated 18 August 2011 in the Agreed Form and, in the plural, means all of them;

"Ships" means, together, the ships referred to in Schedule 2 and, in the singular, means any of them;

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"Six Months' Debt Service" means, at any date of determination, the amount of principal and interest in respect of the Financial Indebtedness of the Group payable during the consecutive 6-month period immediately following the date of determination and, for the purposes of this definition, interest for such 6-month period shall be applicable interest rate for such Financial Indebtedness;

"SMC" means a safety management certificate issued in respect of a Ship in accordance with Rule 13 of the ISM Code;

"Swap Bank" means Commerzbank AG acting through its office at Kaiserstrasse 16, 60621, Frankfurt am Main, Germany;

"Swap Exposure" means, as at any relevant date, the amount certified by the Swap Bank to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrower to the Swap Bank under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and the Swap Bank;

"Total Assets" means, as at the relevant date, the aggregate value of all current assets, fixed assets, and other assets and restricted cash of the Group (valued in accordance with GAAP);

"Total Loss" means, in relation to each Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority;

(c)	any condemnation of the Ship by any tribunal;

(d)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless she is within 90 days redelivered to the full control the relevant Owner;

"Total Loss Date" means:

(a)	in the case of an actual loss of a Ship, the date on which it occurred or, if that is unknown, the date falling 10 days after when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of a Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Owner, with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

"Transfer Certificate" has the meaning given in Clause 26.2;

"Transaction" has the meaning given in the Master Agreement; and

"Trust Property" has the meaning given in clause 3.1 of the Agency and Trust Deed.

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1.2	Construction of certain terms

In this Agreement:

"approved" means, for the purposes of Clause 13, approved in writing by the Agent;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any partnership, joint venture and unincorporated association;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

"document" includes a deed; also a letter, fax or telex;

"excess risks" means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of her insured value being less than the value at which that Ship is assessed for the purpose of such claims;

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

"law" includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"months" shall be construed in accordance with Clause 1.3;

"obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower and/or the Owner owning the Ship is obliged to effect, under Clause 13 below or any other provision of this Agreement or another Finance Document;

"parent company" has the meaning given in Clause 1.4;

"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in this clause 6 of the International Time Clauses (1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/1983) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

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"regulation" includes any regulation, rule, official directive, request or guideline (either having the force of law or compliance with which is reasonable in the ordinary course of business of the party concerned) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

"subsidiary" has the meaning given in Clause 1.4;

"successor" includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person's rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls)(1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3	Meaning of "month"

A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4	Meaning of "subsidiary"

A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attached to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation

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(a)	In this Agreement:

(i)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(ii)	references to, or to a provision of, any law include any amendment, extension, reenactment or replacement, whether made before the date of this Agreement or otherwise; and

(iii)	words denoting the singular number shall include the plural and vice versa.

(b)	Clauses 1.1 to 1.4 and paragraph (a) of this Clause 1.5 apply unless the contrary intention appears.

(c)
References in Clause 1.1 to a document being in the form of a particular Appendix or Schedule include references to that form with any modifications to that form which the Agent (with the authorisation of the Majority Lenders in the case of substantial modifications) approves or reasonably requires.

(d)	The clause headings shall not affect the interpretation of this Agreement.

2	FACILITY

2.1	Amount and purpose of facility

Subject to the provisions of this Agreement, the Lenders have made available to the Borrower a secured term loan facility of US$57,000,000 for the purpose of refinancing the Existing Indebtedness secured on the Ships.

2.2	Lenders' participations in Loan

Subject to the other provisions of this Agreement, each Lender participates in the Loan in the proportion set out in Schedule 1 of this Agreement.

3	POSITION OF THE LENDERS, THE SWAP BANK AND THE MAJORITY LENDERS

3.1	Interests of Lenders and Swap Bank several

The rights of the Lenders and the Swap Bank under this Agreement and the Master Agreement are several; accordingly (a) each Lender shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement; and (b) the Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under the Master Agreement without joining the Agent, the Security Trustee or any other Lender or the Swap Bank as additional parties in the proceedings.

3.2	Proceedings by individual Lender or Swap Bank

However, without the prior consent of the Majority Lenders, neither a Lender nor a Swap Bank may bring proceedings in respect of:

(a)	any other liability or obligation of the Borrower or a Security Party under or connected with a Finance Document or the Master Agreement; or

(b)	any misrepresentation or breach of warranty by the Borrower or a Security Party in or connected with a Finance Document or the Master Agreement.

3.3	Obligations several

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The obligations of the Lenders under this Agreement and of the Swap Bank under the Master Agreement are several; and a failure of a Lender to perform its obligations under this Agreement or of the Swap Bank to perform its obligations under the Master Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor

(b)	the Borrower, any Security Party or any other Creditor Party being discharged (in whole or in part) from its obligations under any Finance Document or under the Master Agreement,

and in no circumstances shall a Lender have any responsibility for a failure of another Lender or the Swap Bank to perform its obligations under this Agreement and the Master Agreement.

3.4	Parties bound by certain actions of Majority Lenders

Every Lender, the Swap Bank, the Borrower and each Security Party shall be bound by:

(a)	any determination made, or action taken, by the Majority Lenders under any provision of a Finance Document;

(b)	any instruction or authorisation given by the Majority Lenders to the Agent or the Security Trustee under or in connection with any Finance Document;

(c)	any action taken (or in good faith purportedly taken) by the Agent or the Security Trustee in accordance with such an instruction or authorisation.

3.5	Reliance on action of Agent

However, the Borrower and each Security Party:

(a)
shall be entitled to assume that the Majority Lenders have duly given any instruction or authorisation which, under any provision of a Finance Document, is required in relation to any action which the Agent has taken or is about to take; and

(b)	shall not be entitled to require any evidence that such an instruction or authorisation has been given.

3.6	Construction

In Clauses 3.4 and 3.5 references to action taken include (without limitation) the granting of any waiver or consent, an approval of any document and an agreement to any matter.

4	DRAWDOWN

4.1	Request for Loan

The Creditor Parties and the Borrower acknowledge that on 18 August 2011, the Lenders advanced to the Borrower the total amount of $57,000,000 which was used to refinance Existing Indebtedness secured on the Ships.

5	INTEREST

5.1	Payment of normal interest

Subject to the provisions of this Agreement, interest on the Loan and each part thereof in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

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5.2	Normal rate of interest

Subject to the provisions of this Agreement, the rate of interest on the Loan and each part thereof in respect of an Interest Period shall be the aggregate of (i) the Margin, (ii) the Mandatory Cost (if any) and (iii) LIBOR for that Interest Period.

5.3	Payment of accrued interest

In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest

The Agent shall notify the Borrower and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period,

as soon as reasonably practicable after each is determined.

5.5	Obligation of Reference Banks to quote

A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6	Absence of quotations by Reference Banks

If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if 2 or more of the Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7	Market disruption

The following provisions of this Clause 5 apply if:

(a)
no rate is quoted in REUTERS BBA Page LIBOR 01 and the Reference Banks (or, if there is only one Reference Bank at the relevant time, that Reference Bank) do not or, as the case may be, does not, before 1.00 p.m. (Hamburg time) on the Quotation Date for an Interest Period, provide quotations to the Agent in order to fix LIBOR; or

(b)
at least 1 Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than 50 per cent. of the Loan notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Dollar Market at or about 11.00 a.m. (London time) on the Quotation Date for the interest Period; or

(c)
at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the "Affected Lender") that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8	Notification of market disruption

The Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

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5.9	Negotiation of alternative rate of interest

If the Agent's notice under Clause 5.8 is served after the Loan is made, the Borrower, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 5.8 (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution plus the Mandatory Cost (if any) during the Interest Period concerned.

5.10	Application of agreed alternative rate of interest

Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.11	Alternative rate of interest in absence of agreement

If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution to the Loan plus the Margin and the Mandatory Cost (if any); and the procedure provided for by this Clause 5.11 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.12	Notice of prepayment

If the Borrower does not agree with an interest rate set by the Agent under Clause 5.11, the Borrower may give the Agent not less than 15 Business Days' notice of its intention to prepay the Loan at the end of the interest period set by the Agent.

5.13	Prepayment

A notice under Clause 5.12 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower's notice of intended prepayment and on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the Loan or, as the case may be, the Affected Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

5.14	Application of prepayment

The provisions of Clause 8 shall apply in relation to the prepayment.

6	INTEREST PERIODS

6.1	Duration of normal Interest Periods

Each Interest Period shall be:

(a)	3, 6, 9 or 12 months as notified by the Borrower to the Agent not later than 11.00 a.m. (Hamburg time) 3 Business Days before the commencement of the Interest Period; or;

(b)	3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a) above; or

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(c)	such other period as the Agent may, with the Majority Lenders' authority, agree with the Borrower.

6.2	Duration of Interest Periods for Repayment Instalments

In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.3	Non-availability of matching deposits for Interest Period selected

If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 6 months, any Lender notifies the Agent by 11.00 a.m. (Hamburg time) on the second Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

7	DEFAULT INTEREST

7.1	Payment of default interest on overdue amounts

The Borrower shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2	Default rate of interest

Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at paragraphs (a) and (b) of Clause 7.3; or

(b)	in the case of any other overdue amount, the rate set out at paragraph (b) of Clause 7.3.

7.3	Calculation of default rate of interest

The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b)	the aggregate of the Mandatory Cost (if any) and the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

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(ii)
if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent (after consultation with the Reference Banks) by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time reasonably determine.

7.4	Notification of interest periods and default rates

The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent's notification.

7.5	Payment of accrued default interest

Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest

Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7	Application to Master Agreement

For the avoidance of doubt, this Clause 7 does not apply to any amount payable under the Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of the Master Agreement shall apply.

8	REPAYMENT AND PREPAYMENT

8.1	Amount of repayment instalments

Save as otherwise repaid or prepaid, the Borrower shall repay the Loan by 19 consecutive quarterly instalments (each a ''Repayment Instalment" and together the "Repayment Instalments") as follows:

(a)	in the case of the first to the sixth (inclusive) Repayment Instalments, in the amount of $750,000 each;

(b)	in the case of the seventh Repayment Instalment, in the amount of $1,250,000;

(c)	in the case of the eighth to the nineteenth (inclusive) Repayment Instalments, in the amount of $1,425,000 each; and

(d)	a balloon instalment in the amount of $27,700,000 (as the same may be adjusted pursuant to Clause 8.15, the "Balloon Instalment"),

In respect of the first to the fourth (inclusive) Repayment Instalments the Borrower shall be entitled to apply an amount equal to $150,000 from the funds (or any part thereof) standing to the credit of the Reserve Account towards the repayment of each such Repayment Instalment Provided that the Borrower has first contributed from its own resources an amount of $600,000 towards the prepayment of the same Repayment Instalment.

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8.2	Repayment Dates

The first Repayment Instalment shall be repaid on 19 February 2013, each subsequent Repayment Instalment shall be repaid at three-monthly intervals thereafter and the last Repayment Instalment, together with the Balloon Instalment, shall be repaid on 18 August 2017.

8.3	Final Repayment Date

On the Final Repayment Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all principal and other sums then accrued or owing under any Finance Document.

8.4	Voluntary prepayment

Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period.

8.5	Conditions for voluntary prepayment

The conditions referred to in Clause 8.4 are that:

(a)	any partial prepayment to be applied against the Loan shall be $1,000,000 or a higher multiple thereof;

(b)
the Agent has received from the Borrower at least 15 days' prior written notice specifying the amount to be repaid and the date on which the prepayment is to be made (such date shall be the last day of an Interest Period);

(c)
the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with; and

(d)	the Borrower has complied with Clause 8.12 on or prior to the date of prepayment.

8.6	Effect of notice of prepayment

A prepayment notice may not be withdrawn or amended without the consent of the Agent, (not to be unreasonably withheld) given with the authority of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.7	Notification of notice of prepayment

The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 8.5(c).

8.8	Mandatory prepayment

The Borrower shall be obliged to prepay the Relevant Amount of the Loan:

(a)	if a Ship is sold, on the date on which the sale is completed by delivery of the Ship to the buyer; or

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(b)
if a Ship becomes a Total Loss, on the earlier of the date falling 150 days after the relevant Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

In this Clause 8.8:

"Applicable Amount" " means the Loan multiplied by a fraction whose:

(i)	numerator is the Market Value of the Ship being sold or which has become a Total Loss on the date on which such sale is completed or, as the case may be, the date on which the Total Loss occurred; and

(ii)	denominator is the aggregate Market Value of the Ships subject to a Mortgage on the date on which the relevant Ship is sold or becomes a Total Loss; and

"Relevant Amount" means the greater of (i) the Applicable Amount and (ii) an amount which after the application of the prepayment to be made pursuant to this Clause 8.8, results in the security cover ratio under Clause 15.1 being the greater of (A) the Relevant Percentage and (B) the percentage which applied immediately prior to the applicable event described in paragraph (a) or (b) of this Clause 8.8.

8.9	Amounts payable on prepayment

A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 below or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 21.1(b) but without premium or penalty.

8.10	Application of partial prepayment

Each partial prepayment made pursuant to:

(a)	Clause 8.8 shall be applied, at the Borrower's option, either pro rata against the Repayment Instalments and the Balloon Instalment or against the Balloon Instalment only;

(b)	Clause 8.4 shall be applied, at the Borrower's option, either in the manner referred to in paragraph (a) or in prepayment of the Relevant Repayment Instalments (or any of them); and

(c)	Clause 8.15 shall be applied against the Balloon Instalment only.

In this Clause 8.10 "Relevant Repayment Instalments" means not more than four consecutive Repayment Instalments payable by the Borrower following the making of the voluntary prepayment by the Borrower pursuant to Clause 8.4.

8.11	No re-borrowing

No amount prepaid in respect of the Loan may be re-borrowed.

8.12
Prepayment Fee. If the Borrower prepays the Loan or any part of it (other than pursuant to Clause 8.8) on or prior to 18 August 2015, it shall pay to the Agent (for distribution to the Lenders pro rata to their Contributions) on any Fee Payment Date the applicable Prepayment Fee.

In this Clause 8.12:

"Fee Payment Date" means the date on which the Borrower makes a prepayment of the Loan (or any part of it) in accordance with the terms of this Agreement; and

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"Prepayment Fee" means, in relation to:

(a)	the prepayment of the Loan, if the Fee Payment Date occurs:

(i)
during the period commencing on the first anniversary of the Drawdown Date and ending on the date falling 364 days thereafter, an amount equal to 1.3 per cent. of the Loan prepaid (the "Prepayment Amount");

(ii)	during the period commencing on the second anniversary of the Drawdown Date and ending on the date falling 364 days thereafter, an amount equal to 1 per cent. of the Prepayment Amount; and

(iii)	during the period commencing on the third anniversary of the Drawdown Date and ending on the date falling 364 days thereafter, an amount equal to 0.75 per cent. of the Prepayment Amount,

Provided that the Prepayment Fee shall not be payable in the case the Agent receives Security Interest over assets acceptable to it (both as regarding their characteristics, age and value) in substitution of the Security Interests it is being asked to release on the Prepayment Date.

8.13	Unwinding of Designated Transactions

On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions to the extent necessary to ensure that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.1.

8.14	Prepayment of Swap Benefit

If a Designated Transaction is terminated in circumstances where the Swap Bank would be obliged to pay an amount to the Borrower under the Master Agreement, the Borrower hereby agrees that such payment shall be paid to the Agent to be applied by the Agent in accordance with Clause 17 and authorises the Swap Bank to pay such amount to the Agent for such purpose; following such payment the Swap Bank is discharged from any liability or obligations under that Designated Transaction.

8.15	Prepayment of the Deferred Amount

At any time throughout the Security Period, the Borrower may, by giving a written notice to the Agent, make a partial prepayment in the amount of $3,500,000 (the "Deferred Amount"), in portions of $500,000 or higher integral multiple thereof, against the Loan with such prepayment being applied in accordance with Clause 8.10.

9	CONDITIONS PRECEDENT

9.1	Documents, fees and no default

Each Lender's obligation to contribute to the Loan is subject to the following conditions precedent:

(a)	that, on or before the date of this Agreement, the Agent receives the documents described in Part A of Schedule 4 in a form and substance satisfactory to the Agent;

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(b)	that, on the Drawdown Date but prior to the advance of the Loan, the Agent receives the documents described in Part B of Schedule 4 in a form and substance satisfactory to the Agent

(c)
that, on or before the service of the Drawdown Notice, the Agent receives all facility fees referred to in Clause 20.1 which are payable at that time (including, without limitation, any accrued commitment fee) and has received payment of the expenses referred to in Clause 20.2;

(d)	that both at the date of the Drawdown Notice and at the Drawdown Date:

(i)	no Event of Default has occurred and is continuing or would result from the borrowing of the Loan;

(ii)
the representations and warranties in Clause 10 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 5.9 has occurred and is continuing.

(e)
that, if the ratio set out in Clause 15.1 were applied immediately following the making of the Loan, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(f)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Master Agreement and the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrower prior to the Drawdown Date.

9.2	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit the Loan be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

10	REPRESENTATIONS AND WARRANTIES

10.1	General

The Borrower represents and warrants to each Creditor Party as follows.

10.2	Status

The Borrower is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

10.3	Share capital and ownership

The has an authorised share capital of 780,000,000 registered shares with a par value of $0.001 per share (consisting of 750,000,000 shares of Class A common stock, 5,000,000 shares of Class B common stock and 25,000,000 shares of preferred stock). As of the date of this Agreement, the Borrower has issued 11,001,403 shares of Class A common stock, all of which are fully paid and non-assessable.

10.4	Corporate power

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The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute the Finance Documents to which the Borrower is a party and the Master Agreement; and

(b)
to borrow under this Agreement, enter into Designated Transactions under the Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which the Borrower is a party and the Master Agreement.

10.5	Consents in force

All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6	Legal validity; effective Security Interests

The Finance Documents to which the Borrower is a party and the Master Agreement, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)
create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate subject to any relevant insolvency laws affecting creditors' rights generally.

10.7	No third party Security Interests

Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document:

(a)	the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8	No conflicts

The execution by the Borrower of each Finance Document to which it is a party and the Master Agreement, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document to which it is a party and the Master Agreement will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Borrower; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

10.9	No withholding taxes

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All payments which the Borrower is liable to make under the Finance Documents and the Master Agreement may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.10	No default

No Event of Default has occurred and is continuing.

10.11	Information

All information which has been provided in writing by or on behalf of the Borrower or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts.

10.12	No litigation

No legal or administrative action involving the Borrower has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken.

10.13	Compliance with certain undertakings

At the date of this Agreement, the Borrower is in compliance with Clauses 11.2, 11.4, 11.9 and 11.12.

10.14	Taxes paid

The Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower or its business.

10.15	ISM Code and ISPS Code Compliance

All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Owners, the Approved Manager and the Ships have been complied with.

10.16	No money laundering

Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Master Agreement and the Finance Documents, and the transactions and other arrangements effected or contemplated by the Master Agreement and the Finance Documents to which the Borrower is a party, the Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council).

11	GENERAL UNDERTAKINGS

11.1	General

The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

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11.2	Title; negative pledge and pari passu ranking

The Borrower will:

(a)
own (directly or indirectly) the entire beneficial interest in each Owner free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents;

(b)
not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future (including, but not limited to the Borrower's rights against the Swap Bank under the Master Agreement or all or any part of the Borrower's interest in any amount payable to the Borrower by the Swap Bank under the Master Agreement); and

(c)
procure that its liabilities under the Master Agreement and the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law.

11.3	No disposal of assets

The Borrower will not transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

11.4	Restriction on other liabilities or obligations to be incurred

The Borrower will procure that none of the Owners will, incur, any liability or obligation except liabilities and obligations:

(a)	under the Finance Documents to which each is a party; and

(b)	incurred in the normal course of its business of operating its Ship.

11.5	Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.6	Provision of financial statements

The Borrower will send to the Agent:

(a)
as soon as possible, but in no event later than 180 days after the end of each Financial Year (commencing with the Financial Year ended 31 December 2012), the annual audited consolidated Financial Statements of the Group for that Financial Year;

(b)
as soon as possible, but in no event later than 90 days after the end of each quarterly period in each Financial Year of the Borrower ending on 31 March, 30 June, 30 September and 31 December (commencing with the financial quarter ended on 31 December 2012), the quarterly unaudited consolidated accounts of the Group for the most recent financial quarter certified as to their correctness by the chief financial officer of the Borrower; and

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(c)
promptly after each request by the Agent, such further financial information about the Borrower, the Group, the Ships, the other Fleet Vessels and the Owners (including, but not limited to, charter arrangements, Financial Indebtedness and operating expenses) as the Agent may require.

11.7	Form of financial statements

All accounts (audited and unaudited) delivered under Clause 11.6 will:

(a)	be prepared in accordance with all applicable laws and GAAP consistently applied;

(b)
in the case of the annual audited financial statements of the Group, be audited by an internationally renowned auditing firm and such financial statements shall not include any material qualifications;

(c)	give a true and fair view of the state of affairs of the Group at the date of those accounts and of its profit for the period to which those accounts relate; and

(d)	fully disclose or provide for all significant liabilities of the Group.

11.8	Shareholder and creditor notices

The Borrower will send the Agent, at the same time as they are despatched, copies of all communications which are despatched to all of the Borrower's shareholders or creditors or any class of them.

11.9	Consents

The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)	for the Borrower to perform its obligations under any Finance Document to which it is a party or the Master Agreement;

(b)	for the validity or enforceability of any Finance Document to which it is a party or the Master Agreement;

(c)	for each Owner to continue to own and operate the Ship owned by it,

and the Borrower will comply (or procure compliance) with the terms of all such consents.

11.10	Maintenance of Security Interests

The Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11	Notification of litigation

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The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party, the Approved Manager, any Ship or the Earnings or the Insurances of any Ship as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.12	Principal place of business

The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated in Clause 28.2(a); and the Borrower will not establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than the Marshall Islands.

11.13	Confirmation of no default

The Borrower will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of the Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Agent may serve requests under this Clause 11.13 from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan and this Clause 11.13 does not affect the Borrower's obligations under Clause 11.14.

11.14	Notification of default

The Borrower will notify the Agent as soon as the Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred and will thereafter keep the Agent fully up-to-date with all developments.

11.15	Provision of further information

The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)	to the Borrower, any Owner, any Ship, the Approved Manager or any other Security Party, the Insurances or the Earnings; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document which may be requested by the Agent, the Security Trustee or any Lender at any time.

11.16	Provision of copies and translation of documents

The Borrower will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrower will provide a certified English translation prepared by a translator approved by the Agent.

11.17	Ownership

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The Borrower shall ensure that (a) it shall remain the direct or indirect owner of the whole of the issued share capital of each Owner and (b) there shall be no change in the legal and beneficial ownership of the shares in each Owner.

11.18	General and administrative costs

The Borrower shall ensure that the payment of all the general and administrative costs of the Borrower and the Owners in connection with the ownership and operation of the Ships (including, without limitation, the payment of the management fees pursuant to the Management Agreements) shall be fully subordinated to the payment obligations of the Borrower and the Owners under this Agreement, the Master Agreement and the other Finance Documents throughout the Security Period.

11.19	No amendment to Master Agreement; Transactions

The Borrower will not:

(a)	agree to any amendment or supplement to, or waive or fail to enforce, the Master Agreement or any of its provisions; or

(b)	enter into any Transaction pursuant to the Master Agreement except Designated Transactions.

11.20	"Know your customer" checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Borrower or any Security Party after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Master Agreement and the Finance Documents.

11.21	Other Facilities; terms, conditions and covenants

The Borrower shall provide the Agent with details of terms, conditions and covenants contained in other loan and credit facility agreements (as amended and supplemented thereto, the "Existing Facility Agreements") entered into between the Borrower (or any of its subsidiaries) and other banks and financial institutions (including, without limitation, HSH Nordbank AG and Nordea Bank Finland plc.) prior to the date of the Amending and Restating Agreement in respect of any Fleet Vessels and ships currently under construction as soon as reasonably practicable. To the extent that any such Existing Facility Agreements (but

31

excluding any amending, restating or supplemental agreements entered by the relevant parties after the date of the Amending and Restating Agreement) contains terms, conditions or covenants which are in the opinion of the Agent (with the authorisation of the Majority Lenders) more favourable than those contained in this Agreement the other Finance Documents and the Master Agreement, the Borrower undertakes or, as the case may be, shall procure that it, any Security Party or any of its subsidiaries enter into any such additional documents as shall be required by the Agent so that the Lenders also receive the benefit of such favourable rights as appropriate.

11.22	Compliance

The Borrower undertakes to conduct its business in compliance with all applicable anticorruption laws and has instituted and maintains policies and procedures designed to promote and achieve compliance with such laws.

12	CORPORATE UNDERTAKINGS

12.1	General

The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

12.2	Maintenance of status

The Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Marshall Islands.

12.3	Negative undertakings

The Borrower will not:

(a)	change the nature of its business; or

(b)

(i)	declare or pay any dividend or effect any other form of distribution; or

(ii)	make any form of investment (other than an investment funded through an equity contribution by the Borrower which does not have a negative effect on the Group's cash flow),

during the period commencing on the date of the Amending and Restating Agreement and ending on 30 June 2014 and subject to the Borrower agreeing with the Agent the manner of prepayment of the Deferred Amount referred to in Clause 8.15 prior to the Final Repayment Date;

(c)	effect any form of redemption, purchase or return of share capital; or

(d)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in the Borrower's share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected; or

32

(e)
enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length Provided that this shall not prevent or restrict the Borrower from on lending the Loan to the Owners or granting credit or financial assistance to its wholly owned direct or indirect subsidiaries; or

(f)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital; or

(g)
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks or enter into any transaction in a derivative other than Designated Transactions; or

(h)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

12.4	Financial Covenants

The Borrower shall ensure that at all times:

(a)	the ratio of EBITDA to Net Interest Expenses shall not be less than:

(i)	from 1 January 2015 (inclusive) until 31 December 2015 (inclusive), 2.5:1; and

(ii)	from 1 January 2016 (inclusive) and at all times thereafter, 3.0:1;

(b)	the Market Value Adjusted Net Worth of the Group shall not be less than:

(i)	from 31 December 2012 (inclusive) until 30 June 2014 (inclusive), $75,000,000; and

(ii)	at all times thereafter, $100,000,000;

(c)	there is available to the Borrower and all the other members of the Group in Liquid Assets an amount of not less than:

(i)	at any time when the Borrower is not paying dividends or making any other form of distribution, $650,000 per Fleet Vessel; and

(ii)
at any time when the Borrower decides to pay dividends or make any other form of distribution (and immediately following the payment of the dividends and the making of the distribution), an amount equal to Six Months' Debt Service; and

(d)	the Maximum Net Debt expressed as a percentage of Total Assets shall not exceed 80 per cent.

12.5	Minimum Liquidity for Loan

The Borrower shall maintain throughout the Security Period in freely available cash deposit in the Reserve Account an amount (the "Cash Collateral Amount") of not less than the aggregate of (i) $1,500,000 (the "Partial Cash Collateral Amount") and (ii) $500,000 per Ship subject to a Mortgage,

Provided that:

(i)
the Borrower may apply from the Partial Cash Collateral Amount an amount of $150,000 in repayment of each Repayment Instalment payable during the fourth financial quarter in 2012 and the Financial Year ending on 31 December 2013

33

(subject to the proviso in Clause 8.1) and following such applications the Partial Cash Collateral Amount may be reduced to an amount of not less than $750,000; and

(ii)	by no later than 1 July 2014 and, subject to Clause 12.6, at all times thereafter, the Partial Cash Collateral Amount shall not be less than $1,500,000.

12.6	Partial Cash Collateral Amount

During the period commencing on 1 July 2014 (inclusive) and ending on 31 December 2015 (inclusive) the Partial Cash Collateral Amount (or any relevant part thereof) may be applied by the Borrower in or towards partial repayment of any Repayment Instalments falling due during that period upon the Borrower's written request subject to the following terms and conditions:

(a)	no Event of Default has occurred at the date of the Borrower's said request or on the repayment date on which the relevant Repayment Instalment is due and payable;

(b)
the Borrower's written request shall be accompanied by 3-monthly statements of account which demonstrate, to the satisfaction of the Lenders, that the aggregate Earnings of the Ships and the other Fleet Vessels during the 3-month period to which those statements relate was insufficient to cover the aggregate of the operating expenses of the Ships and the payments of principal and interest payable by the Borrower pursuant to this Agreement and the other Finance Documents and pursuant to other loan facility agreements which are secured on the other Fleet Vessels;

(c)
the Agent shall have given its prior written consent to such application (which shall be given if the Lender is satisfied that the statements of amounts referred to in paragraph (b) above demonstrate the Borrowers' inability to repay the whole of the relevant Repayment Instalment due);

(d)
the amount which the Borrower may apply towards a Repayment Instalment by using the Partial Cash Collateral Amount (or any part thereof) shall not exceed the amount of $375,000 (the "Repayment Contribution Amount"); and

(e)	any cash flow shortfall in respect of any Repayment Instalment which exceeds the Repayment Contribution Amount shall be funded through an equity contribution by the Borrower.

12.7	Compliance Check

Compliance with the undertakings contained in Clause 12.4 shall be determined in each Financial Year:

(a)
at the time the Agent receives the audited consolidated accounts of the Group and the unaudited consolidated accounts of the Group (pursuant to Clauses 11.6(a) and 11,6(b) respectively), by reference to the unaudited consolidated accounts in the case of the first three financial quarters in each Financial Year and for the fourth financial quarter in each Financial Year, initially by reference to the unaudited consolidated accounts for the relevant fourth quarter and, once available, by reference to the audited consolidated accounts for that Financial Year of the Group; and

(b)	at any other time as the Agent may reasonably request by reference to such evidence as the Lenders may require to determine and calculate the financial covenants referred to in Clause 12.4.

At the same time as it delivers the consolidated accounts referred to in this Clause 12.7, the Borrower shall deliver to the Agent a Compliance Certificate demonstrating its compliance

34

(or not, as the case may be) with the provisions of Clause 12.4 signed by the chief financial officer of the Borrower.

12.8	Change in accounting expressions and policies

If, by reason of change in format or GAAP (including IFRS) or other relevant accounting policies, the expressions appearing in any accounts and financial statements referred to in Clause 11.6 alter from those in the accounts and financial statements for the Borrower for the year ended 31 December 2010, the relevant definitions contained in Clause 1.1 and the provisions of Clause 12.4 shall be deemed modified in such manner as the Agent, acting with the authorisation of the Majority Lenders, shall require to take account of such different expressions but otherwise to maintain in all respects the substance of those provisions.

12.9	Subordination of rights of Borrower

All rights which the Borrower at any time has (whether in respect of the Loan or any other transaction) against any Owner or its assets shall be fully subordinated to the rights of the Creditor Parties under the Finance Documents; and in particular, the Borrower shall not during the Security Period:

(a)	claim, or in a bankruptcy of any Owner or prove for any amount payable to the Borrower by an Owner, whether in respect of the Loan or any other transaction;

(b)	take or enforce any Security Interest for any such amount; or

(c)	claim to set-off any such amount against any amount payable by the Borrower to any Owner.

13	INSURANCE

13.1	General

The Borrower also undertakes with each Creditor Party to procure that each Owner will comply with the following provisions of this Clause 13 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (in the case of Clause 13.3, such provision not to be unreasonably withheld).

13.2	Maintenance of obligatory insurances

The Borrower shall procure that each Owner keep the Ship owned by it insured at the expense of that Owner against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks (including protection and indemnity war risks);

(c)	in the case of protection and indemnity war risks, in an amount equal to the amount for which the war risks under the hull policies are effected;

(d)	protection and indemnity risks including protection and indemnity war risks cover in excess of the amount for war risks (hull) and including cover for oil pollution liability risks; and

(e)
any other risks against which the Majority Lenders consider, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Majority Lenders be reasonable for the relevant Owner to insure and which are specified by the Security Trustee by notice to the relevant Owner.

13.3	Terms of obligatory insurances

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The Borrower shall procure that each Owner shall effect such insurances:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) an amount, which when aggregated with the insured value of the other Ships at the relevant time subject to a Mortgage, is equal to 120 per cent. of the aggregate of the Loan and the Swap Exposure and (ii) the Market Value of the Ship owned by it; and

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry (with the international group of protection and indemnity clubs) and the international marine insurance market (currently $1,000,000,000);

(d)	in relation to protection and indemnity risks, in respect of the full value and tonnage of the Ship owned by it;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4	Further protections for the Creditor Parties

In addition to the terms set out in Clause 13.3, the Borrower shall procure that the obligatory insurances shall:

(a)	name the Security Trustee as sole loss payee with such directions for payment as the Security Trustee may specify;

(b)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(c)
provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Security Trustee in respect of any rights or interests (secured or not) held by or available to the Security Trustee in respect of the Secured Liabilities, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than the relevant Owner or any Creditor Party) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee;

(e)	provide that the Security Trustee may make proof of loss if the relevant Owner fails to do so; and

(f)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Security Trustee, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Security Trustee for 30 days (or 7 days in the case of war risks) after receipt by the Security Trustee of prior written notice from the insurers of such cancellation, change or lapse.

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13.5	Renewal of obligatory insurances

The Borrower shall procure that each Owner shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Owner proposes to renew that insurance and of the proposed terms of renewal; and

(ii)	in case of any substantial change in insurance cover, obtain the Security Trustee's approval to the matters referred to in paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew the insurance in accordance with the Security Trustee's approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6	Copies of policies; letters of undertaking

The Borrower shall procure that each Owner shall ensure that all approved brokers provide the Security Trustee with copies of all policies relating to the obligatory insurances which they effect or renew and of a letter or letters of undertaking (in the event of fleet cover, together with waivers for liens for unpaid premiums of other vessels not mortgaged to the Security Trustee) in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Owner or its Agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions;

(e)
they will notify the Security Trustee if any person other than the Owner is named as assured or co-assured in any of the obligatory insurances and shall procure that, upon the written request of the Security Trustee, such additional assured or co-assured executes in favour of the Security an assignment (in such form as the Lenders may approve or require) of its interest in the obligatory insurances; and

(f)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by the relevant Owner under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies or, any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Security Trustee.

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If any of the obligatory insurances referred to in Clause 13.6 form part of a fleet cover, the Borrower will procure that any letter of undertaking referred to in this Clause is amended to provide that the relevant brokers shall undertake to the Security Trustee that they shall neither set-off against any claims in respect of a Ship any premiums due in respect of other vessels under such fleet cover of any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances.

13.7	Copies of certificates of entry

The Borrower shall procure that each Owner shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by that Owner is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee; and

(c)
where required to be issued under the terms of insurance/indemnity provided by the Borrower's protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by that Owner in accordance with the requirements of such protection and indemnity association; and

(d)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority.

13.8	Deposit of original policies

The Borrower shall procure that each Owner shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9	Payment of premiums

The Borrower shall procure that each Owner shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees

The Borrower shall procure that each Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11	Restrictions on employment

The Borrower shall procure that no Owner employ the Ship owned by it, nor permit her to be employed, outside the cover provided by any obligatory insurances.

13.12	Compliance with terms of insurances

The Borrower shall procure that no Owner shall do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

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(a)
each Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.7(c) above) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)
no Owner shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved by the underwriters of the obligatory insurances;

(c)
each Owner shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
no Owner shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.13	Alteration to terms of insurances

The Borrower shall procure that no Owner shall either make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance without the prior written consent of the Security Trustee.

13.14	Settlement of claims

The Borrower shall procure that no Owner shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.15	Provision of copies of communications

Upon the occurrence of an Event of Default the Borrower shall procure that each Owner shall provide the Security Trustee, at the time of each such communication, copies of all written communications between that Owner and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Owner's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Owner and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.16	Provision of information

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In addition, the Borrower shall procure that each Owner shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13.17 below or dealing with or considering any matters relating to any such insurances and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.

13.17	Mortgagee's interest and additional peril insurances

The Security Trustee shall be entitled from time to time to effect, maintain and renew all or any of the following insurances in an amounts not exceeding the 110 per cent. of the aggregate of (i) the Loan and (ii) any Swap Exposure, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate a mortgagee's interest insurance and a mortgage's interest additional perils (pollution) insurance, each in an amount, when aggregated with the amount for which all other (in each case adopting the wording of the Agent) Ships subject to a Mortgage at that time are insured pursuant to this Clause 13.17, equal to 110 per cent. of the aggregate of (i) the Loan and (ii) any Swap Exposure, and the Borrower shall, upon demand, fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13.18	Review of insurance requirements

The Majority Lenders shall be entitled to review the requirements of this Clause 13 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Majority Lenders, significant and capable of affecting the Owners or the Ships and their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Owners may be subject), and may appoint insurance consultants in relation to this review at the cost of the Borrower.

13.19	Modification of insurance requirements

The Security Trustee shall notify the Borrower of any proposed modification under Clause 13.18 to the requirements of this Clause 13 which the Majority Lenders consider appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 13 and shall bind the Borrower accordingly.

13.20	Compliance with mortgagee's instructions

The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require any Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Security Trustee until the Owner of that Ship implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 13.19.

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14	SHIP COVENANTS

14.1	General

The Borrower also undertakes with each Creditor Party to procure that each Owner shall comply with the following provisions of this Clause 14 at all times during the Security Period except as the Agent, with the authority of the Majority Lenders, may otherwise permit.

14.2	Ship's name and registration

The Borrower shall procure that each Owner shall keep the Ship owned by it registered in its ownership under an Approved Flag; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of any Ship.

14.3	Repair and classification

The Borrower shall procure that each Owner shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain the highest class with a first-class classification society which is a member of IACS acceptable to the Agent free of overdue recommendations and conditions of such classification society; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the relevant Approved Flag State or to vessels trading to any jurisdiction to which the Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4	Classification society undertaking

The Borrower shall procure that each Owner shall instruct the classification society referred to in Clause 14.3 (and procure that the classification society undertakes with the Security Trustee):

(a)
to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records and any other related records held by the classification society in relation to the Ship owned by that Owner;

(b)
to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Owner and its Ship at the offices of the classification society and to take copies of them;

(c)	to notify the Security Trustee immediately in writing if the classification society:

(i)	receives notification from the Owner or any person that the Ship's classification society is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship's class under the rules or terms and conditions of the Owner's or the Ship's membership of the classification society;

(d)	following receipt of a written request from the Security Trustee:

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(i)
to confirm that the Owner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)
if the Owner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society.

14.5	Modification

The Borrower shall procure that no Owner shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on her which would or might materially (in the sole opinion of the Agent) alter the structure, type or performance characteristics of the Ship or materially reduce her value.

14.6	Removal of parts

The Borrower shall procure that no Owner shall remove any material part of the Ship owned by it, or any item of equipment installed on, the Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the Ship the property of the Owner and subject to the security constituted by the Mortgage and if applicable, the Deed of Covenant, relative to the Ship Provided that the Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

14.7	Surveys

The Borrower shall procure that each Owner shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Majority Lenders, provide the Security Trustee (at the expense of the Borrower) with copies of all survey reports.

14.8	Inspection

The Borrower shall procure that each Owner shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect her condition (or to satisfy themselves about proposed or executed repairs if the aggregate costs and expenses of such proposed or executed repairs exceeds the aggregate amount of $500,000) and shall afford all proper facilities for such inspections Provided that so long as no Event of Default has occurred and is continuing at the relevant time and a Ship is found to be in a satisfactory condition (in the opinion of the Security Trustee) the Borrower shall be obliged to pay the fees and expenses of one inspection of that Ship in any calendar year.

14.9	Prevention of and release from arrest

The Borrower shall procure that each Owner shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, her Earnings or her Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship, her Earnings or her Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship, her Earnings or her Insurances

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and, forthwith upon receiving notice of the arrest of the Ship, or of her detention in exercise or purported exercise of any lien or claim, the relevant Owner shall forthwith procure her release by providing bail or otherwise as the circumstances may require.

14.10	Compliance with laws etc.

The Borrower shall procure that each Owner and the Approved Manager shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by the relevant Owner, its ownership, operation and management or to the business of that Owner;

(b)	not employ the Ship nor allow her employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the prior written consent of the Majority Lenders has been given and the Owner has (at its expense) effected any special, additional or modified insurance cover which the Majority Lenders may require.

14.11	Provision of information

The Borrower shall procure that each Owner shall promptly provide the Security Trustee with any information which the Majority Lenders request regarding:

(a)	the Ship owned by it, her employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)	any towages and salvages;

(e)	its compliance or the compliance of the Ship owned by it with the ISM Code and the ISPS Code,

and, upon the Security Trustee's request, provide copies of any current charter relating to the Ship and of any current charter guarantee, and copies of the Borrower's, each Owner's or the Approved Manager's Document of Compliance.

14.12	Notification of certain events

The Borrower shall procure that each Owner shall immediately notify the Security Trustee by letter of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

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(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or her Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship;

(f)	any Environmental Claim made against that Owner or in connection with the Ship owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against the Owner, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with and the Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of the Owner's, the Approved Manager's or any other person's response to any of those events or matters.

14.13	Restrictions on chartering, appointment of managers etc.

The Borrower shall procure that no Owner shall:

(a)	change the terms on which the Ship is employed or the identity of the person by whom the Ship is employed;

(b)	enter into any charter in relation to the Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(c)	charter the Ship otherwise than on bona fide arm's length terms at the time when the Ship is fixed;

(d)	appoint a manager of the Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(e)	de-activate or lay up the Ship; or

(f)
put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise.

14.14	Notice of Mortgage

The Borrower shall procure that each Owner shall keep the Mortgage applicable to the Ship owned by it registered against that Ship as a valid first priority or first preferred mortgage, carry on board that Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by the relevant Owner to the Security Trustee.

14.15	Sharing of Earnings

The Borrower shall procure that no Owner shall:

(a)	enter into any agreement or arrangement for the sharing of any Earnings;

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(b)
enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of that Owner to any Earnings; or

(c)	enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

14.16	ISPS Code

The Borrower shall comply with, or ensure compliance by the Owner of, the ISPS Code and in particular, without limitation, shall:

(a)	procure that each Ship and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for that Ship an ISSC; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

14.17	Charterparty Assignment

If any Owner enters into any bareboat charter or any time charterparty or other contract of employment for a term which exceeds or is capable of exceeding 12 months in respect of its Ship that Owner shall, at the request of the Agent, execute, or, as the case may be, procure the execution in favour of the Security Trustee of a Charterparty Assignment in respect of that charter or other contract of employment, and shall deliver to the Agent such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Schedule 4, Part A as the Agent may require.

15	SECURITY COVER

15.1	Minimum required security cover

Clause 15.2 applies if the Agent notifies the Borrower that:

(a)	the aggregate of the Market Values of the Ships; plus

(b)	the net realisable value of any additional security previously provided under this Clause 15,

is below the Relevant Percentage of the aggregate of the Loan and any Swap Exposure Provided that during the period commencing on the date of the Amending and Restating Agreement and ending on 30 June 2014 (inclusive) any amounts standing to the credit of the Accounts shall be deducted from such aggregate.

In this Clause 15.1, "Relevant Percentage" means:

(i)	from 1 January 2012 (inclusive) until 31 March 2014 (inclusive), 65 per cent.;

(ii)	from 1 April 2014 (inclusive) until 30 June 2014 (inclusive), 85 per cent.;

(iii)	from 1 July 2014 (inclusive) until 31 March 2015 (inclusive), 110 per cent.;

(iv)	from 1 April 2015 (inclusive) until 31 December 2015 (inclusive), 118 per cent; and

(v)	at all other times thereafter, 120 per cent.

15.2	Provision of additional security; prepayment

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if the Agent serves a notice on the Borrower under Clause 15.1, the Borrower shall prepay such part at least of the Loan as will eliminate the shortfall on or before the date falling 20 Business Days after the date on which the Agent's notice is served under Clause 15.1 (the "Date of Prepayment") unless at least 1 Business Day before the Date of Prepayment the Borrower have provided, or ensured that a third party has provided, additional security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require.

15.3	Valuation of Ships

The Market Value of a Ship (or any other Fleet Vessel) at any date is that shown by one valuation to be prepared:

(a)	as at a date not more than 30 days previously;

(b)	by an Approved Broker appointed by the Agent;

(c)	with or without physical inspection of the Ship (as the Agent may require); and

(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment.

15.4	Value of additional security

The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.

15.5	Valuations binding

Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6	Provision of information

The Borrower shall promptly provide the Agent and any Approved Broker or expert acting under Clause 15.3 or 15.4 with any information which the Agent or the Approved Broker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7	Payment of valuation expenses

Without prejudice to the generality of the Borrower's obligations under Clauses 20.2, 20.3 and 21.3, the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause Provided that so long as no Event of Default has occurred at the relevant time the Borrower shall be obliged to pay the fees and expenses of one valuation in each quarter in any Financial Year.

15.8	Release of valuation security

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If the amounts calculated under Clause 15.1 shall at time exceed the minimum required security cover under Clause 15.1, and the Borrower or a third party shall previously have provided further security, the Agent, after receiving a notice from the Borrower to do so will, subject to being indemnified to its satisfaction against the cost of doing so, release any such further security specified by the Borrower to the extent that the minimum required security cover would be maintained and that no Event of Default is in existence or will result following such release.

15.9	Application of prepayment

Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.

16	PAYMENTS AND CALCULATIONS

16.1	Currency and method of payments

All payments to be made (for the avoidance of the doubt, all payments made under or pursuant to the Master Agreement shall be made to the Swap Bank direct or, as the case may be, in accordance with the relevant provisions in the Master Agreement, the relevant Designated Transaction and Confirmations):

(a)	by the Lenders to the Agent; or

(b)	by the Borrower to the Agent, the Security Trustee or any Lender

under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(i)	by not later than 11.00 a.m. (New York City time) on the due date;

(ii)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(iii)
to the account designated "Paragon financing account" at Commerzbank AG, Hamburg Branch (Account No.: 620346700USD, SWIFT Code: COBADEFF208 via correspondent bank Commerzbank AG, New York COBAUS3XX), under reference "Paragon Shipping Inc.- US$57 million facility) or to such other account with such other bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties; and

(iv)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

16.2	Payment on non-Business Day

If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

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16.3	Basis for calculation of periodic payments

All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4	Distribution of payments to Creditor Parties

Subject to Clauses 163, 16.6 and 16.7:

(a)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

16.5	Permitted deductions by Agent

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

16.6	Agent only obliged to pay when monies received

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

16.7	Refund to Agent of monies not received

If and to the extent that the Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or the Lender concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8	Agent may assume receipt

Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9	Creditor Party accounts

Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Master Agreement, the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

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16.10	Agent's memorandum account

The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Security Party under the Master Agreement and the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.11	Accounts prima facie evidence

If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall, absent manifest error, be prima facie evidence that that amount is owing to that Creditor Party.

17	APPLICATION OF RECEIPTS

17.1	Normal order of application

Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents and the Master Agreement in the following order and proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrower under Clauses 20, 21 and 22 of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document or in the Master Agreement);

(ii)
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents and the Master Agreement (and, for this purpose, the expression "interest" shall include any net amount which the Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of the Master Agreement but shall have failed to pay or deliver to the relevant Swap Bank at the time of application or distribution under this Clause 17); and

(iii)
thirdly, in or towards repayment pro rata of the Loan and the Swap Exposure of the Swap Bank (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or the Master Agreement but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a); and

(c)	THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

17.2	Variation of order of application

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The Agent may, with the authorisation of all Lenders and the Swap Bank by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3	Notice of variation of order of application

The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4	Appropriation rights overridden

This Clause 17 and any notice which the Agent gives under Clause 17.3 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

18	APPLICATION OF EARNINGS

18.1	Payment of Earnings and Swap Payments

The Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (subject only to the provisions of the relevant General Assignments), all the Earnings of each Ship are paid to the Earnings Account for that Ship.

18.2	Monthly retentions

The Borrower undertakes with each Creditor Party to ensure that, in each calendar month of the Security Period commencing on the date falling 1 month after the Drawdown Date and on the same day in each subsequent month, there is transferred to the Retention Account out of the aggregate Earnings received in the Earnings Accounts during the preceding calendar month:

(a)	one-third of the amount of the Repayment Instalment falling due under Clause 8.1 on the next Repayment Date; and

(b)	the relevant fraction of the aggregate amount of interest on the Loan which is payable on the next due date for payment of interest under this Agreement.

The "relevant fraction" in relation to paragraph (b), is a fraction of which the numerator is 1 and the denominator the number of months comprised in the then current Interest Period applicable to the Loan (or, if the current Interest Period ends after the next date for payment of interest under this Agreement, the number of months from the later of the commencement of the current Interest Period or the last due date for payment of interest to the next date for payment of interest under this Agreement.

18.3	Shortfall in Earnings

If the aggregate Earnings received are insufficient in any month for the required amount to be transferred to the Retention Account under Clause 18.2, the Borrower shall make up the amount of the insufficiency on demand from the Agent; but, without thereby prejudicing the Agent's right to make such demand at any time, the Agent may, if so authorised by the Majority Lenders, permit the Borrower to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 18.2 from the Earnings received in the next or subsequent months.

18.4	Application of retentions

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Until an Event of Default occurs, the Agent shall on each due date for the payment of interest under this Agreement distribute to the Lenders in accordance with Clause 16.4 so much of the then balance on the Retention Account as equals:

(a)	any Repayment Instalment due in accordance with Clause 8.1 on that interest payment date; and

(b)	the amount of interest payable on that interest payment date in discharge of the Borrower's liability for that Repayment Instalment or that interest.

18.5	Interest accrued on Retention Account

Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Retention Account.

18.6	Release of accrued interest

Interest accruing under Clause 18.5 shall be released to the Borrower on each interest payment date unless an Event of Default or a Potential Event of Default has occurred or the then credit balance on the Retention Account is less than what would have been the balance had the full amount required by Clause 18.2 (and Clause 18.3, if applicable) been transferred in that and each previous month.

18.7	Location of accounts

The Borrower shall promptly:

(a)	comply, and ensure that the Owners comply, with any requirement of the Agent as to the location or re-location of any Earnings Account or the Retention Account;

(b)
execute, and ensure that the Owners execute, any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts (or any of them) and the Retention Account.

18.8	Debits for expenses etc.

The Agent shall be authorised by the Borrower (but not obliged) from time to time to debit the Earnings Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.

18.9	Borrower' obligations unaffected

The provisions of this Clause 18 do not affect:

(a)	the liability of the Borrower to make payments of principal and interest on the due dates; or

(b)	any other liability or obligation of the Borrower or any Security Party under any Finance Document.

19	EVENTS OF DEFAULT

19.1	Events of Default

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An Event of Default occurs if:

(a)	the Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of Clause 9.2, 11.2, 11.3, 11.4, 11.6, 11.7, 12.2, 12.3, 12.4, 12.5, 12.6, 13.2, 15.1, 18.1, 18.2 or 3.4 of the Amending and Restating Agreement; or

(c)
any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b) above) if, in the opinion of the Majority Lenders, such default is capable of remedy, and such default continues unremedied 10 days after written notice from the Agent requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in the Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c) above); or

(e)
any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in the Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes unable to pay its debts as they fall due; or

(ii)
any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress, in respect of a sum of, or sums aggregating, $100,000 or more or the equivalent in another currency; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

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(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)
any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)
a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)
any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or

53

agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)	in a country other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or

(h)
the Borrower or any Security Party ceases or suspends carrying on or changes the nature of its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)
for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security interest created by, a Finance Document; or

(j)
any consent necessary to enable any Owner to own, operate or charter a Ship or to enable the Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)
without the prior written consent of the Majority Lenders, a change has occurred or probably has occurred after the date of this Agreement in the legal ownership of any of the shares in any Owner or in the ultimate control of the voting rights attaching to any of those shares; or

(l)
any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)
either (i) the Bodouroglou Family ceases to own at least 10 per cent. either directly or indirectly of the share capital of the Borrower or (ii) any person unaffiliated to the Bodouroglou Family (in the opinion of the Majority Lenders) acquires more than 49 per cent. of the share capital of the Borrower, without the prior written consent of the Agent (with the authorisation of the Majority Lenders); or

(n)
either (i) Mr. Michael Bodouroglou ceases to be the Chairman and CEO of the Borrower or (ii) there is a material change in the composition of the board of directors or significant change in the executive management of the Borrower, without the prior written consent of the Agent (with the authorisation of the Majority Lenders); or

(o)	the security constituted by a Finance Document is in any way imperilled or in jeopardy;

(p)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of any Security Party; or

(ii)	any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person

54

in the light of which the Majority Lenders consider that there is a significant risk that the Borrower or any Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents and the Master Agreement as they fall due; or

(q)	any of the following occurs in relation to the Master Agreement:

(i)	notice of an Early Termination Date is given by the Agent under Section 6(a) of the Master Agreement; or

(ii)	a person entitled to do so gives notice of Early Termination Date under Section (b) of the Master Agreement; or

(iii)	an Event of Default (as defined in Section 14 of the Master Agreement) occurs and is continuing ; or

(iv)
the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent, acting with the authorisation of the Majority Lenders.

19.2	Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default, which is continuing:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)
serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(ii)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii) above, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)
the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii) above, the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

19.3	Acceleration of Loan

On the service of a notice under paragraph (a)(ii) of Clause 19.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.4	Multiple notices; action without notice

The Agent may serve notices under paragraphs (a) (i) and (ii) of Clause 19.2 simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in that Clause if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.5	Notification of Creditor Parties and Security Parties

The Agent shall send to each Lender, the Swap Bank, the Security Trustee and each Security Party a copy of the text of any notice which the Agent serves on the Borrower under Clause 19.2; but the notice shall become effective when it is served on the Borrower, and no failure

55

or delay by the Agent to send a copy of the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.

19.6	Creditor Parties' rights unimpaired

Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or the Swap Bank under a Finance Document, the Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.7	Exclusion of Creditor Party liability

No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

19.8	Relevant Persons

In this Clause 19 "a Relevant Person" means the Borrower, a Security Party and any other member of the Group; but excluding any company which is dormant and the value of whose gross assets is $50,000 or less.

19.9	Interpretation

In Clause 19.1(1) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) "petition" includes an application.

19.10	Position of the Swap Bank

Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of the Swap Bank except to the extent that the Swap Bank is also a Lender.

20	FEES AND EXPENSES

20.1	Facility fees

The Borrower shall pay to the Agent a non-refundable up-front fee in the amount and the manner set out in the Amending and Restating Agreement.

20.2	Costs of negotiation, preparation etc.

The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution

56

or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document (including, without limitation, any legal fees (which shall include, for the avoidance of doubt, the fees incurred by the Agent with respect to the legal opinions referred to in Schedule 4) or out of pocket expenses and printing expenses).

20.3	Costs of variations, amendments, enforcement etc.

The Borrower shall pay to the Agent, on the Agent's demand, the amount of all expenses (including, without limitation, any legal fees or expenses) incurred by a Lender in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Majority Lenders or the Lender concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuations of any security provided or offered under Clause 15 or any other matter relating to such security;

(d)
such circumstances where the Agent, in its absolute opinion, considers that there has been a material change to the insurances in respect of a Ship, the review of the insurances of that Ship pursuant to Clause 13.18;

(e)
any step taken by the Lender concerned or the Swap Bank concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (e) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4	Documentary taxes

The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax.

20.5	Certification of amounts

A notice which is signed by two officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES

21.1	Indemnities regarding borrowing and repayment of Loan

The Borrower shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all expenses, liabilities and losses which are incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

57

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19;

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2	Breakage costs

Without limiting its generality, Clause 21.1 covers any liability, expense or loss, including a loss of a prospective profit, incurred by a Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

21.3	Miscellaneous indemnities

The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind ("liability items") which may be made or brought against, or incurred by, the relevant Creditor Party, in any country, in relation to:

(a)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document;

(b)
any other event, matter or question which occurs or arises at any time during the Security Period and which has any connection with, or any bearing on, any Finance Document, any payment or other transaction relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by a Finance Document, other than liability items which are shown to have been caused by the gross negligence or the wilful misconduct of the relevant Creditor Party's own officers or employees.

21.4	Extension of indemnities; environmental indemnity

Without prejudice to its generality, Clause 21.3 covers:

(a)	any matter which would be covered by Clause 21.3 if any of the references in that Clause to a Lender were a reference to the Agent or (as the case may be) to the Security Trustee; and

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(b)	any liability items which arise, or are asserted, under or in connection with any law relating to safety at sea, pollution, the protection of the environment, the ISM Code or the ISPS Code.

21.5	Currency indemnity

If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)	making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.5, the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (Hamburg time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.5 creates a separate liability of the Borrower which is distinct from its other liabilities under the Master Agreement and the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.6	Certification of amounts

A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.7	Sums deemed due to a Lender

For the purposes of this Clause 21, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

21.8	Application to Master Agreement

For the avoidance of doubt, Clause 21.5 does not apply in respect of sums due from the Borrower to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of the Master Agreement shall apply.

22	NO SET-OFF OR TAX DEDUCTION

22.1	No deductions

All amounts due from the Borrower under a Finance Document shall be paid:

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(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

22.2	Grossing-up for taxes

If the Borrower is required by law to make a tax deduction from any payment:

(a)	the Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)	the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3	Evidence of payment of taxes

Within 1 month after making any tax deduction, the Borrower concerned shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

22.4	Exclusion of tax on overall net income

In this Clause 22 "tax deduction" means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party's overall net income.

22.5	Application to the Master Agreement

For the avoidance of doubt, Clause 22 does not apply in respect of sums due from the Borrower to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply or to any payment netting or close-out netting arrangement agreed in the Master Agreement.

23	ILLEGALITY, ETC

23.1	Illegality

This Clause 23 applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation, for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2	Notification of illegality

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The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3	Prepayment

On the Agent notifying the Borrower under Clause 23.2, on the date specified in the Notifying Lender's notice under Clause 23.1 as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender's Contribution in accordance with Clause 8.

23.4	Mitigation

If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement, the Master Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24	INCREASED COSTS

24.1	Increased costs

This Clause 24 applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying Lender considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or regulation or an alteration after the date of this Agreement in the manner in which a law or regulation is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Notifying Lender's overall net income); or

(b)
complying with regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement,

Notifying Lender (or a parent company of it) has incurred or will incur an "increased cost".

24.2	Meaning of "increased cost"

In this Clause 24, "increased cost" means, in relation to a Notifying Lender:

(a)
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums; or

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

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(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement,

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22 or an item arising directly out of the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004, in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its affiliates.

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its liabilities and assets) on such basis as it considers appropriate.

24.3	Notification to Borrower of claim for increased costs

The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

24.4	Payment of increased costs

The Borrower shall pay to the Agent, at the end of any Interest Period during which the Agent makes demand, for the account of the Notifying Lender, the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5	Notice of prepayment

If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.3, the Borrower may give the Agent not less than 14 days' notice of its intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

24.6	Prepayment

A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower's notice of intended prepayment and on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost (if any).

24.7	Application of prepayment

Clause 8 shall apply in relation to the prepayment.

25	SET-OFF

25.1	Application of credit balances

Each Creditor Party may without prior notice:

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(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents and the Master Agreement; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2	Existing rights unaffected

No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3	Sums deemed due to a Lender

For the purposes of this Clause 25, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

26	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1	Transfer by Borrower

The Borrower may not, without the prior written consent of the Agent, such consent not to be unreasonably withheld, given on the instructions of all the Lenders:

(a)	transfer any of its rights or obligations under any Finance Document; or

(b)	enter into any merger, de-merger or other reorganisation, or carry out any other act, as a result of which any of its rights or liabilities would vest in, or pass to, another person.

26.2	Transfer by a Lender

Subject to Clause 26.5, a Lender (the "Transferor Lender") may at any time, cause its rights in respect of all or part of its Contribution to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 4 with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Deed.

A transfer pursuant to this Clause 26.2 shall:

(i)	require the prior written consent of the Agent; and

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(ii)	be effected without the consent of the Borrower but with prior discussions with the Borrower in respect of the Transferee Lender.

(ii)

26.3	Transfer Certificate, delivery and notification

As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security Trustee and each of the Lenders;

(b)	on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above.

26.4	Effective Date of Transfer Certificate

A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 26.3 on or before that date.

26.5	No transfer without Transfer Certificate

No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6	Lender re-organisation; waiver of Transfer Certificate

However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the successor shall automatically and without any further act being necessary become a Lender with the same Contribution as were held by the predecessor Lender.

26.7	Effect of Transfer Certificate

A Transfer Certificate takes effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender;

(b)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender (or the part thereof specified in the Transfer Certificate);

(c)
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(d)	any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked

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had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed;

(e)
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.5 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(f)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8	Maintenance of register of Lenders

During the Security Period the Agent shall maintain a register in which it shall record the name, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 5 Business Days prior notice.

26.9	Reliance on register of Lenders

The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10	Authorisation of Agent to sign Transfer Certificates

The Borrower, the Security Trustee, each Lender and the Swap Bank irrevocably authorises the Agent to sign Transfer Certificates on its behalf.

26.11	Registration fee

In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $2,000 from the Transferor Lender or (at the Agent's option) the Transferee Lender.

26.12	Sub-participation; subrogation assignment

A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13	Disclosure of information

A Lender may disclose to a potential Transferee Lender or sub-participant any information which the Lender has received in relation to the Borrower, any Security Party or their affairs

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under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

26.14	Change of lending office

A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26.15	Notification

On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16	Replacement of Reference Bank

If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5.5 then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank's appointment shall cease to be effective.

26.17	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from the Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by the Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27	VARIATIONS AND WAIVERS

27.1	Variations, waivers etc. by Majority Lenders

Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a

66

provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2	Variations, waivers etc. requiring agreement of all Lenders

However, as regards the following, Clause 27.1 applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender and the Swap Bank":

(a)	a reduction in the Margin or in the definition of LIBOR;

(b)	a change to the date for, or the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	a change to any Lender's Contribution;

(d)	an extension of the Availability Period;

(e)	a change to the definition of "Majority Lenders" or "Finance Documents";

(f)	a change to the preamble or to Clause 2, 3, 4, 5.1, 8.1, 8.2, 17, 18, 19 or 30;

(g)	a change to this Clause 27;

(h)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(i)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.

27.3	Exclusion of other or implied variations

Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement, another Finance Document or the Master Agreement; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or a Security Party of an obligation under the Master Agreement, a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document, the Master Agreement or by the general law,

and there shall not be implied into any Finance Document or the Master Agreement any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28	NOTICES

28.1	General

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Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by registered letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications

A notice shall be sent:

(a)	to the Borrower:	Paragon Shipping Inc.
15 Karamanli Street
166 73 Voula
Greece
Fax No: +(30) 210 891 4600
Attn: the Chief Financial Officer

(b)	to a Lender:	At the address opposite its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate; and

(c)	the Agent and	Commerzbank AG
	the Security Trustee:	NCA DSB
Domstra8e 18
20095 Hamburg
Germany

Fax No: +(49) 40 37 699 649
Attn: Claas Ringleben/Carlo Glaeser

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders and the Security Parties.

28.3	Effective date of notices

Subject to Clauses 28.4 and 28.5:

(a)	a notice which is delivered personally shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)
a notice which is delivered by registered letter shall be deemed to be served, and shall take effect, 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at the relevant address; and

(c)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4	Service outside business hours

However, if under Clause 28.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5	Illegible notices

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Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6	Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7	English language

Any notice under or in connection with a Finance Document shall be in English.

28.8	Meaning of "notice"

In this Clause "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

28.9	Electronic communication

(a)
Any communication to be made between the Agent or the Security Trustee and a Lender or the Swap Bank under or in connection with the Master Agreement and the Finance Documents may be made by electronic mail or other electronic means, if the   Agent, the Security Trustee and the relevant Lender or the Swap Bank:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agent and a Lender or the Security Trustee or the Swap Bank will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or the Swap Bank to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose.

29	SUPPLEMENTAL

29.1	Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents or the Master Agreement give to each Creditor Party are:

(a)	cumulative;

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(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document or the Master Agreement explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

29.2	Severability of provisions

If any provision of a Finance Document or the Master Agreement is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document and the Master Agreement or of the provisions of any other Finance Document and the Master Agreement.

29.3	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

29.4	Counterparts

A Finance Document may be executed in any number of counterparts.

30	LAW AND JURISDICTION

30.1	English law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

30.2	Exclusive English jurisdiction

Subject to Clause 30.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

30.3	Choice of forum for the exclusive benefit of the Creditor Parties

Clause 30.2 is for the exclusive benefit of the Creditor Parties, which reserves the rights:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.

30.4	Process Agent

The Borrower irrevocably appoints HTD Services Limited at their office for the time being, presently at lrongate House, Duke's Place, London EC3A 7HX, England, to act as its process agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

30.5	Creditor Party rights unaffected

Nothing in this Clause 30 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with

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regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

30.6	Meaning of "proceedings" and "Dispute"

In this Clause 30, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

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SCHEDULE 1

LENDERS

Lender	Lending Office	Contribution (US Dollars)

Commerzbank AG	Domstra8e 18 20095 Hamburg Germany	57,000,000

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SCHEDULE 2

DETAILS OF SHIPS AND OWNERS

1	Name of Ship:	"PEARL SEAS"
	Flag:	Marshall Islands
	IMO Number:	393260
	Official Number:	2965
	Dwt:	74,473
	Class Society and notation:	RINA (C; Bulk Carrier ESP; AUT-UMS)
	Year built:	2006
	Owner:	Donna Marine Co.

2	Name of Ship:	"SAPPHIRE SEAS"
	Flag:	Liberia
	IMO Number:	9301146
	Official Number:	13497
	Dwt:	53,702
	Class Society and notation:	Germanischer Lloyd Hull 100 A5 ESP 1W C1D11 Bulk Carrier, Machinery MC AUT
	Year built:	2005
	Owner:	Protea International Inc.

3	Name of Ship:	"DIAMOND SEAS"
	Current Flag:	Liberia
	IMO Number:	9244219
	Official Number:	13494
	Dwt:	74,274
	Class Society and notation:	Lloyd's Register 100A1 bulk carrier, strengthened for heavy cargoes, holds 2,4,6 may be empty, ESN ESP, LI LMC UMS
	Year built:	2001
	Owner:	Reading Navigation Co.

73

SCHEDULE 3

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a).

1	A duly executed original of each of:

(a)	this Agreement;

(b)	the Agency and Trust Deed;

(c)	the Master Agreement;

(d)	the Guarantees;

(e)	the Master Agreement Assignment;

(f)	the Shares Security Deeds;

(g)	the Earnings Accounts Pledges;

(h)	the Retention Account Pledge; and

(i)	the Reserve Account Pledge.

2	Copies of the certificate of incorporation and constitutional documents of the Borrower and each Security Party.

3
Copies of resolutions of the shareholders and directors of the Borrower and of each Owner authorising the execution of each of the Finance Documents and the Master Agreement to which the Borrower or that Owner is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement.

4	The original of any power of attorney under which any Finance Document and the Master Agreement are executed on behalf of the Borrower and an Owner.

5	Copies of all consents which the Borrower and any Owner requires to enter into, or make any payment under, any Finance Document or the Master Agreement.

6	The originals of any mandates or other documents required in connection with the opening or operation of each Earnings Account, the Retention Account and the Reserve Account.

7	Evidence satisfactory to the Agent that each Owner is a direct or indirect wholly-owned subsidiary of the Borrower.

8	All documentation required by each Creditor Party in relation to the Borrower and any Security Party pursuant to that Creditor Party's "know your customer" requirements.

9	Documentary evidence that the Agent for service of process named in Clause 30 has accepted its appointment.

10	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and Liberia, and such other relevant jurisdictions as the Agent may require.

74

11	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART B

The following are the documents referred to in Clause 9.1(b).

1	A duly executed original of each of the Mortgages, the General Assignments and the Approved Charter Assignments (and of each document to be delivered by each of them).

2	Evidence that an amount of not less than $3,000,000 is standing to the credit of the Reserve Account.

3	Documentary evidence that:

(a)	each Ship is definitively and permanently registered in the name of its Owner under the applicable Approved Flag;

(b)	each Ship is in the absolute and unencumbered ownership of its Owner save as contemplated by the Finance Documents to which that Owner is a party;

(c)
each Ship maintains the highest available class with such first-class classification society which is a member of IACS as the Agent may approve free of all overdue recommendations and conditions of such classification society;

(d)
each Mortgage relative to a Ship has been duly registered against that Ship as a valid first preferred or, as the case may be, priority statutory mortgage in accordance with the laws of applicable Approved Flag State; and

(e)	each Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of such insurances have been complied with.

4	Documents establishing that each Ship will, as from the Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)	the Manager's Undertaking in relation to each Ship; and

(b)
copies of the Approved Manager's Document of Compliance and each Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.

5
Two valuations (at the cost of the Borrower) of each Ship addressed to the Agent, stated to be for the purpose of this Agreement and dated not earlier than 15 days before the Drawdown Date, each from an Approved Broker.

6
A compliance certificate (in the form set out in Schedule 6) demonstrating the compliance by the Borrower (or not, as the case may be) with the provisions of Clause 12.4 (such compliance to be determined by reference to the unaudited quarterly consolidated accounts of the Group for the 3-month ended 30 June 2011) signed by the chief financial officer of the Borrower.

7	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and Liberia and such other relevant jurisdictions as the Agent may require.

8	A favourable opinion (at the cost of the Borrower) from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances of the Ships as the Agent may require.

75

9
If the Agent so requires, each of the documents specified in paragraphs 2, 3 and 5 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower.

76

SCHEDULE 4

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:           Commerzbank AG for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee and each Lender, as defined in the Loan Agreement referred to below.

[                           ]

1
This Certificate relates to a Loan Agreement (as amended and restated by an Amending and Restating Agreement dated 8 February 2013, the "Loan Agreement") dated [●] 2011 and made between (1) Paragon Shipping Inc. as borrower (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) Commerzbank AG as Agent, (4) Commerzbank AG as Arranger (5) Commerzbank AG as Security Trustee and (6) Commerzbank AG as Swap Bank in respect of a term loan facility of up to US$57,000,000.

2	In this Certificate:

"the Relevant Parties" means the Agent, the Borrower, each Security Party, the Security Trustee, the Swap Bank and each Lender;

"the Transferor" means [full name] of [lending office];

"the Transferee" means [full name] of [lending office].

Terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate.

3	The effective date of this Certificate is …………..201……….Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4
The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [        ] per cent. of the Contribution outstanding to the Transferor (or its predecessors in title) which is set out below:

Contribution	Amount transferred

5
By virtue of this Transfer Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[         ]] [from [ ] per cent. of its Commitment, which percentage represents $[        ]] and the Transferee acquires a Commitment of $[         ].

77

6
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party:

(i)	that the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)	that this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above;

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

9	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each other Finance Document;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, the Swap Bank or any Lender in the event that:

(i)	the Finance Documents prove to be invalid or ineffective,

(ii)	the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under the Finance Documents;

(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or any Security Party under the Finance Documents;

(c)
agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, the Swap Bank or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)
warrants to the Transferor and each Relevant Party (i) that it has full capacity to enter into this transaction and has taken all corporate action and obtained all official consents which it needs to take or obtain in connection with this transaction; and (ii) that this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10
The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except

78

such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.

11
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 above as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]
By:	By:
Date:	Date:

Agent

Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party
COMMERZBANK AG
By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person

(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person

(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

Note: This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or

79

Transferee's jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

To:          Commerzbank AG
Domstraße 18
20095 Hamburg
Germany

[!] 200[!]

Dear Sirs,

We refer to a loan agreement dated 12 August 2011 (as amended and restated by the Amending and Restating agreement dated 8 February 2013, the "Loan Agreement") made between (amongst others) yourselves and ourselves in relation to a secured term loan facility of $57,000,000.

Words and expressions defined in the Loan Agreement shall have the same meaning when used in this compliance certificate.

We enclose with this certificate a copy of the [audited]/[unaudited] consolidated accounts for the Group for the [Financial Year] [3-month period] ended [!]. The accounts (i) have been prepared in accordance with all applicable laws and GAAP all consistently applied, (ii) give a true and fair view of the state of affairs of the Group at the date of the accounts and of its profit for the period to which the accounts relate and (iii) fully disclose or provide for all significant liabilities of the Group.

We also enclose copies of the valuations of all the Fleet Vessels which were used in calculating the Market Value Adjusted total Assets of the Group as at [!].

The Borrower represents that no Event of Default or Potential Event of Default has occurred as at the date of this certificate [except for the following matter or event [set out all material details of matter or event]]. In addition as of [!], the Borrower confirms compliance with the financial covenants set out in Clause 12.4 of the Loan Agreement for the 3 months ending as of the date to which the enclosed accounts are prepared.

We now certify that, as at [!]:

(a)	the Market Value Adjusted Net Worth of the Group is [!]; and

(b)	Liquid Assets available to the Group are $ [!] in aggregate of which, an aggregate amount of $ [!] is standing to the credit of the Reserve Account;

(c)	the ratio of Maximum Net Debt to Total Assets is [!]; and

(d)	FINANCIAL COVENANT (TBC).

This certificate and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

__________________________
[!]

80

Chief Financial Officer of
Paragon Shipping Inc.

81

SCHEDULE 6

MANDATORY COST FORMULA

1
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the Loan) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in the Loan) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01
300	per cent. per annum

Where:

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Lenders to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	"Special Deposits" has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)
"Participating Member State" means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

(e)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6	If requested by the Agent, each Lender lending from a lending office in the United Kingdom shall, as soon as practicable after publication by the Financial Services Authority, supply to

82

the Agent, the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Lender.

7
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8
The rates of charge of each Lender lending from a lending office in the United Kingdom for the purpose of calculating E shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 6 and 7 above.

11
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties

83

SCHEDULE 7

DESIGNATION NOTICE

To:          Commerzbank AG
Domstraße 18
20095 Hamburg
Germany
[!]

Dear Sirs

Loan Agreement dated [!] August 2011 (as amended and restated by an Amending and Restating Agreement dated 8 February 2013) made between (inter alia) (i) ourselves as Borrower, (ii) the Lenders and (iii) yourselves as Agent, Arranger, Swap Bank and Security Trustee (the "Loan Agreement")

We refer to:

1	the Loan Agreement;

2	the Master Agreement dated [!] made between ourselves and [!]; and

3	a Confirmation delivered pursuant to the said Master Agreement dated [!] and addressed by [!] to us.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully,

…………………………………
for and on behalf of
PARAGON SHIPPING INC.

84

EXECUTION PAGES

BORROWER

SIGNED by	)
for and on behalf of	)
PARAGON SHIPPING INC.	)

LENDERS

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

SWAP BANK

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

AGENT

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

SECURITY TRUSTEE

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

ARRANGER

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG	)

Witness to all the	)
above signatures	)
Name:
Address:

85

APPENDIX 2

FORM OF MORTGAGE ADDENDUM

m.v. "PEARL SEAS"

ADDENDUM TO FIRST PREFERRED MARSHALL ISLANDS MORTGAGE

THIS ADDENDUM made on the 8th day of February 2013

BETWEEN:

(1)
DONNA MARINE CO., a corporation incorporated in the Republic of The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner", which expression shall include its successors and permitted assigns); and

(2)	COMMERZBANK AG, acting through its office at Domstrape 18, 20095 Hamburg, Germany (the "Security Trustee", which expression includes its successors and assigns)

IS SUPPLEMENTAL to a first preferred Marshall Islands ship mortgage dated 18 August 2011 over m.v. "PEARL SEAS" having Official No. 2965 (the "Ship"), executed by the Owner in favour of the Security Trustee duly recorded in the Office of the Maritime Administrator of the Republic of the Marshall Islands on 18 August 2011 at 03:08 P.M., E.E.S.T. at Piraeus, Greece (18 August 2011 at 08:08 AM., E.D.S.T. in the Central Office of the Maritime Administrator) in Book PM 22 at Page 607 (the "Mortgage").

WHEREAS:

(A)
By a loan agreement dated 12 August 2011 (the "Loan Agreement") and made between (i) Paragon Shipping Inc. as borrower (the "Borrower"), (ii) the banks and financial institutions listed in Schedule 1 therein as lenders (the "Lenders"), (iii) Commerzbank AG as agent and arranger, (iv) Commerzbank AG as swap bank (the "Swap Bank") and (v) the Security Trustee, the Lenders made available to the Borrower a secured term loan facility of (originally) up to $57,000,000. The principal and outstanding amount under the Loan Agreement on the date hereof is $50,550,000.

(B)
By a Master Agreement (on the 2002 Master Agreement) dated 12 August 2011 and made between the Borrower and the Swap Bank, the Borrower has entered into or may enter into Transactions (as such term is defined in the Master Agreement) pursuant to separate Confirmations (as such term is defined in the Master Agreement) providing for, amongst other things, the payment of certain amounts by the Borrower to the Swap Bank. The Master Agreement, all Transactions from time to time entered into or Confirmations exchanged under the Master Agreement and any amending, supplemental or replacement agreements are hereinafter called the "Master Agreement".

(C)
By an Agency and Trust Deed dated 12 August 2011 and entered into pursuant to the Loan Agreement and the Master Agreement it was agreed that the Security Trustee would hold the Trust Property (as such term is defined in the Loan Agreement) on trust for the Lenders and the Swap Bank.

(D)	By a guarantee dated 12 August 2011 executed by the Owner in favour of the Security Trustee the Owner has guaranteed the obligations of the Borrower under the Loan Agreement and the Master Agreement.

(E)
Pursuant to the terms of an amending and restating agreement dated 8 February 2013 (the "Amending and Restating Agreement") amending and restating the Loan Agreement and made between (i) the Borrower, (ii) the Owner, Reading Navigation Co. and Protea International Inc. as owners, (iii) the Lenders, (iv) Commerzbank AG as agent and arranger, (v) the Swap Bank and (vi) the Security Trustee, the Lenders have agreed (inter alia) to amend the Loan Agreement in accordance with the terms and conditions therein contained. A copy of the form of the Amending and Restating Agreement is annexed hereto and forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage.

(F)	The agreement of the Lenders contained in the Amending and Restating Agreement is conditional upon (inter alia) the execution of this Addendum.

NOW THIS ADDENDUM WITNESSETH AND IT IS HEREBY AGREED

1
In consideration of the premises and other good valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Ship to the Security Trustee as security for the obligations of the Owner under the Loan Agreement as amended and restated by the Amending and Restating Agreement.

2
Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Loan Agreement, the Amending and Restating Agreement and the Mortgage shall bear the same meanings when used in this Addendum.

3	In consideration of the premises and pursuant to the Amending and Restating Agreement, with effect on and from the date hereof the following amendments shall be (and are hereby) made to the Mortgage:

(a)
by construing references in the Mortgage to the "Loan Agreement" to mean, wherever the context so admits, references to the Loan Agreement as amended and restated by the Amending and Restating Agreement; and

(b)
by construing references in the Mortgage to "this Mortgage", "hereunder", "herein" and other such like terms to mean, wherever the context so admits, references to the Mortgage as amended and supplemented by this Addendum.

4	Clause 14.1 of the Mortgage is amended to read:

"Total amount. For the purpose of recording this Mortgage as required by Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended, the total amount of the direct and contingent obligations secured by this Mortgage is (a) $50,550,000 in respect of the Loan and (b) $14,000,000 in respect of the Swap Exposure, together with interest, fees, commissions and performance of mortgage covenants. The date of maturity of this Mortgage is on demand and there is no separate discharge amount."

5
Save to the extent that it is varied hereby the Mortgage shall continue in full force and effect as a continuing security for the amounts thereby secured, is hereby ratified and confirmed by the Owner, and the Mortgage and this Addendum shall be read and construed as one document. The parties expressly declare that nothing contained in this Addendum shall constitute a novation of the original obligations contained in the Mortgage.

6

(a)	The Owner will cause this Addendum to be recorded against the Ship in accordance with the provisions of Marshall Islands mortgage law and practice.

(b)
The Owner hereby further undertakes at its own expense, to sign, perfect, do and (if required) register every such assurance, document, act or thing desirable for the purpose of perfecting the security constituted or intended to be constituted by the Mortgage and this Addendum.

IN WITNESS WHEREOF the Owner and the Security Trustee have caused this Addendum to be duly executed the date and year first before written.

DONNA MARINE CO.

By:
Name:
Title: Attorney-in-Fact

COMMERZBANK AG

By:
Name:
Title: Attorney-in-Fact

ACKNOWLEDGEMENT OF ADDENDUM TO A FIRST PREFERRED MORTGAGE
DATED 8 FEBRUARY 2013

CITY OF PIRAEUS	)
) S.S.
PREFECTURE OF ATTICA	)
REPUBLIC OF GREECE	)

On this 8th day of February 2013 before me personally appeared                                    known to me who being by me duly sworn did depose and say that she/he resides at 15 Karamanli Avenue, 166 73 Voula, Greece; that she/he is an attorney-in-fact for DONNA MARINE CO., the Marshall Islands corporation described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by order of the Directors of said Corporation.

__________________________
Special Agent of the Republic
of the Marshall Islands

CITY OF PIRAEUS	)
) S.S.
PREFECTURE OF ATTICA	)
REPUBLIC OF GREECE	)

On this 8th day of February 2013 before me personally appeared                                           known to me who being by me duly sworn did depose and say that she/he resides at Akti Miaouli 89 & Mavrokordatou 4, 185 38 Piraeus, Greece; that she/he is an attorney-in-fact for COMMERZBANK AG, the bank described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by order of the Board of Directors of said bank.

_________________________
Special Agent of the Republic
of the Marshall Islands

m.v. "DIAMOND SEAS"

ADDENDUM TO FIRST PREFERRED LIBERIAN MORTGAGE

THIS ADDENDUM made on the 8th day of February 2013

BETWEEN:

(1)
READING NAVIGATION CO., a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the "Owner", which expression shall include its successors and permitted assigns); and

(2)	COMMERZBANK AG, acting through its office at Domstrape 18, 20095 Hamburg, Germany (the "Security Trustee", which expression includes its successors and assigns)

IS SUPPLEMENTAL to a first preferred Liberian ship mortgage dated 18 August 2011 over m.v. "DIAMOND SEAS" having Official No. 13494 (the "Ship"), executed by the Owner in favour of the Security Trustee duly recorded in the Office of the Deputy Commissioner Maritime Affairs of the Republic of Liberia on 18 August 2011 at 9:02 AM, E.D.S.T. in Book PM 63 at Page 580 (the "Mortgage").

WHEREAS:

(A)
By a loan agreement dated 12 August 2011 (the "Loan Agreement") and made between (i) Paragon Shipping Inc. as borrower (the "Borrower"), (ii) the banks and financial institutions listed in Schedule 1 therein as lenders (the "Lenders"), (iii) Commerzbank AG as agent and arranger, (iv) Commerzbank AG as swap bank (the "Swap Bank") and (v) the Security Trustee, the Lenders made available to the Borrower a secured term loan facility of (originally) up to $57,000,000. The principal and outstanding amount under the Loan Agreement on the date hereof is $50,550,000.

(B)
By a Master Agreement (on the 2002 Master Agreement) dated 12 August 2011 and made between the Borrower and the Swap Bank, the Borrower has entered into or may enter into Transactions (as such term is defined in the Master Agreement) pursuant to separate Confirmations (as such term is defined in the Master Agreement) providing for, amongst other things, the payment of certain amounts by the Borrower to the Swap Bank. The Master Agreement, ail Transactions from time to time entered into or Confirmations exchanged under the Master Agreement and any amending, supplemental or replacement agreements are hereinafter called the "Master Agreement".

(C)
By an Agency and Trust Deed dated 12 August 2011 and entered into pursuant to the Loan Agreement and the Master Agreement it was agreed that the Security Trustee would hold the Trust Property (as such term is defined in the Loan Agreement) on trust for the Lenders and the Swap Bank.

(D)	By a guarantee dated 12 August 2011 executed by the Owner in favour of the Security Trustee the Owner guaranteed the obligations of the Borrower under the Loan Agreement and the Master Agreement.

(E)
Pursuant to the terms of an amending and restating agreement dated 8 February 2013 (the "Amending and Restating Agreement") amending and restating the Loan Agreement and made between (i) the Borrower, (ii) the Owner, Donna Marine Co. and Protea International Inc. as owners, (iii) the Lenders, (iv) Commerzbank AG as agent and arranger, (v) the Swap Bank and (vi) the Security Trustee, the Lenders have agreed (inter alia) to amend the Loan Agreement in accordance with the terms and conditions therein contained. A copy of the form of the Amending and Restating Agreement is annexed hereto and forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage.

(F)	The agreement of the Lenders contained in the Amending and Restating Agreement is conditional upon (inter alia) the execution of this Addendum.

NOW THIS ADDENDUM WITNESSETH AND IT IS HEREBY AGREED

1
In consideration of the premises and other good valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Ship to the Security Trustee as security for the obligations of the Owner under the Loan Agreement as amended and restated by the Amending and Restating Agreement.

2
Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Loan Agreement, the Amending and Restating Agreement and the Mortgage shall bear the same meanings when used in this Addendum.

3	In consideration of the premises and pursuant to the Amending and Restating Agreement, with effect on and from the date hereof the following amendments shall be (and are hereby) made to the Mortgage:

(a)
by construing references in the Mortgage to the "Loan Agreement" to mean, wherever the context so admits, references to the Loan Agreement as amended and restated by the Amending and Restating Agreement; and

(b)
by construing references in the Mortgage to "this Mortgage", "hereunder", "herein" and other such like terms to mean, wherever the context so admits, references to the Mortgage as amended and supplemented by this Addendum.

4
Save to the extent that it is varied hereby the Mortgage shall continue in full force and effect as a continuing security for the amounts thereby secured, is hereby ratified and confirmed by the Owner, and the Mortgage and this Addendum shall be read and construed as one document. The parties expressly declare that nothing contained in this Addendum shall constitute a novation of the original obligations contained in the Mortgage.

5

(a)	The Owner will cause this Addendum to be permanently registered against the Ship in accordance with the provisions of Liberian mortgage law and practice.

(b)
The Owner hereby further undertakes at its own expense, to sign, perfect, do and (if required) register every such assurance, document, act or thing desirable for the purpose of perfecting the security constituted or intended to be constituted by the Mortgage and this Addendum.

6
The total amount of the direct and contingent obligations secured by the Mortgage is (i) reduced to $50,550,000 in respect of the Loan and (ii) remains $14,000,000 in respect of the Swap Exposure, together with interest, fees, commissions and performance of mortgage covenants. The date of maturity of the Mortgage remains on demand and there is no separate discharge amount.

IN WITNESS WHEREOF the Owner and the Security Trustee have caused this Addendum to be duly executed the date and year first before written.

READING NAVIGATION CO.

By:
Name:
Title: Attorney-in-Fact

COMMERZBANK AG

By:
Name:
Title: Attorney-in-Fact

ACKNOWLEDGEMENT OF ADDENDUM TO A FIRST PREFERRED MORTGAGE

DATED 8 FEBRUARY 2013

CITY OF PIRAEUS	)
) S.S.
PREFECTURE OF ATTICA	)
REPUBLIC OF GREECE	)

On this 8th day of February 2013 before me personally appeared                            known to me who being by me duly sworn did depose and say that she/he resides at 15 Karamanli Avenue, 166 73 Voula, Greece; that she/he is an attorney in fact for READING NAVIGATION CO., the Liberian corporation described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by order of the Directors of said Corporation.

___________________
Special Agent of the
Republic of Liberia

CITY OF PIRAEUS	)
) S.S.
PREFECTURE OF ATTICA	)
REPUBLIC OF GREECE	)

On this 8th day of February 2013 before me personally appeared                                   known to me who being by me duly sworn did depose and say that she/he resides at Akti Miaouli 89 & Mavrokordatou 4, Piraeus 185 38, Greece; that she/he is an attorney in fact for COMMERZBANK AG, the corporation described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by order of the Board of Directors of said Corporation.

__________________
Special Agent of the
Republic of Liberia